UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CDI Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1717 Arch Street, 35th Floor

Philadelphia, Pennsylvania 19103-2768

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 3, 2012

Dear Shareholder:

The 2012 Annual Meeting of the Shareholders of CDI Corp. will be held in the Trumbauer West Room on the 51st Floor of Three Logan Square, 1717 Arch Street, Philadelphia, Pennsylvania, on Thursday, May 3, 2012 at 10:00 a.m., for the following purposes:

1.	To elect eight directors of CDI;

2.	To approve CDI’s executive compensation in an advisory vote;

3.	To approve the Amended and Restated 2004 Omnibus Stock Plan;

4.	To ratify the appointment of KPMG LLP as CDI’s independent registered public accounting firm for 2012; and

5.	To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

Only shareholders of record on February 27, 2012 are entitled to notice of and to vote at the Annual Meeting. The vote of each shareholder is important to us. If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign and promptly return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States. Most shareholders can also vote their shares over the Internet or by telephone. See the instructions on your proxy card or in the attached Proxy Statement. If you do attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

Brian D. Short, Secretary

Dated: April 4, 2012

Philadelphia, Pennsylvania

1717 Arch Street, 35th Floor

Philadelphia, Pennsylvania 19103-2768

Proxy Statement for Annual Meeting of Shareholders
May 3, 2012

This Proxy Statement and the accompanying proxy card are being mailed to the shareholders of CDI Corp. (which is referred to in this Proxy Statement as “CDI”, “the company” or “we”) beginning on or about April 4, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 3, 2012

The Proxy Statement and the Notice of Annual Meeting of Shareholders

are available at http://investor.shareholder.com/CDI/2012proxy.cfm.

CDI’s Annual Report and Form 10-K for 2011 can also be found at that website.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the 2012 Annual Meeting of Shareholders of CDI Corp. (the “Annual Meeting”). Also, this Proxy Statement contains certain information that the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”) require CDI to provide annually to shareholders. This Proxy Statement is the document used by CDI’s Board of Directors (the “Board”) to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give shareholders an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. The Board has designated Brian D. Short and Craig H. Lewis (who are referred to in this Proxy Statement as the “named proxies”) to vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies.

Where and when is the Annual Meeting being held?

The Annual Meeting will be held on Thursday, May 3, 2012 at 10:00 a.m. in the Trumbauer West Room on the 51st Floor of Three Logan Square, 1717 Arch Street, Philadelphia, Pennsylvania.

What will I be voting on?

1.	The election of eight directors of CDI;
2.	An advisory vote on CDI’s executive compensation;
3.	The approval of the Amended and Restated 2004 Omnibus Stock Plan; and
4.	The ratification of KPMG LLP as CDI’s independent registered public accounting firm for 2012.

What are the Board’s recommendations?

CDI’s Board of Directors recommends the following votes:

1.	Proposal One – FOR the election of the eight persons nominated to serve as directors;
2.	Proposal Two – FOR approval of the executive compensation disclosed in this Proxy Statement;
3.	Proposal Three – FOR approval of the Amended and Restated 2004 Omnibus Stock Plan; and
4.	Proposal Four – FOR approval of KPMG LLP as CDI’s independent registered public accounting firm for 2012.

What options do I have in filling out my proxy card and what happens if I return the proxy card without marking a vote?

The proxy card is in a form that permits you to vote for the election of any or all of the eight nominated directors or to withhold authority to vote for the election of any or all of the eight nominated directors. You can separately approve or disapprove each of Proposals Two, Three and Four, or abstain with respect to any of those proposals.

If you sign and return the proxy card, your shares will be voted (a) for the election of all of the eight nominated directors unless you indicate that authority to do so is withheld, and (b) in favor of Proposals Two, Three and Four, unless you specify a different vote.

Who is entitled to vote on the matters discussed in this Proxy Statement?

You are entitled to vote if you were a shareholder of record of common stock, par value $.10 per share, of CDI (which is referred to throughout this Proxy Statement as “CDI stock”) as of the close of business on February 27, 2012 (the record date). Your shares can be voted at the meeting only if you are present or have submitted a valid proxy. An alphabetical list of CDI’s registered shareholders, showing the name, address and number of shares held by each shareholder as of the record date, will be available for inspection at the Annual Meeting and at our principal office (1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768) for at least five days prior to the Annual Meeting.

How many votes do I have?

You will have one vote for every share of CDI stock you owned on February 27, 2012, the record date for this Annual Meeting.

How many votes can be cast by all shareholders?

19,184,362, which is the number of shares of CDI stock outstanding on the record date. CDI does not have cumulative voting (which is a system used by some companies where shareholders can cast all of their votes for a single nominee when a company has multiple openings on its board of directors).

What is the difference between a registered shareholder and a beneficial holder of shares?

If your shares of CDI stock are registered directly in your name with our transfer agent, Computershare, you are considered to be a “registered shareholder” of those shares. If that is the case, the proxy material has been sent or provided directly to you by our transfer agent.

If your shares of CDI stock are held in a stock brokerage account or by a bank or other nominee, you are considered to be the “beneficial holder” of the shares held for you in what is known as “street name”. If that is the case, the proxy material has been forwarded to you by your broker, bank or nominee, which is considered the shareholder of record of those shares. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form or card included in the proxy material sent to you by your broker, bank or nominee, or by voting via telephone or the Internet. You should follow the voting instructions provided with your proxy material.

What are the ways I can vote?

You can vote in person by completing a ballot at the Annual Meeting (if you are a registered shareholder), or you can vote prior to the meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. Most shareholders can vote by proxy using the Internet, telephone or mail as discussed below.

How do I vote by proxy?

Most shareholders of CDI can vote by proxy using the Internet, telephone or mail.

Voting By Internet:

Registered shareholders can vote by going to the website www.proxyvoting.com/cdi and should have their proxy card with them and follow the instructions online. Beneficial holders who wish to vote their shares on the Internet should have their proxy card or voting instruction form with them, go to the website indicated on the proxy card or voting form and follow the instructions online. If you vote on the Internet, you do not need to mail your proxy card.

Voting By Telephone:

A touch-tone telephone is necessary to vote by telephone. Registered shareholders can vote by dialing 1-866-540-5760 (toll-free in the United States) and should have their proxy card with them and follow the instructions given. Beneficial holders who wish to vote their shares by telephone should have their proxy card or voting instruction form with them, call the toll-free telephone number shown on the proxy card or voting form and follow the instructions. If you vote by telephone, you do not need to mail your proxy card.

Voting By Mail:

If you vote by mail, mark the proxy card or voting instruction form, date and sign it, and mail it in the postage-paid envelope provided.

How is my CDI stock in the company’s 401(k) plan voted?

If you own CDI stock in the CDI Corporation 401(k) Savings Plan (which is referred to in this Proxy Statement as the “401(k) plan”), you will receive a proxy card that will serve as voting instructions to the trustee of that plan. The trustee will vote your shares in the manner you direct. Voting of shares in our 401(k) plan can only be done by mail.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the meeting. You can do this by: (1) voting again on the Internet or by telephone prior to the meeting; (2) signing another proxy card with a later date and mailing it so that it’s received prior to the meeting; or (3) if you are a registered shareholder, by giving written notice of revocation to the Secretary of CDI or by attending the meeting in person and casting a ballot. However, this does not apply to shares held in our 401(k) plan, where once a proxy card is submitted by an account holder, the vote cannot be changed.

If I am a beneficial holder, how are my shares voted if I do not return voting instructions?

Under the rules of the NYSE, brokers that have not received voting instructions from their customers ten days prior to the meeting date may vote their customers’ shares at the brokers’ discretion on the proposals regarding routine matters, which includes our Proposal Four, ratifying the appointment of the independent registered public accounting firm. Under NYSE rules, the other proposals (Proposals One through Three) are considered to be “non-discretionary” items, which mean that your broker cannot vote your shares on those matters if it has not received voting instructions from you. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered to be cast on that proposal.

For the shares held in our 401(k) plan, the plan’s trustee will vote all shares held in a participant’s account in the manner directed by the participant. If a participant fails to direct the voting of shares held in his or her account, those shares will not be voted.

What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of a majority of the number of outstanding shares of CDI stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Since there were 19,184,362 shares of CDI stock outstanding on the record date, 9,592,182 shares are necessary for a quorum at the Annual Meeting.

What vote is required to approve each item (assuming that a quorum is present)?

Directors are elected by a plurality of the votes cast, which means the eight nominees who receive the highest number of votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of CDI stock is entitled to one vote for each of the eight director nominees and there is no cumulative voting. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted as a vote cast for those persons.

Approval of Proposals Two, Three and Four each requires the affirmative vote of a majority of the votes cast on such matter at the Annual Meeting. Shares represented by proxies that reflect broker non-votes will not be considered to be a vote cast on any of Proposals One through Three. Shares represented by proxies that contain abstentions on any proposal will not be considered to be a vote cast on such proposal.

Although the vote described in Proposal Two is required by law, it is not binding on CDI, the Board or the Compensation Committee. However, the Board and the Compensation Committee will take the outcome of this vote into consideration when making future executive compensation decisions.

Who is soliciting proxies on behalf of the company?

The solicitation of proxies is being made by CDI’s Board at the company’s cost, principally by mail. If it appears desirable to do so in order to assure adequate representation of shareholders at the meeting, officers and other employees of CDI may contact shareholders, banks, brokerage firms or nominees by telephone, by e-mail or in person to request that proxies be returned in time for the meeting. No solicitation is being made by specially engaged employees or by paid solicitors.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it comes up at the Annual Meeting?

If any matter that is not described in this Proxy Statement were to properly come before the Annual Meeting, the named proxies intend to vote the shares represented by them as the Board may recommend. At this time, we do not know of any other matters that might be presented for shareholder action at the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy as indicated above until it is voted.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, please note that in order to be admitted to, and vote at, the meeting you may be required to demonstrate that you were a CDI shareholder on February 27, 2012.

If I am a beneficial holder, may I come to the Annual Meeting and vote my shares?

If you want to vote in person at the Annual Meeting and you hold shares of CDI stock in street name, you must obtain a proxy from your broker, bank or nominee and bring that proxy to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

What is householding?

If you and other residents at your mailing address own shares of CDI stock in street name, your broker, bank or other nominee may have notified you that your household will receive only one CDI proxy statement and annual report. This practice is known as “householding” and is designed to reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to this practice. Each shareholder will continue to receive a separate proxy card or voting instruction form.

If you did not receive your own copy of this Proxy Statement or our annual report for 2011, CDI will send a copy to you if you mail a written request to Investor Relations, CDI Corp., 1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768 or call (215) 636-1240. This Proxy Statement is available online at http://investor.shareholder.com/CDI/2012proxy.cfm. The current and past CDI proxy statements and annual reports can also be found at www.cdicorp.com, in the Investor Relations section.

If you are a beneficial holder and would like to receive your own copy of CDI’s proxy statement and annual report in the future, or if you share an address with another CDI shareholder and together both of you would like to receive only a single set of these documents, you should contact your broker, bank or other nominee.

PROPOSAL ONE

ELECTION OF DIRECTORS

Upon the recommendation of the Governance and Nominating Committee, the Board has nominated eight directors for election at CDI’s 2012 Annual Meeting, to hold office until next year’s annual meeting. Each of the nominees is currently a member of the Board. The named proxies intend to vote FOR the eight nominees identified below, except as to shares for which authority to do so is withheld. The Board is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected. However, if any such nominee should become unavailable to serve, the Board may nominate, and the named proxies may vote for, a substitute nominee.

Below is information about each nominee for election to the Board of Directors, including the person’s age, positions held, principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which the person currently serves as a director or has served as a director during the past five years. Information is also presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Governance and Nominating Committee and our Board to the conclusion that he or she should serve as a director of CDI.

H. PAULETT EBERHART

Ms. Eberhart, age 58, has been the President and Chief Executive Officer (CEO) of CDI, and a director of CDI, since January 2011. From 2009 until joining CDI, she was Chairman and Chief Executive Officer of HMS Ventures, a privately-held real estate and consulting services firm. She served as President and Chief Executive Officer of Invensys Process Systems, Inc., an industrial automation firm, from January 2007 to January 2009. From 2003 to 2004, Ms. Eberhart was President-Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company which has since been acquired by Hewlett-Packard Company. This concluded a 26-year career at EDS, where she held various senior-level executive, operating and financial positions. Ms. Eberhart is a Certified Public Accountant and is a member of the Financial Executives Institute and American Institute of Certified Public Accountants. She is currently a director of Advanced Micro Devices, Inc. and of Anadarko Petroleum Corporation, in both cases since 2004. She served as a director of Fluor Corporation from June 2010 to February 2011 and as a director of Solectron Corporation from 2005 to 2007.

Ms. Eberhart brings significant executive, operational and financial leadership and experience to CDI and its Board. Her management responsibilities have included global operations, a key element of CDI’s strategic growth plan. Also, she has gained substantial experience through her service on the boards of a number of other public companies that will benefit our Board. As our CEO, her presence on our Board enhances the communication and working relationship between the Board and the company’s executive team.

MICHAEL J. EMMI

Mr. Emmi, age 70, has been a director of CDI since 1999. He has been, since 2002, the Chairman and CEO of IPR International LLC, which provides electronic data backup storage, archiving, business continuity and data center services. From 1985 to 2002, he was the Chairman and CEO of Systems & Computer Technology Corporation, which provided information technology services and software to higher education, local government, utilities and manufacturing customers. He served as a director of Metallurg, Inc. from 2003 to 2007 and as a director of Education Management Corporation from 2004 to 2006.

Mr. Emmi has significant senior leadership, management and operational experience, including many years as CEO of a public professional services company. He brings to our Board extensive knowledge and experience in the information technology and outsourcing fields, which are important parts of CDI’s business. He has considerable experience in corporate transactions, such as mergers and acquisitions, which is valuable to our Board. He also has experience as a director of other public companies.

WALTER R. GARRISON

Mr. Garrison, age 85, has been a director of CDI since 1958 and the Chairman of the Board of CDI since 1961. From 1961 until 1997, he was also the President and CEO of CDI.

As the long-time CEO and Chairman of the company, Mr. Garrison has demonstrated executive leadership and broad management skills in building CDI’s business. He brings to the Board his extensive knowledge of CDI and the engineering, staffing and outsourcing businesses. As a registered professional engineer, he possesses an advanced technical understanding of a major segment of CDI’s business.

LAWRENCE C. KARLSON

Mr. Karlson, age 69, has been a director of CDI since 1989. He is currently an independent consultant for industrial and technology companies. He was the Chairman and CEO of Berwind Financial Corporation, a leveraged buyout group, from 2001 to 2004. Prior to that time, he served as Chairman of Spectra-Physics AB, a provider of laser technology and products, President and CEO of Pharos AB, an instrumentation manufacturer, President and CEO of Nobel Electronics, a manufacturer of transducers, and President, U.S. Operations of Fischer & Porter Co., a designer and manufacturer of process instrumentation. He has served as a director of Campbell Soup Company since 2009 and as a director of H&E Equipment Services, Inc. since 2005. He was the Chairman of the Board of Mikron Infrared Company, Inc. from 2000 until 2007.

Mr. Karlson has broad senior leadership, management and operational experience. He has held senior executive positions at companies based outside the United States, giving him a global perspective that is important as CDI seeks international growth. He has substantial experience in corporate transactions, such as mergers and acquisitions, which is helpful to our Board. He also has experience as a director of numerous public companies over the years, including service as the chairman of public company boards, which benefits our Board.

RONALD J. KOZICH

Mr. Kozich, age 72, has been a director of CDI since 2003. He was the Managing Partner of the Philadelphia region of Ernst & Young LLP, a large accounting firm, from 1991 to 1999, when he retired. He is a Certified Public Accountant. He served as a director of Tasty Baking Company from 2000 to 2011.

Mr. Kozich’s extensive financial and accounting knowledge and experience is valuable to our Board and the Audit Committee. He fills an important role as CDI’s “audit committee financial expert”. He brings to the Board management, human resources and operational experience from his career at Ernst & Young LLP. He has also served for many years on the board of directors of a public company (Tasty Baking Company) and as an audit committee financial expert at that public company.

ANNA M. SEAL

Ms. Seal, age 56, has been a director of CDI since 2010. She is currently, and has been since 2001, the Senior Vice President and Chief Financial Officer of the Global Manufacturing and Supply Division of GlaxoSmithKline, a major pharmaceutical and consumer healthcare company. Ms. Seal is a Certified Public Accountant and is a member of the Financial Executives Institute and American Institute of Certified Public Accountants. She served as a director of Arrow International, Inc. from 2005 until 2007.

Ms. Seal has substantial financial, executive and management experience. Her extensive financial and accounting knowledge is valuable to our Board and to our Audit Committee. She also has significant experience in the areas of strategic planning, change management and corporate acquisitions and dispositions, both domestically and internationally, which is beneficial to our Board.

ALBERT E. SMITH

Mr. Smith, age 62, has been a director of CDI since 2008. He was the Chairman of Tetra Tech, Inc., an environmental engineering and consulting firm, from 2006 until January 2008. He was Executive Vice President of Lockheed Martin Corporation, an aerospace, defense, security and technology company, from 2000 to 2004. He has served as a director of Tetra Tech, Inc. since 2005 and as a director of Curtiss-Wright Corporation since 2006.

Mr. Smith has significant executive, management and operational experience, including his leadership roles at Tetra Tech, Inc. and Lockheed Martin Corporation. He brings broad knowledge of the engineering services business and the federal defense industry, which are important parts of CDI’s business. Mr. Smith has an engineering degree, which gives him an advanced technical understanding of CDI’s engineering business. He also has experience as a director of other public companies.

BARTON J. WINOKUR

Mr. Winokur, age 72, has been a director of CDI since 1968. He has been a partner at Dechert LLP, an international law firm, since 1972. He was the Chairman and CEO of Dechert LLP from 1996 to 2011.

Mr. Winokur has extensive experience as a lawyer in representing public and private companies in complex transactions such as mergers, acquisitions, divestitures and joint ventures. He has counseled many boards of directors of public companies in connection with a wide variety of corporate governance matters. His knowledge and background in those areas is valuable to CDI’s Board. Mr. Winokur also has demonstrated executive leadership as the Chairman and CEO of a large global law firm. As a long-serving director of CDI, Mr. Winokur has extensive knowledge of the company and its business. He also has experience as a director of other public companies.

The Board of Directors unanimously recommends a vote FOR the election of each of the eight nominees identified in Proposal One. Shares represented by the enclosed Proxy will be voted FOR all eight nominees unless a contrary choice is specified.

CORPORATE GOVERNANCE

Corporate Governance Principles

Corporate governance encompasses the internal policies and practices by which the CDI Board of Directors operates. The Board believes that effective and consistent corporate governance is an essential part of the company conducting itself in a responsible, legal and ethical manner. In that regard, the Board has adopted Corporate Governance Principles to provide a framework for the governance of CDI. The Corporate Governance Principles address issues such as the Board’s role and responsibilities, the size and composition of the Board, meeting procedures, and committee structure. CDI’s Corporate Governance Principles are posted on our website at www.cdicorp.com (in the Investor Relations section) and will be provided in print to any shareholder who delivers a written request to Investor Relations, CDI Corp., 1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768.

Independence of the Directors

CDI’s Corporate Governance Principles, as well as the listing standards of the NYSE, require that at least a majority of the directors of the company be “independent directors” (as that term is defined under the NYSE listing standards). The Board of Directors conducts an annual review of the independence of all of its members. In connection with that review, the Board examines and considers information provided by the directors and the company which might indicate any material relationships (e.g., commercial, consulting, banking, legal, accounting, charitable or family relationships) that would impair the independence of any of the directors. For purposes of this review, the Board has used the guidelines contained in the NYSE listing standards rather than developing its own categorical standards for independence.

In February 2012, the Board conducted this review and determined that all of the directors of CDI are independent (and satisfy the independence requirements set forth in the listing standards of the NYSE) except for Paulett Eberhart and Barton Winokur. Ms. Eberhart, the company’s CEO, is the only director who is a CDI employee. Mr. Winokur is a senior partner of Dechert LLP, a law firm that provides legal services to CDI (including services as counsel to the Audit Committee). Dechert’s billings to CDI for services rendered in 2011 were approximately $252,000.

Code of Conduct

The Board has adopted a Code of Conduct that sets forth the principles, policies and obligations that must be adhered to by CDI and its directors, officers and employees (including CDI’s principal executive officer, principal financial officer and principal accounting officer). The Code of Conduct is designed to foster a culture within CDI of honesty and accountability by requiring all directors, officers and employees to conduct themselves in accordance with all applicable legal requirements and ethical standards. Associated with the Code of Conduct are various conduct policies focusing on specific topics, such as our Insider Trading Policy and our Conflicts of Interest and Corporate Opportunities Policy. Copies of the Code of Conduct and the associated conduct policies can be found on our website at www.cdicorp.com (in the Investor Relations section) and will be provided in print to any shareholder who delivers a written request to Investor Relations, CDI Corp., 1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768.

Board Leadership Structure and Executive Sessions of the Board

Our Corporate Governance Principles provide that the Board should have flexibility to decide whether it is best for the company at a given point in time for the roles of the Chief Executive Officer and Chairman of the Board to be separate or combined. This allows the Board to determine which structure provides the appropriate leadership for the company at a particular time. Since Walter Garrison retired as CEO of the company in 1997, he has remained Chairman and a different person has served as the CEO. The Board believes that its current leadership structure is best for CDI at this time. It allows the CEO to focus on providing the day-to-day leadership and management of the company, while the Chairman can provide guidance to the CEO, set the agenda for Board meetings (in consultation with the CEO and other members of the Board), preside over meetings of the Board, and perform other administrative functions relating to the Board’s activities. The separation of roles also fosters greater independence between the Board and management. The Board considers Mr. Garrison well-suited to be CDI’s Chairman given the extensive knowledge of CDI and its business that he developed over nearly four decades as the company’s CEO.

The non-management directors meet by themselves in regularly scheduled executive sessions, without management directors or executive officers of CDI present. Those executive sessions, which are scheduled and presided over by the Chairman of the Board (currently Mr. Garrison), are generally held in conjunction with each Board meeting. Under our Corporate Governance Principles, if the CEO and Chairman roles were combined in one person (or if the Chairman were otherwise not an independent director), the independent directors would select from among themselves a continuing presiding independent director who would preside at separate meetings of the non-management directors.

Board Meetings, Directors’ Attendance at Shareholders’ Meetings and Board Self-Assessments

The Board of Directors of CDI held seven meetings during 2011. Each of the directors in 2011 attended more than 90% of the total number of meetings held during 2011 by the Board and the committees of the Board on which he or she served during the year.

It is CDI’s policy that all Board members are expected to attend the annual meeting of shareholders. In order to facilitate such attendance, CDI’s practice is to schedule its annual shareholders’ meeting on the same day as a Board meeting. At CDI’s 2011 shareholders’ meeting, all of the company’s directors were present.

The Board and its Audit, Compensation and Governance and Nominating Committees conduct annual self-assessments to evaluate their performance and to improve that performance as appropriate. The Board also annually assesses the performance of its Chairman, each individual director and the company’s CEO.

Committees of the Board

The Board of Directors has established the following five standing committees to assist the Board in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Governance and Nominating Committee. The charter of each of these committees is available on our website at www.cdicorp.com (in the Investor Relations section) and will be provided in print to any shareholder who delivers a written request to Investor Relations, CDI Corp., 1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768.

Here are the current members of each standing committee:

Audit	Compensation	Executive	Finance	Governance and Nominating

Lawrence Karlson * Ronald Kozich Anna Seal	Michael Emmi * Ronald Kozich Albert Smith	Paulett Eberhart * Walter Garrison Barton Winokur	Barton Winokur * Paulett Eberhart Lawrence Karlson Albert Smith	Walter Garrison * Michael Emmi

*   Chair of the Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (a) reviewing the financial reports and other financial information provided by CDI to shareholders, the SEC and others, (b) monitoring the company’s financial reporting processes and internal control systems, (c) retaining the company’s independent registered public accounting firm (subject to shareholder ratification), (d) overseeing the company’s independent registered public accounting firm and internal auditors, and (e) monitoring CDI’s compliance with ethics policies and with applicable legal and regulatory requirements. This committee held fourteen meetings during 2011.

The Compensation Committee reviews and approves CDI’s executive compensation arrangements and programs, as described in more detail beginning on page 21. This committee held eight meetings during 2011.

The Executive Committee exercises all the powers of the Board, subject to certain limitations, when the Board is not in session and is unable to meet or it is impractical for the Board to meet. This committee did not hold any meetings during 2011.

The Finance Committee oversees the financial affairs and policies of CDI, including review of the company’s annual operating and capital plans, major acquisitions and dispositions, and borrowing arrangements. This committee held four meetings during 2011.

The Governance and Nominating Committee oversees matters relating to Board organization and composition, compliance with rules relating to the independence of directors, and evaluations of Board and executive management effectiveness. This committee also (a) provides the Board with recommendations for new members of the Board after evaluating candidates, and assists in attracting qualified candidates; (b) assists the Board in evaluating the performance of the CEO and making decisions about the retention of the CEO; (c) reviews executive succession planning and executive recruitment strategies and processes, and recommends procedures to assure a smooth and orderly CEO transition when the need arises; and (d) reviews CDI’s Corporate Governance Principles and recommends such changes as may be appropriate. This committee held two meetings during 2011.

Audit Committee Membership

No member of the Audit Committee is a current or former officer or employee of CDI. The NYSE and the SEC have adopted standards for independence of Audit Committee members. The Board has determined that each of the current members of the Audit Committee satisfies those independence standards and is financially literate.

The Board has also determined that Ronald Kozich, a member of the Audit Committee and an independent director, qualifies as an “audit committee financial expert” and has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The rules of the SEC define an “audit committee financial expert” as a person who has acquired certain attributes through education and experience that are particularly relevant to the functions of an audit committee. Mr. Kozich is a former Managing Partner of the Philadelphia region of the accounting firm Ernst & Young LLP.

Compensation Committee Membership, Authority and Procedures

The Compensation Committee is composed entirely of independent, nonemployee directors. The Compensation Committee has sole authority to determine the CEO’s compensation. The Committee also has decision-making authority with respect to the compensation arrangements for other members of CDI’s senior management team within the following policy guidelines: (a) base pay must not exceed the 75th percentile of market compensation as determined by an independent compensation consultant; (b) the employees’ short-term incentive opportunity must stay within the parameters of the existing non-equity incentive compensation plan; and (c) annual equity grants must not exceed the average grants over the previous three years plus twenty percent and must be market competitive as determined by an independent compensation consultant. Any non-CEO compensation arrangement which falls outside of these guidelines must be presented to and reviewed by the Board for approval. No such arrangement was presented to the Board in 2011.

As explained in “The Timing and Pricing of Equity Awards” section of the Compensation Discussion and Analysis (CD&A) that appears below in this Proxy Statement, the Compensation Committee has delegated limited authority to the Chair of the Committee and to the company’s CEO to approve equity awards between the times that the Committee makes its annual awards. Any awards made by the CEO under that delegated authority must adhere to the Committee’s guidelines and be consistent with past practice in size and type. The CEO may not make awards to executive officers or to directors under this delegated authority.

As explained in the “Role of Management” section of the CD&A, the CEO provides input and recommendations to the Compensation Committee regarding the compensation for other executive officers of CDI and other members of the senior management team. However, except with regard to the limited authority delegated to the CEO to approve certain equity awards which is described in the preceding paragraph, all executive compensation must be approved by the Compensation Committee or the Board.

The agendas for the Compensation Committee’s meetings are determined by the Committee’s Chair with the assistance of the head of the company’s Human Resources department. The agenda and materials are mailed to the Committee members approximately one week before each meeting. The company’s CEO and the head of its Human Resources department generally attend meetings of the Compensation Committee at the invitation of the Committee. The Committee usually meets in executive session (with only Committee members in attendance) at the end of each regularly-scheduled meeting. The Committee’s Chair reports on Committee actions to the full Board at each regularly scheduled Board meeting.

Late in each calendar year, in connection with the process of determining executive compensation for the following year, the Compensation Committee reviews tally sheets for the CEO, the other executive officers and certain other members of the company’s senior management. These tally sheets, which are prepared by CDI’s Human Resources department, summarize the company’s compensation arrangements with each person, including (a) the total compensation expected to be earned in the current year and the total compensation earned in the previous year, (b) potential payouts under various scenarios, including voluntary and involuntary termination of employment, death, disability, retirement and a change in control of the company, and (c) information regarding the equity awards and nonqualified deferred compensation held by each person, including the sort of information set forth in the various executive compensation tables contained in this Proxy Statement. The tally sheets are intended to give Committee members a comprehensive picture of an executive’s total compensation, enhance their understanding of how the various components of an executive’s compensation package fit together and provide a context for making future pay decisions.

Over the years, the Compensation Committee has retained the services of independent outside consulting firms to perform periodic market compensation studies, which are considered by the Committee in evaluating and determining CDI’s executive compensation. Towers Watson was retained to do such a study in October 2010, which was relied on by the Committee when it set executive compensation for 2011. Frederic W. Cook & Co., Inc. was retained in 2011 to serve as an independent compensation consultant to the Committee on executive compensation matters, and has provided advice to the Committee in connection with CDI’s 2012 executive compensation program. Those consulting firms report to the Committee and not to management. See the CD&A for more information regarding the nature and findings of the independent compensation studies.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of CDI or any of its subsidiaries. No executive officer of CDI served on the compensation committee of another entity (or on any other committee of the board of directors of another entity performing similar functions) during 2011, where an executive officer of that other entity served on the Compensation Committee or the Board of CDI. In addition, no executive officer of CDI served as a director of another entity, one of whose executive officers served on the Compensation Committee of CDI.

Related Party Transactions and Approval Policy

The Board has adopted a written policy setting forth procedures for the review and approval of transactions involving CDI and related parties. For purposes of this policy, a related party is:

•	an executive officer or director of CDI or any of such person’s immediate family members;

•	a shareholder owning more than 5% of CDI’s stock; or

•	an entity which is owned or controlled by one of the above parties or an entity in which one of the above parties has a substantial ownership interest or control.

Under this policy, the company may not enter into a transaction with a related party unless:

•

the Governance and Nominating Committee has reviewed the transaction, determined it to be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and recommended its approval to the Board; and

•	the transaction is subsequently approved by the disinterested members of the Board.

Transactions available to all employees generally and transactions related to an executive officer’s employment with CDI or a director’s performance of services as a director of CDI (such as payment of salary, bonus, director fees, equity compensation, travel expenses and similar payments) are not subject to these review and approval procedures. No related party transactions were submitted to the Board in 2011 in connection with this policy.

In 2011, CDI paid approximately $58,000 to IPR International LLC to study CDI’s future data center requirements. Michael Emmi, a director of CDI, is the Chairman and CEO of IPR International LLC. In accordance with the policy described above, the engagement of IPR was reviewed by the Governance and Nominating Committee and approved by the disinterested members of the Board in late 2010.

Director Qualifications, Diversity and Nominating Process

As provided in its charter, the Governance and Nominating Committee is responsible for identifying qualified Board candidates and recommending their nomination for election to the Board as well as for recommending the slate of nominees for election to the Board at each annual meeting of shareholders. The Board has concluded that all of the members of the Governance and Nominating Committee meet the standards for independence established by the NYSE.

When the Board wishes to add a new director, the Governance and Nominating Committee does an analysis of the skills and experience of the current directors in order to identify the particular additional skills and experience that would be desirable in a new director so as to complement and enhance the existing Board. To be considered for Board membership, a candidate must, in the Committee’s judgment, possess superior intelligence and sound judgment, exhibit the highest levels of personal character and integrity, and have demonstrated significant ability in his or her professional field. Other factors considered include the extent to which the candidate’s business experience and background is relevant to CDI’s business, the person’s available time to devote to CDI Board matters, and whether the candidate meets the existing independence requirements.

The Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Committee views diversity broadly to include diversity of experience, skills, perspectives and personal characteristics as well as traditional diversity concepts such as race or gender. The Committee seeks to assemble a Board that is strong in its collective knowledge and that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee CDI’s business.

When it wishes to add a new director to the Board, the Committee solicits from the current directors the names of potential new Board members. At times in the past, the Governance and Nominating Committee has retained a third party search firm to assist the Committee in identifying prospective candidates for the Board. No search firm was retained in 2011.

The Committee is willing to consider prospective candidates recommended by CDI’s shareholders. Shareholders wishing to recommend prospective candidates for nomination to the Board of Directors should submit to the Secretary of the company the name, a statement of qualifications and the written consent of the prospective candidate. Recommendations may be submitted at any time and will be brought to the attention of the Governance and Nominating Committee. The address to which such recommendations should be sent is:

Governance and Nominating Committee

Attention: Company Secretary

CDI Corp.

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

Once a prospective candidate is identified, the Governance and Nominating Committee does an initial review of his or her background and credentials. If the proposed candidate passes the initial review, the candidate is invited to meet with one or two Committee members. Then, if those Committee members believe the candidate would be a good addition to the Board, arrangements are made for the candidate to meet with all members of the Board, typically in informal settings. While the Committee makes recommendations for director nominations, the Board is responsible for final approval. The Committee’s process for evaluating candidates is the same regardless of whether a candidate is recommended by a search firm, a Board member, a shareholder or others.

In determining whether to recommend a current director for re-election, the Committee considers, in addition to the basic qualifications for a new director which are described above, the director’s past attendance at and participation in meetings and his or her overall contributions to the activities of the Board.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing CDI’s management of risk. Our full Board regularly engages in discussions concerning the most significant risks that CDI faces in its business as part of the Board’s review of the company’s operations with the CEO at each regular Board meeting, including discussion regarding how those risks are being managed. In addition, the Board receives regular reports on risks in the business from senior operations management in their periodic presentations to the Board. Risk issues related to the company’s business strategy are also considered when the Board meets to discuss strategic planning. The Board’s role in risk oversight of the company is aligned with the company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing CDI’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

The Board delegates some of the activities relating to risk oversight to its committees, particularly to the Audit Committee. Under its charter, the Audit Committee is responsible for reviewing and discussing with management the company’s policies regarding risk assessment and risk management. At each regularly-scheduled meeting, the Audit Committee receives reports from management and from our internal auditors concerning risk issues. All significant potential or actual claims and exposures identified by management and internal auditors are reviewed with the Committee. CDI’s General Counsel usually attends Audit Committee meetings and addresses with the committee the company’s legal and business risks and how the company seeks to control and mitigate those risks, including through its insurance program. This presentation also includes a review of CDI’s corporate compliance program (founded on our Code of Conduct and conduct policies), for which the Audit Committee has oversight responsibility, and the training programs used throughout the CDI organization to support the compliance program. By overseeing the evaluation of CDI’s internal control over financial reporting, the Audit Committee gains valuable insight into the company’s risk management and risk mitigation activities. To assist it in overseeing the company’s risk management, the Audit Committee has regular meetings, outside the presence of management, with our independent registered public accounting firm and the head of our internal audit group.

Other committees of the Board also play a role in the oversight of risk. The Compensation Committee reviews the company’s executive compensation policies and programs to confirm that they do not encourage unnecessary and excessive risk taking. In addition, the company reviews its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to CDI. Based on this review, the company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on CDI. See the CD&A for additional information regarding compensation-related risks at CDI. The Governance and Nominating Committee is responsible for overseeing corporate governance issues that may create risks for the company, including in areas such as director selection and related party transactions. The Finance Committee oversees our management of risks relating to financial affairs and policies, including risks associated with the availability of capital and major acquisitions and dispositions. The chair of each committee regularly reports to the Board regarding the areas of risk they oversee.

Communicating with CDI’s Board of Directors

Shareholders of CDI and any other interested parties who wish to communicate with the Chairman of the Board or with the non-management directors as a group may do so by writing to:

CDI Corp. Board of Directors

Attn: Non-Management Directors (or Chairman of the Board)

c/o Company Secretary

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

All such letters will be forwarded unopened to the Chairman of the Board (if he or she is an independent director, as is presently the case) or to the presiding independent director (if the Chairman were not an independent director).

DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

The compensation paid to the company’s directors is structured to attract and retain qualified non-employee directors and to further align their interests with the interests of CDI’s shareholders by linking a significant portion of their compensation to CDI’s stock performance. Directors who are not employees of CDI or one of its subsidiaries receive the following as compensation for their service on the Board and on committees of the Board:

•

Retainer Fee. Each non-employee director receives a retainer fee of $55,000 per year, which under the current compensation arrangements the director can elect to be paid in any combination of (a) cash, (b) CDI stock options, or (c) CDI stock on a deferred basis through the Stock Purchase Plan for Management Employees and Non-Employee Directors (which is referred to in this Proxy Statement as the “Stock Purchase Plan” or the “SPP”). If a director elects to receive stock through the SPP for all or a portion of the retainer fee, the director will receive SPP units, each of which correspond to a right to receive one share of CDI stock upon completion of the applicable vesting period (from three to ten years, as selected by the director). The number of SPP units is calculated by dividing the amount of the retainer fee which the director chooses to defer by the market value of CDI stock at the beginning of the directors’ fee year. A directors’ fee year is the approximately twelve-month period for which a director is paid and runs from one annual meeting of shareholders to the next. Under the SPP, the company makes a matching contribution of one SPP unit for every three SPP units acquired by the director. If a director elects to receive stock options for all or a portion of the retainer fee, the number of options which the director receives is determined using a Black-Scholes valuation methodology.

If the Amended and Restated 2004 Omnibus Stock Plan is approved by CDI’s shareholders at this Annual Meeting (see Proposal Three in this Proxy Statement), the non-employee directors will have some additional choices regarding how to receive their retainer fees, including restricted stock, deferred stock, restricted stock units (RSUs), and stock appreciation rights (SARs).

•

Deferred Stock. Each non-employee director receives, at the beginning of the directors’ fee year, an annual grant of shares of Time-Vested Deferred Stock (TVDS), which upon vesting on the third anniversary of the date of grant, are converted into an equivalent number of shares of CDI stock. The value of the annual TVDS grant to each director is $100,000. The number of shares of TVDS awarded is based on the market price of CDI stock on the date of grant. Upon vesting, holders of TVDS receive additional shares of CDI stock having a value equal to the total dividends paid on CDI stock during the period from the grant date to the vesting date.

•	Committee Service Fees and Committee Chairman Fees. For service on committees of the Board, non-employee directors receive an additional $5,000 per year for each committee chaired ($10,000 in the case of the Audit Committee and the Compensation Committee) and $3,000 per year for each committee served on in excess of one.

•	Meeting Attendance Fees. Non-employee directors are paid meeting attendance fees of $1,000 for each Board meeting and committee meeting attended.

•

Board Chairman Fees. The Chairman of the Board is paid an additional fee of $60,000 per year, and also receives $40,000 towards the cost of administrative support services to assist in the performance of the Chairman’s duties.

The compensation arrangements for non-employee directors are developed by the Governance and Nominating Committee and recommended to the Board for final approval. Neither that committee nor the Board has retained a compensation consultant in connection with determining the amount or form of director compensation.

No consulting fees were paid in 2011 to any of CDI’s directors.

Under a 1978 supplemental pension agreement with Walter Garrison, CDI’s retired President and CEO, the company pays him a pension of $35,000 per year for fifteen years following his retirement (which began in 1997). In the event of Mr. Garrison’s death prior to receiving all such payments, his beneficiaries would receive the remaining payments in a lump sum.

Directors who are also employees of CDI do not receive any compensation for their services as directors (other than reimbursements for reasonable expenses incurred in connection with the performance of such services).

The following table shows the 2011 compensation for our non-employee directors.

Director Compensation Table for 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Michael J. Emmi	85,000	99,998	6,728	191,726
Walter R. Garrison	132,000	99,998	73,147	305,145
Lawrence C. Karlson	92,000	99,998	5,603	197,601
Ronald J. Kozich	85,000	99,998	7,474	192,472
Anna M. Seal	75,000	109,163	0	184,163
Albert E. Smith	77,000	99,998	4,094	181,092
Barton J. Winokur	74,000	99,998	5,603	179,601

Notes to the Director Compensation Table for 2011:

The “Fees Earned or Paid in Cash” Column

This column represents a total of the retainer fees, Board Chairman fees, committee chairman fees, fees for service on more than one committee, Board meeting attendance fees and committee meeting attendance fees earned by the directors in 2011. The table below shows a breakdown of those fees for each non-employee director.

Name	Retainer Fees ($)	Board Chairman Fees ($)	Committee Chairman Fees ($)	Additional Committee Service Fees ($)	Board Meeting Attendance Fees ($)	Committee Meeting Attendance Fees ($)	Total ($)
Michael Emmi	55,000	0	10,000	3,000	7,000	10,000	85,000
Walter Garrison	55,000	60,000	5,000	3,000	7,000	2,000	132,000
Lawrence Karlson	55,000	0	10,000	3,000	6,000	18,000	92,000
Ronald Kozich	55,000	0	0	3,000	6,000	21,000	85,000
Anna Seal	55,000	0	0	0	7,000	13,000	75,000
Albert Smith	55,000	0	0	3,000	7,000	12,000	77,000
Barton Winokur	55,000	0	5,000	3,000	7,000	4,000	74,000

Two of the directors elected to receive a portion of the retainer fees which are included in the “Fees Earned or Paid in Cash” column in SPP units rather than in cash. The table below shows the portion of those two directors’ retainer fees that was paid in cash and in SPP units. Each of the other five non-employee directors elected to receive all of his or her retainer fee in cash.

Name	Retainer Fees Paid in Cash ($)	Retainer Fees Paid in SPP Units ($)
Walter Garrison	34,507	20,493
Anna Seal	27,500	27,500

The “Stock Awards” Column

The Stock Awards column represents the aggregate grant date fair value of shares of TVDS and SPP units received by the directors in 2011, in accordance with FASB ASC Topic 718, calculated without regard to any estimated forfeitures. With respect to SPP units, only the grant date fair value of the additional SPP units received by directors as a result of the company match is included in this column (the value of the SPP units which a director elected to receive in lieu of cash retainer fees is included in the Fees Earned or Paid in Cash column).

The grant date fair value of the directors’ Stock Awards is generally equal to the market price of CDI stock on the date of grant multiplied by the number of Stock Awards received on that date. For additional information regarding the valuation assumptions relating to CDI’s Stock Awards, see Note 7 to the company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011. The grant date fair value of the Stock Awards included in the Directors Compensation Table for 2011 was $13.13 for each share of TVDS received by all of the non-employee directors on May 17, 2011 and for each SPP unit received by Ms. Seal on May 17, 2011 in connection with the company match. The amounts in this column reflect the grant date fair value for these awards under accounting rules and do not correspond to the actual value that will be realized by the directors.

The following table indicates the number of shares of TVDS and SPP units held by each non-employee director at the end of 2011.

Name	Shares of TVDS as of December 31, 2011	SPP Units as of December 31, 2011
Michael Emmi	21,845	0
Walter Garrison	21,845	10,434
Lawrence Karlson	21,845	0
Ronald Kozich	21,845	0
Anna Seal	13,153	4,822
Albert Smith	21,845	3,769
Barton Winokur	21,845	0

The “All Other Compensation” Column

For each director, the amounts in this column represent the dollar value of additional shares of CDI stock received by the director upon vesting of TVDS and SPP units relating to accrued dividends (upon vesting, holders of shares of TVDS and SPP units receive additional shares of CDI stock having a value equal to the total dividends paid on CDI stock during the period from the grant date to the vesting date).

For Mr. Garrison, the amount in this column consists of: (a) $35,000 paid to him under his 1978 supplemental pension agreement which is described above on page 15; and (b) $38,147 of additional shares of CDI stock upon vesting of SPP units and TVDS relating to accrued dividends.

Stock Ownership Requirements for Directors

Under the Board’s stock ownership requirements, each director who has served on the Board for at least four years is required to own at least $400,000 in market value of CDI stock. Any director who does not own the required amount of stock by and after the director’s fourth year on the Board would then have up to $30,000 of the director’s retainer fee payable in subsequent years automatically deferred into the SPP, with no company match, until the required ownership level was met. The following shares and units count towards meeting the stock ownership requirements: (1) shares of CDI stock owned by the director, the director’s spouse or a trust for the benefit of the director or members of his or her family, (2) shares of TVDS, (3) SPP units, and (4) shares of CDI stock held in the company’s 401(k) plan or an IRA maintained by the director. As of March 5, 2012, all of CDI’s current directors who have served on the Board for at least four years have satisfied these stock ownership requirements.

PRINCIPAL SHAREHOLDERS

As of March 5, 2012, the following persons and entities were known by the company to be beneficial owners of more than 5% of the outstanding shares of CDI stock. The following table shows, as of that date (or such other date as is indicated in the footnotes), the number of shares of CDI stock beneficially owned by those principal shareholders and the percentage which that number represents of the total outstanding shares of CDI stock beneficially owned as of that date. Under SEC rules, any shares which a person has the right to acquire (such as by exercising an option or SAR) within the sixty-day period after March 5, 2012 are considered to be beneficially owned as of March 5, 2012.

Name and Address of Beneficial Owner	Number of Shares of CDI Stock Beneficially Owned*		Percentage of Total Shares of CDI Stock Beneficially Owned
Lawrence C. Karlson and Barton J. Winokur, as Trustees of certain trusts for the benefit of Walter R. Garrison’s children; and Michael J. Emmi, Donald W. Garrison, Lawrence C. Karlson and Barton J. Winokur, as Trustees of certain other trusts for the benefit of Walter R. Garrison’s children c/o Arthur R. G. Solmssen, Jr., Esquire Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104	3,523,577	(1)	18.3%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,605,095	(2)	8.3%

Van Den Berg Management 805 Las Cimas Parkway, Suite 430 Austin, TX 78746	1,529,736	(2)	7.9%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,249,487	(2)	6.5%

Walter R. Garrison 800 Manchester Avenue, 3rd Floor Media, PA 19063	1,246,436	(3)	6.5%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,051,994	(2)	5.5%

Notes to the Principal Shareholders Table:

*	Except as indicated in the following footnotes, the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(1)	Each trustee under these trusts has joint voting and investment power with the other trustee(s) with respect to these shares but disclaims any beneficial interest except as a fiduciary. Those trustees who are also directors of CDI own, of record and beneficially, the number of shares of CDI stock shown opposite their names in the table which appears in the following section (entitled “CDI Stock Ownership by Directors and Executive Officers”).

(2)	These numbers are as of December 31, 2011, and are based on Schedule 13G’s filed by the shareholders with the SEC.

(3)	Does not include the shares held by the various family trusts referred to in this table. See also footnotes (2) and (4) to the following table, in the “CDI Stock Ownership by Directors and Executive Officers” section.

CDI STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as to each person who is a director, director nominee or named executive officer (as identified in the Executive Compensation section of this Proxy Statement), and as to all directors, director nominees and named executive officers of CDI as a group, the number of shares of CDI stock beneficially owned as of March 5, 2012 and the percentage which that number represents of the total outstanding shares of CDI stock beneficially owned as of that date. Under SEC rules, any shares which a person has the right to acquire (such as by exercising an option or SAR or by a vesting of SPP units or TVDS) within the sixty-day period after March 5, 2012 are considered to be beneficially owned as of March 5, 2012.

Name of Individual or Group	Number of Shares of CDI Stock Beneficially Owned**		Percentage of Total Shares of CDI Stock Beneficially Owned
Roger H. Ballou (1)	56,909		0.3%
Philip L. Clark	13,080		0.1%
H. Paulett Eberhart	48,739		0.3%
Michael J. Emmi	16,494	(3)	0.1%
Walter R. Garrison	1,246,436	(2)(3)(4)	6.5%
Robert J. Giorgio	54,900	(5)	0.3%
Lawrence C. Karlson	90,944	(3)	0.5%
Mark A. Kerschner (1)	21,665		0.1%
Ronald J. Kozich	16,008		0.1%
Robert M. Larney	3,966		*
Anna M. Seal	0		*
Brian D. Short	4,364	(6)	*
Albert E. Smith	3,005		*
Barton J. Winokur	211,577	(3)(4)(7)	1.1%
All directors, director nominees and executive officers as a group (14 persons)	1,788,087	(8)	9.3%

Notes to the CDI Stock Ownership by Directors and Executive Officers Table:

*	Less than 0.1%

**	Except as indicated in the following footnotes, the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(1)	Mr. Ballou and Mr. Kerschner are former executives of CDI who are included in this table because they are Named Executive Officers for purposes of this Proxy Statement.

(2)	Includes 108,912 shares held indirectly. Does not include 32,000 shares held by The Garrison Family Foundation, which is a charitable trust. Mr. Garrison is one of nine trustees of The Garrison Family Foundation, but disclaims beneficial ownership of the foundation’s shares except as a fiduciary. A total of 555,900 shares owned by Mr. Garrison have been pledged as security for a bank loan to a third party and for lease obligations of a third party.

(3)	Does not include 3,523,577 shares of CDI stock held in various trusts created by Walter Garrison for the benefit of his children. These shares are referenced above in the Principal Shareholders table under the names of the trustees of the various trusts. Three of the trustees, Michael Emmi, Lawrence Karlson and Barton Winokur, are directors of CDI and a fourth trustee, Donald Garrison, is Walter Garrison’s brother. Walter Garrison disclaims beneficial ownership of these shares, as do the other trustees except as fiduciaries.

(4)	Does not include 175,000 shares held by The Garrison Foundation, a charitable trust established for the benefit of the Pennsylvania Institute of Technology. The three trustees of The Garrison Foundation are Walter Garrison and Barton Winokur, who are directors of CDI, and Walter Garrison’s wife. The trustees disclaim beneficial ownership of these shares except as fiduciaries.

(5)	Includes 4,169 shares that Mr. Giorgio has the right to acquire through the exercise of SARs and 1,653 shares of TVDS and 10,799 SPP units which are scheduled to vest within 60 days.

(6)	Includes 1,044 shares that Mr. Short has the right to acquire through the exercise of SARs and 200 shares of TVDS which are scheduled to vest within 60 days.

(7)	Does not include 19,000 shares held by a foundation of which Mr. Winokur is the sole trustee. Mr. Winokur has no pecuniary interest in the income or assets of that foundation and disclaims beneficial ownership of those shares except as a fiduciary.

(8)	This total includes the shares beneficially owned by Roger Ballou and Mark Kerschner, who are Named Executive Officers in this Proxy Statement, but who are no longer executive officers or directors of CDI. If the 3,523,577 shares held in the Garrison family trusts referred to in footnote (3) above, the 175,000 shares held by The Garrison Foundation referred to in footnote (4) above, the 32,000 shares held by The Garrison Family Foundation referred to in footnote (2) above and the 19,000 shares held by the foundation referred to in footnote (7) above were combined with the 1,788,087 shares shown in this table as held by directors, director nominees and executive officers as a group, the total would be 5,537,664 shares or 28.8% of the total number of shares of CDI stock beneficially owned.

CDI STOCK OWNERSHIP REQUIREMENTS FOR EXECUTIVE OFFICERS

The company’s executive officers (as well as other members of our senior management team) are required to achieve and maintain certain levels of CDI stock ownership, to link the interests of our executives with those of our shareholders. Under our stock ownership policy, the amount of stock required to be owned generally increases with the person’s position, level of responsibility and compensation. The CEO must own CDI stock with a value at least equal to five times her base salary, and the other executive officers must own CDI stock with a value at least equal to three times their base salary.

Under our stock ownership policy, the value of CDI stock is considered to be the greater of the current market price of CDI stock or the stock price when the shares were acquired. The following CDI shares count towards meeting the stock ownership requirements: (1) shares owned by the executive, the executive’s spouse or a trust for the benefit of the executive’s spouse or family, (2) deferred shares in the SPP, and (3) shares held in the company’s 401(k) plan or an IRA maintained by the executive. None of our current executives has yet attained the required levels of CDI stock ownership. Until the required ownership levels have been achieved, executives are required to retain 75% of the shares of CDI stock they obtain from SARs or option exercises, vesting of TVDS or PCDS and other sources (after payment of any exercise price and taxes).

Under the employment agreement she signed in January 2011 when she joined CDI as our CEO, Paulett Eberhart agreed to purchase $500,000 of CDI stock shortly after she became CEO, and also agreed that she would not, during her employment with CDI, dispose of any shares of CDI stock except for shares in excess of the following holdings: (a) $1,000,000 through the second anniversary of her employment agreement; (b) $1,500,000 through the third anniversary; (c) $2,000,000 through the fourth anniversary; (d) $2,500,000 through the fifth anniversary; and (e) $3,000,000 after the fifth anniversary (with such amount to be adjusted for increases in her base salary to maintain a four-times multiple of salary, and the other amounts to be adjusted proportionately).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires CDI’s directors and executive officers, as well as beneficial owners of more than 10% of the outstanding shares of CDI stock, to file with the SEC initial reports of ownership and reports of changes in ownership of CDI stock. To the company’s knowledge, based on a review of copies of such reports furnished to CDI and on written representations made by such persons, all of CDI’s directors, executive officers and beneficial owners of more than 10% of CDI stock have complied with all Section 16(a) filing requirements with respect to 2011.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER CDI’S EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2011 for shares of CDI stock that may be issued under the 2004 Omnibus Stock Plan and the Stock Purchase Plan. Both of these equity compensation plans have been approved by CDI’s shareholders. For updated information regarding the shares issued, reserved for issuance, and available for future issuance, under the Omnibus Plan and the SPP, see the information included in Proposal Three.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
	A	B		C
Equity compensation plans approved by security holders (1)	680,786	$10.81	(2)	1,735,139
Equity compensation plans not approved by security holders	—	—		—
Total	680,786	$10.81		1,735.139

Notes to Table:

(1)	The number of securities in column A includes 74,582 SPP units awarded to participants in the Stock Purchase Plan.

As of December 31, 2011, 86,369 shares would have been issuable to participants upon exercise of SARs under the Omnibus Plan. Holders of SARs can, upon vesting, receive shares of CDI stock having a value equal to any appreciation in the market price of CDI stock on the date of exercise over the market price on the date of grant. Based on the market price of CDI stock on December 31, 2011 of $13.81, the market price exceeded the exercise price for 397,736 SARs of the 857,452 SARs granted under the Omnibus Plan. The weighted-average appreciation of these SARs was $3.00.

As of December 31, 2011, 415,577 shares of TVDS were outstanding and held by various employees and directors. For most employees, the shares of TVDS vest 20% per year on the first five anniversaries of the date of grant, and TVDS will generally be forfeited prior to vesting if the holder’s employment with CDI ends. For directors, the shares of TVDS vest on the third anniversary of the date of grant. Upon vesting, shares of TVDS are converted into an equal number of shares of CDI stock.

As of December 31, 2011, 104,260 shares of PCDS were outstanding under the Omnibus Plan, 50% of which will vest in 2012 and 50% of which will vest in 2013 if the applicable performance goals are met. This number includes an estimated number of PCDS based on CDI’s December 31, 2011 stock price of $13.81 for a fixed-dollar PCDS grant. The actual number of shares of CDI stock that would be issued for the fixed-dollar PCDS upon vesting will be based on the price of CDI stock on the date of vesting.

(2)	The weighted average exercise price relates to outstanding SARs. Not included in the calculation of the weighted average exercise price were SPP units and shares of TVDS.

EXECUTIVE COMPENSATION

This section of our Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals that are referred to as our “Named Executive Officers”. Under applicable SEC rules, our Named Executive Officers for this Proxy Statement, who are also sometimes referred to as the “NEOs”, consist of Paulett Eberhart, Robert Larney, Philip Clark, Robert Giorgio and Brian Short (all current executive officers) as well as Roger Ballou and Mark Kerschner (former executive officers). This section of our Proxy Statement contains extensive information regarding the 2011 compensation earned by the NEOs.

On January 10, 2011, in connection with his retirement, Roger Ballou resigned as CDI’s President and Chief Executive Officer, and Paulett Eberhart was elected to those positions. On August 30, 2011, Robert Larney replaced Mark Kerschner as Executive Vice President and Chief Financial Officer. Mr. Kerschner’s employment ended on September 30, 2011. On May 31, 2011, Philip Clark joined CDI as an executive and employee, having provided consulting services to the company earlier in 2011.

The Executive Compensation section is organized as follows:

Identification of the Named Executive Officers (NEOs) for 2011. This part provides more information about our NEOs.

Compensation Discussion and Analysis. This part contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of our NEOs for 2011 and other information that we believe may be useful to investors to understand the compensation of our NEOs.

Compensation Committee Report. This part contains a report of the Compensation Committee regarding the Compensation Discussion and Analysis.

Executive Compensation Tables. This part provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to our NEOs and related information.

Potential Payments and Other Benefits Upon Termination or Change in Control. This part provides information regarding amounts that have been paid or could become payable to our NEOs following specified events relating to a termination of employment or a change in control of the company.

The parts of this Executive Compensation section described above are intended to be read together. In addition, for background information regarding the Compensation Committee and its responsibilities and processes, please see the following parts of the Corporate Governance section which appear earlier in this Proxy Statement: “Committees of the Board”, “Compensation Committee Membership, Authority and Procedures”, “Compensation Committee Interlocks and Insider Participation” and “The Board’s Role in Risk Oversight”.

Identification of the Named Executive Officers (NEOs) for 2011

The Board of Directors of CDI elects the executive officers of the company. Annual elections traditionally take place at the meeting of the Board held on the day of the annual meeting of shareholders. Below are all of CDI’s executive officers during 2011, along with their business experience over the past five years.

Current Executive Officers

H. Paulett Eberhart, age 58, has been the President and Chief Executive Officer of CDI since January 2011 and has served as a director of CDI since that time. See page 5 for additional biographical information regarding Ms. Eberhart.

Robert M. Larney, age 60, has been the Executive Vice President and Chief Financial Officer of CDI since August 2011. From 2008 to August 2011, he was Senior Vice President and Chief Financial Officer of Tekni-Plex Inc., a manufacturer of packaging, industrial materials, specialty resins and tubing products. From 2007 to 2008, he was Executive Vice President and Chief Financial Officer of Foamex International, Inc., a maker of flexible polyurethane and polymer foams used in household, healthcare and personal care products as well as in electronics and industrial applications, which filed a federal bankruptcy petition in February 2009.

Philip L. Clark, age 65, has been the Executive Vice President, Global Business Development and Operations of CDI since May 2011. From April 2010 to May 2011, he was a consultant to various companies,

including CDI in 2011. From 2007 to 2010, he was Senior Vice President, Global Sales and Marketing of Invensys Process Systems, Inc., an industrial automation firm. From 2006 to 2007, he was Vice President, Strategic Sales of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company.

Robert J. Giorgio, age 62, has been Executive Vice President, Global Engineering and Technology Solutions of CDI since January 1, 2012. From May 2011 to December 2011, he was Executive Vice President, Engineering Services of CDI. From 2006 until 2011, he was President of CDI Engineering Solutions, a division of CDI Corporation.

Brian D. Short, age 39, has been the Senior Vice President, Chief Administrative Officer and General Counsel of CDI since 2009. He was a partner in the law firm of Dechert LLP from 2006 to 2009.

Former Executive Officers

Roger H. Ballou, age 60, was the President and Chief Executive Officer of CDI from 2001 until January 10, 2011. He also served as a director of CDI during that period. He has served as a director of Alliance Data Systems Corporation since 2001 and as a director of Fox Chase Bancorp, Inc. since 2005.

Mark A. Kerschner, age 58, was the Executive Vice President and Chief Financial Officer of CDI from 2005 until August 2011.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

CDI is an integrated engineering and technology services firm providing differentiated, client-focused solutions in select global industries.

2011 was a year of change at CDI. In January 2011, H. Paulett Eberhart joined CDI as our Chief Executive Officer (CEO) and President. Through 2011, two new executive officers (Robert M. Larney, Executive Vice President, Chief Financial Officer (CFO), and Philip L. Clark, Executive Vice President, Global Business Development and Operations) joined the company and one existing executive was promoted to an executive officer role (Robert J. Giorgio, Executive Vice President, Global Engineering and Technology Solutions). In December 2011, we announced business model and organizational changes aligned with a new strategic plan to make CDI an engineering and technology solutions company with global capabilities in select markets. The objectives of these changes are to grow our solutions business, optimize our professional staffing operations and prioritize the geographic markets and industries to which we will deliver engineering and technology solutions.

In support of our business and strategic plan, CDI’s compensation program is designed to attract, motivate, reward and retain the high quality executives necessary to provide company leadership and maximize shareholder value. The company’s executive compensation philosophy is reflected in the following design principles:

•	There should be a strong link between pay and performance.

•	The interests of executives should be aligned with the interests of our shareholders.

•	Compensation programs should reinforce business strategies and drive long-term sustained shareholder value.

In 2011, we significantly improved our operating performance. As described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, our 2011 results were strong relative to our 2010 results. The company’s turnaround, which began in 2011, was attributable to a focus on profitable growth, prudent cost reductions and solid execution of the annual operating plan. In addition, we took significant actions in 2011 to align our organization and business model with the new strategic growth plan to position the company for 2012 with a more efficient operating platform to support anticipated future revenue and profit growth. Our 2011 performance is highlighted by the following achievements:

Operating Profit	$20.3 million versus a loss in the two prior years
Earnings Per Share	$0.77 versus a loss in the two prior years
Revenue	Increase of 14.4% versus the prior year
Operating Cash Flow	Increase of $32.3 million versus the prior year

We believe that our executive officers were instrumental in achieving our 2011 results, developing our new strategic growth plan and restructuring our organization to support execution of the strategic growth plan.

There are three primary components of our executive compensation program: base salary, annual cash incentives and long-term equity incentives. The company’s executive compensation program is structured so that a meaningful percentage of compensation is tied to the achievement of challenging levels of company performance. The payouts under our fiscal year 2011 incentive compensation program reflect the company’s strong performance. As a result of the company’s operational and financial results, the overall non-equity incentive compensation earned by the NEOs in 2011 was 91.5% of target levels. In addition, overall the NEOs earned 82.5% of the aggregate targets under the PCDS equity award. These payouts reflect the pay-for-performance nature of CDI’s incentive compensation program.

During 2011, the Committee of the Board of Directors undertook a comprehensive review and assessment of the various design features of the company’s executive compensation and benefits programs to assess degree of alignment with competitive practice, our short and long-term strategic goals and our pay-for-performance orientation.

Below are the key actions and decisions made regarding the company’s executive compensation:

•	New Executive Management. In connection with the recruitment of new executive officers, the Committee approved market competitive compensation arrangements for these executive officers.

•

Increased Base Salaries of Certain NEOs. The Committee approved increases in the base salaries of two NEOs of 5% and 2.5% as a result of, among other things, individual performance, expanded job responsibilities and internal equity.

•

Reformulated Equity Awards to Maintain Competitiveness. In determining the target value of each NEO’s 2011 long-term equity awards, the Committee determined to award equity as a percentage of base salary to comport with market practice. Equity continued to be granted in an equal mix of our three forms of equity grants (SARs, TVDS and PCDS), but the equal amounts are now determined based on the fair value on grant date, rather than a on a share-denominated basis.

•

Elimination of Participation in SPP Program and Adoption of Revised Ownership Guidelines. The Committee decided to eliminate management’s participation in the SPP Program going forward (both the mandatory and voluntary deferral). This decision was made in connection with increase in the executive ownership requirements and review of market practices.

•

Simplified Incentive Program Design and Revised Incentive Plan Metrics for 2012. While we maintained a three-part long-term incentive program for 2012, we replaced SARs with stock options, TVDS with restricted stock units for future grants and PCDS with performance shares for consistency with market convention. In connection with these changes, we reduced the vesting period from five years to three years to align with market practice. In addition, we revised the performance objectives for the annual bonus and performance shares awards to reflect the key drivers of our new strategic growth plan. We also lengthened the perform-

ance period for performance share awards from one-year to three-years to link compensation to longer-term operating performance.

Other Executive Management Changes in 2011

In addition to the previously mentioned changes to our executive management team, Roger H. Ballou left the position of President, Chief Executive Officer and director in January 2011. Mark A. Kerschner left the position of Executive Vice President, Chief Financial Officer in September 2011. The section below titled “Former Officers” discusses the compensation of Mr. Ballou and Mr. Kerschner in 2011.

Role of the Compensation Committee

The Committee regularly reviews the alignment of our executive compensation program with the strategies and needs of our business, market trends, changes in competitive practices, individual performance, company performance, and the interests of our shareholders. Based on these reviews, the Committee approves the compensation of the NEOs, including base salary, short-term incentive awards (which are in the form of a cash performance bonus), long-term equity awards, and benefits and perquisites.

In 2011, the Committee retained Frederic W. Cook & Co., Inc. (“Cook”) to serve as an independent compensation consultant to the Committee on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to CDI other than those for the Committee. Generally, compensation decisions, together with individual performance reviews, are made at the first and second regularly scheduled Committee meetings of the fiscal year. The short-term incentive goals and targets are approved at the Committee meeting. In the case of the CEO, the intent of which is to comply with Section 162(m) of the Internal Revenue Code regarding performance-based pay.

Role of Management

The Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from senior management and the Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophy, objectives, and programs. The CEO, Chief Administrative Officer (CAO) and CFO are the members of senior management who interact most closely with the Committee. These individuals provide the Committee with their perspectives on the design and administration of the executive compensation program and awards. In particular, these individuals work together with the Committee to enable the Committee to formulate the specific plan and award designs, performance measures, and performance levels (i.e., threshold, target, and maximum) necessary to align the executive compensation program with its business strategies and objectives.

The CEO reviews with the Committee performance evaluations for each of the other NEOs and her recommendations regarding base salary adjustments, short-term incentive awards, and long-term equity awards for the other NEOs to ensure alignment with the Committee’s compensation principles. However, all final decisions regarding the compensation of the NEOs are made by the Committee. The Committee conducts its own performance assessment of the CEO and no management recommendation is made with regard to her compensation.

Components of Executive Compensation Program

The table below provides an overview of the principal components of CDI’s executive compensation program for 2011, including the objectives of each component. The table illustrates that most of the components are tied (directly or indirectly) to either company or individual performance, in ways that we believe serve to enhance shareholder value. In designing our executive compensation program, the Committee seeks to balance (a) cash and non-cash compensation, (b) compensation that is fixed and compensation that is contingent on performance, and (c) for contingent compensation, compensation that is based on the company’s short-term performance and compensation based on long-term performance. More information and analysis regarding each of these components is contained below in this CD&A section.

Component of CDI’s Executive Compensation Program	Key Features	Performance Relationship	Principal Purpose(s)
Base Salary	Fixed cash payments	Salary levels are based on roles, responsibilities, experience, skill set and past performance by the executives	Attract and retain executives; reward executives for level of responsibility, experience and sustained individual performance; provide income certainty for executives
Cash (Non-Equity) Incentive	Annual incentive program, paid in cash	Align executives with annual goals and objectives; create direct link to annual financial and operational performance	Motivate executives to achieve annual business goals
Long-Term (Equity) Incentive Awards	Three equal forms of annual awards: SARs, TVDS and PCDS; executive stock purchase opportunity provides stock match with vesting period for purchases by recently hired executives	Accelerate growth and balance this growth with profitability; actual value realized fluctuates with CDI operating and stock price performance	Align the interests of CDI’s executives with those of shareholders; executive retention; promote stock ownership by executives; balance plan costs, such as accounting and dilution, with executive perceived value
Benefits	Provide competitive employee benefits.	We do not view this as a significant component of our executive compensation program.	Attract and retain executives by providing market competitive benefits

Benchmarking and Competitive Compensation

To determine what comparable companies are paying their executives, the Committee has retained independent outside compensation consulting firms to do periodic studies. In October 2010, Towers Watson performed an executive compensation review. Consultant compensation studies looked at proxy statement data from peer group companies which are in the same businesses as CDI, as well as survey data of similar-size companies.

For 2011, the peer group remained the same as 2010 and consisted of the following companies, which included all nine companies in the peer group used in the comparative stock performance graph that appeared in CDI’s

Form 10-K filed in March 2011 (those companies are in similar businesses as CDI) plus three additional companies in similar businesses that had been included in previous peer group compensation studies for CDI:

CIBER, Inc.	MPS Group, Inc.
Computer Task Group Inc.	Robert Half International Inc.
Heidrick & Struggles International Inc.	The Shaw Group Inc.
Jacobs Engineering Group, Inc.	TeleTech Holdings, Inc.
Korn/Ferry International	Tetra Tech, Inc.
Manpower Inc.	Volt Information Sciences, Inc.

The Committee adopted a new peer group for 2012, which includes representation for the company’s three lines of business, with greater emphasis on engineering solutions consistent with the emerging business strategy.

The Committee looks at the results of these periodic compensation studies to see whether CDI’s executive compensation levels have remained competitive, taking into consideration the company’s size relative to the peers. The results of these studies are also used when CDI hires a new executive.

Though the Committee referred to market data in its analysis, as well as allocations between annual and long-term compensation, the Committee did not employ specific equations for determining compensation amounts based on such data. Rather, the Committee’s emphasis was on establishing compensation packages for the executive officers that would be competitive with those offered by other employers, appropriately reflect each officer’s skill set and experience, and encourage retention of top performers.

New NEO Compensation Arrangements

In connection with her becoming the President and CEO of the company, Ms. Eberhart entered into an employment agreement with CDI. The compensation arrangement for the CEO was designed to be market competitive. Ms. Eberhart’s base salary and cash incentive amounts were set at a market competitive level for an incoming CEO. In addition, Ms. Eberhart was granted initial equity awards of SARs, TVDS and PCDS. These initial awards of SARs and TVDS also contained special features that provide for market conditions that impact the vesting and exercisability of these awards. In the case of the TVDS, in order to vest, the market price of the shares must be greater than the grant date price on the respective vesting dates. In the case of the SARs, the amount of SARs issued upon exercise of the SARs is based on the market price on the first year anniversary of the election to exercise. The additional market conditions were included due to the larger size of the initial equity grants in relation to those expected to be provided to our CEO in future years. The larger equity compensation grants were awarded to attract the new CEO and to align the new CEO’s interests with shareholders. The employment agreement requires Ms. Eberhart to relocate her primary residence to the Philadelphia area. In connection with this relocation, the company agreed to cover a number of expenses with the relocation efforts, including certain housing and relocation costs.

In addition, Mr. Larney and Mr. Clark joined CDI in 2011. The annual equity awards had not yet been awarded at the time each executive joined the company. Accordingly, each executive was awarded annual equity awards at the same time as the other executives. No other equity awards were made to the executives. Mr. Larney, who was hired in August 2011, received a guaranteed bonus that was based on a bonus he earned and forfeited upon resigning from his prior employer.

The Principal Components of CDI’s Executive Compensation Program

The principal components of our compensation packages are base salary, an annual cash incentive plan and long-term equity incentives.

Base Salary

The Committee annually reviews the base salaries of the executive officers as part of the overall review and determination of our executive compensation program for the relevant fiscal year. With respect to base salary, the Committee’s objective is to offer a level of fixed cash compensation, determined with reference to applicable market data and consideration of other factors described above, that will enable us to attract and retain top talent.

For fiscal year 2011, the Committee only adjusted the base salaries of two NEOs. Mr. Giorgio’s salary was restored to its original amount prior to the 2.5% salary reductions that occurred in 2009, an annual increase of $11,626. Mr. Short’s salary was increased by an annual rate of $15,000 (4%) based on, among other things, internal pay equity considerations, level of responsibility and individual performance.

The Cash Incentive Compensation Program

In addition to receiving a base salary, the NEOs participate in an annual incentive compensation program under which they can earn additional cash compensation depending mainly on the company’s financial performance during the year and, to a lesser extent, on their individual performance. The cash incentive compensation program is designed to reward short-term (one year) business results whereas the equity awards are tied to long-term stock price.

Under our cash incentive compensation program, a percentage of each executive’s salary is established as the target incentive compensation payout amount for that executive. The executive would earn this target amount for 100% achievement of the executive’s incentive compensation goals. The percentage of an executive’s salary for his or her target payout amount is based on a competitive market analysis, internal equity and roles and responsibilities, and higher percentages generally apply to executives at higher levels in the organization and for positions which have a greater impact on the company’s financial results. Accordingly, these executives have a greater percentage of their total cash compensation at risk but also are given greater potential rewards under the cash incentive compensation program. Consistent with these principles, our CEO had the highest target payout percentage among the NEOs (at 80% of salary), followed by our Executive Vice Presidents (at 70%) and our CAO (50%).

The following table shows the relative weights given to the various elements of our cash incentive compensation program for the NEOs in 2011:

Elements of Cash Incentive Compensation Program	Weighting
CDI Pre-Tax Profit	52%
CDI Revenue	33%
Individual Objectives	15%

Total	100%

Under CDI’s cash incentive compensation program, the Committee may, subject to compliance with Section 162(m) of the Internal Revenue Code in the case of the CEO, increase or decrease the amounts to be paid to executives. The Committee believes that having this discretion is important in order to take into account unexpected events that may occur after the incentive compensation criteria are set which could otherwise result in payouts that are too low or too high under the circumstances, recognize unique or special accomplishments by executives during a given year, take into consideration market changes in executive compensation, discourage executives from taking unnecessary or excessive risks to achieve performance goals, and otherwise carry out the broad objectives of our compensation program.

The Portion of Cash Incentive Compensation Based on CDI Financial Results

Under our 2011 cash incentive compensation program, 85% of each executive’s target incentive was based on the company’s achievement of its financial targets. The Committee chose pre-tax profit and revenue as the financial measures for the 2011 program, with pre-tax profit given the greater weight. The Committee concluded that pre-tax profit growth would have the most direct impact on increasing shareholder value in a recovering economy. Revenue was selected to encourage growth of the overall business during 2011.

To earn the target level of cash incentive compensation based on pre-tax profit and revenue, the company or applicable business unit needed to hit the target levels of pre-tax profit and revenue in CDI’s 2011 financial plan. The financial plan is developed by management, and reviewed and approved by the Finance Committee, which in turn recommends it for final approval by the Board. The specific financial targets for a given year depend on a number of factors, including where CDI is in its business cycle and the size and strength of the pipeline of business with which CDI enters the year. We believe that if CDI consistently attains or exceeds its target levels of pre-tax profit and revenue, shareholder value will increase over the long term. Our targets are intended to be challenging, yet realistic and achievable at the time they are established.

Under our cash incentive compensation program, we establish a payout scale for each financial measure above and below the target. Each scale sets a threshold level of performance (below which no cash incentive compensation would be earned) and a maximum level of performance (above which no additional incentive compensation could be earned).

The following table provides basic information about the payout levels established for CDI’s 2011 corporate cash incentive compensation metrics.

	Non-GAAP Pre-Tax Profit (PTP)*			Revenue
Payout Level	Achievement Needed (in millions)	% of Target	Payout as a % of Target Payout	Achievement Needed (in millions)	% of Target	Payout as a % of Target Payout
Threshold level	$25.1	70%	35%	$1,010.7	95%	50%
Target level	$35.8	100%	100%	$1,063.9	100%	100%
Maximum level	$46.5	130%	150%	$1,223.5	115%	150%
*	Pre-tax profit before bonus expenses, income from the benefit related to a successful legal appeal in connection with the UK Office of Fair Trading (OFT) matter and certain CEO investments, contingencies and transition costs authorized by the Committee.

CDI’s pre-tax profit achievement for 2011 was $31.7 million, which represented 88.3% of the target level. The revenue achieved by CDI for 2011 was $1,060 million, which represented 99.6% of the target level. This resulted in a payout to the NEOs equal to 83% of the target payout for both financial measures.

As the leader of our Engineering Solutions business unit during 2011, Mr. Giorgio’s annual cash incentive compensation metrics were more focused on the results he drove at his business unit, with 35% based on the contribution margin dollar amount for the business unit, 25% based on the revenue of the business unit and 25% based on the combined corporate financial metrics achievement, with the balance of 15% based on his individual performance. This resulted in an achievement level of 103.2% and a payout equal to 107.7% of the target payout for Mr. Giorgio’s financial metrics.

The Portion of Cash Incentive Compensation Based on Individual Performance

We include individual performance as a component of our cash incentive compensation program for executives because we believe that each executive should demonstrate executive leadership behaviors and achieve strategic objectives in any given year. The Committee makes an overall evaluation of the CEO’s individual performance after the end of the year. The Committee determined that Ms. Eberhart’s performance was at the 90% level. The CEO assesses the individual performance of the other NEOs and reports to the Committee, which evaluates these assessments. These individual performance assessments are factored in the overall percentage of achievement as set forth below in the “Summary of Cash Incentive Compensation Earned in 2011.”

The individual performance-based assessments recognize the leadership and individual contributions in each NEO’s respective area as more fully described below:

•

For Ms. Eberhart, in recognition of her leadership in achieving plan results and objectives for 2011, building a strong executive leadership team and development of a comprehensive strategic plan for the company.

•	For Mr. Larney, in recognition of his improvement of the company’s balance sheet and his strengthening of the financial leadership team.

•	For Mr. Clark, in recognition of his efforts in development of the company’s strategic plan and other strategic initiatives.

•	For Mr. Giorgio, in recognition of the strong performance of the Engineering Solutions business unit during 2011 and his leadership of the engineering business into the new organizational structure.

•	For Mr. Short, in recognition of his support of the executive leadership changes, people care initiatives and organizational changes.

Summary of Cash Incentive Compensation Earned in 2011

The following table shows what was earned by each NEO under the company’s cash incentive compensation program, as a percentage of the target payout.

Name of Executive	Target Amount		Actual Amount Earned	Percentage of Target Earned
Paulett Eberhart	$600,000		$504,178	84.0%
Robert Larney	$138,500	*	$118,000	85.2%
Philip Clark	$210,000	*	$195,000	92.9%
Robert Giorgio	$325,000		$350,000	107.5%
Brian Short	$170,600		$155,000	90.9%

*	Prorated to reflect joining the company during 2011.

Equity Compensation

We believe that ownership of CDI stock by our executives creates an important link between the financial interests of the executives and the interests of our other shareholders. Accordingly, we regard the stock-based elements of our executive compensation program as essential to the program’s effectiveness. Each year, we grant equity awards to our executives under the 2004 CDI Corp. Omnibus Stock Plan (the “Omnibus Plan”). These awards have typically consisted of a combination of the following: stock-settled Stock Appreciation Rights (SARs), Time-Vested Deferred Stock (TVDS) and Performance-Contingent Deferred Stock (PCDS).

A considerable portion of CDI’s executive compensation is in the form of equity, the value of which is dependent upon the future value of CDI stock. In addition, we require our executives to own a significant amount of CDI stock. This helps to align the financial interests of our executives with the financial interests of our other shareholders.

PCDS, which vests only if CDI meets a financial target, has been a part of our standard executive compensation package to directly tie equity compensation to company operating performance. TVDS, which typically vests over a five-year period, was specifically designed to promote employee retention. Another reason that deferred stock (both TVDS and PCDS) was chosen to be a component of the equity compensation for CDI’s executives (rather than just SARs or stock options) is that fewer shares of deferred stock need to be awarded, as compared to SARs or stock options, to provide the equivalent economic value to a recipient, thereby also reducing the company’s share dilution. In addition, deferred stock assists executives in meeting their stock ownership requirements, which are described below.

The Committee has generally not considered previously-granted equity awards when structuring the compensation arrangements of the executives because the Committee focuses on the value of a person’s job for the year or years to which a compensation arrangement relates and not on past compensation arrangements. We seek to motivate the future performance of the company’s executives, while previously-granted equity awards reflect their past performance. In determining the overall amount of equity awards to grant each year, the Committee considers CDI’s stock “overhang” (the potential dilution the awards would have on the company’s outstanding shares), the number of shares available for grant under the Omnibus Plan and the financial expense the company would incur in connection with the awards.

In 2011, the Committee adopted a new approach to determining the size of each executive officer’s annual equity award. In prior years, award size has been based on tiers and each tier was assigned a stock option amount that was converted split into three SARs, TVDS and PCDS based on a pre-set formula. Annual awards were determined this year based on a targeted dollar value. The dollar value is determined as a percentage of each executive’s salary. The percentage of an executive’s salary for his or her annual award amount is based on a competitive market analysis, internal equity and cost. Our CEO was not awarded an annual award as pursuant to her employment agreement she received an initial equity grant upon joining the company (as described on page 27). Our Executive Vice Presidents’ percentages were each set at 100% of salary and our CAO was set at 70% of salary. Each NEO’s fiscal year 2011 annual award was divided into three equally valued grants (SARs, TVDS and PCDS) based on the fair value on the date of the grant. The specific equity awards made to each NEO in 2011 are set forth in the Grants of Plan-Based Awards Table on page 42.

We believe that equity compensation provides CDI the ability to attract and fairly compensate its executives and also helps us to retain our executives. Since SARs and deferred stock typically vest over a period of years, they encourage executives to remain with the company in order for them to realize the full potential value of their equity awards. Our equity awards also provide executives with additional shares with a value equal to the accumulated cash dividends paid on CDI stock during the TVDS and earned PCDS vesting periods. This allows the executives to achieve total returns consistent with those of CDI’s shareholders, provided that the executives satisfy the performance and/or vesting requirements.

Performance-Contingent Deferred Stock (PCDS) Achievement

PCDS provides incentive compensation that can be earned only if an objective financial performance measure, or threshold, is met by CDI in a given year. The metric for 2011 was non-GAAP pre-tax profit (as described above). Pre-tax profit was chosen to drive 2011 performance and enhance shareholder value.

For the executive officers other than Ms. Eberhart and Mr. Giorgio, the chart below sets forth the target and payout percentages at different levels of performance.

	Non-GAAP Pre-Tax Profit (PTP)*
Payout Level	Achievement Needed (in millions)	% of Target	Payout as a % of Target Payout
Threshold level	$25.1	70%	35%
Target level	$35.8	100%	100%
Maximum level	$46.5	130%	150%

*	Pre-tax profit before bonus expenses, income from the benefit related to a successful legal appeal in connection with the OFT matter and certain CEO investments, contingencies and transition costs authorized by the Committee.

The company achieved $31.7 million of pre-tax profit and the executives earned 75.4% of the target number of PCDS shares awarded.

Ms. Eberhart’s employment agreement set forth a separate payout scale for her PCDS award as shown below:

	Threshold	Target	Maximum
Non-GAAP Pre-Tax Profit ($)*	25.1 MM	35.8 MM	46.5 MM
PCDS (# shares)	10,000	50,000	100,000

*	Pre-tax profit before bonus expenses, income from the benefit related to a successful legal appeal in connection with the OFT matter and certain CEO investments, contingencies and transition costs authorized by the Committee.

Based on the payout scale, Ms. Eberhart earned 69.3% of her target number of PCDS shares awarded.

Mr. Giorgio’s employment agreement sets forth a separate PCDS arrangement that awards the shares following achievement. Achievement of the awards is based on the contribution margin dollar amount for the Engineering Solutions business unit. The amount awarded is targeted to a dollar amount as opposed to a share amount based on the following payout scale. This arrangement was agreed to at the time Mr. Giorgio’s agreement was entered into in February 2009 and was used to deliver a certain dollar value of incentive to the executive over the term of the agreement.

	90%	95%	Target	105%	110%+
PCDS	$77,530	$139,554	$232,590	$310,120	$387,650

Based on the payout scale, Mr. Giorgio earned 117% of his target PCDS award which was paid in shares based on the closing price of CDI shares on the date earned.

Under our PCDS program, any shares that are earned vest 50% at the time they are earned (which would typically be determined in February or March of the year after the performance goal was achieved) and 50% one year later. The executive must be employed by the company at the time shares of PCDS vest in order to receive the stock. This vesting feature is designed to add a retention element to the PCDS awards.

Personal Benefits and Perquisites (Perks)

Our basic philosophy is that executives should receive a minimal amount of perks in comparison to their total compensation. However, we believe that some perks, such as relocation expenses and transitional living expenses, are in certain circumstances part of a competitive executive compensation package and are necessary and appro-

priate in order to attract and retain highly competent executives. See page 41 for information regarding the NEOs’ perquisites in 2011.

Retirement Benefits and the Deferred Compensation Plan

Our philosophy with respect to retirement benefits is to have a basic tax-qualified retirement savings plan in place – a 401(k) plan – which is available to all employees. The 401(k) plan provides CDI’s employees with a savings program in which each employee can control how his or her savings are invested.

Federal tax rules impose a limit on employee contributions to a 401(k) plan (that limit was $16,500 in 2011, though participants over the age of 50 can contribute more) and, due to the Internal Revenue Code nondiscrimination testing required of such plans, a lower limit typically applies to highly-compensated employees (as defined by the Internal Revenue Code) such as the NEOs. For this reason, we have also established a nonqualified Deferred Compensation Plan for certain of our highly-compensated employees. This is a voluntary program under which the company does not make any contributions. It allows highly-compensated employees who cannot contribute the maximum allowable amount to their 401(k) plan account because of Internal Revenue Code limitations to save for retirement in a tax-effective way at minimal cost to the company. Additional information regarding the Deferred Compensation Plan can be found beginning on page 48 in connection with the Nonqualified Deferred Compensation Table for 2011.

Severance and Post-Employment Compensation

We seek to provide a generally competitive severance benefit to our senior management, including the NEOs. We have adopted a severance policy which, in recognition of our senior managers’ past service to CDI, is intended to assist them in transition from employment by CDI when that employment is terminated by the company without cause. Under this policy, the severance payout periods are longer (and the total payments are generally greater) for the highest level managers such as our executive officers, since we believe that it usually takes longer for senior executives to find a new job. All of our executive officers are eligible for up to one year of base salary continuation under this policy (as well as outplacement and certain employee benefits). In order to receive the benefits of this program, executives must sign a release and waiver of claims against CDI and agree not to compete with CDI or solicit its customers or employees during the severance period. Additional details regarding the post-termination benefits that our executives can receive can be found in the section “Potential Payments upon Termination of Employment or Change in Control” beginning on page 49.

In structuring a severance program, the Committee does not consider an executive’s accumulated wealth because the Committee does not believe it has adequate insight into an executive’s overall individual financial condition and it believes that a severance program such as that offered by the company is needed to remain competitive in the market for executive talent.

Former Executive Officers

In January 2011, Mr. Ballou retired as CEO and entered into an agreement with the company to provide consulting and transition services as may be requested by the Board and the new CEO, on a full-time basis through March 31, 2011 and on a part-time basis for one year after that. A summary of the terms of the severance arrangements in his employment agreement and the terms of his post-employment compensation in the agreement signed upon his retirement can be found starting on page 51, in the section titled “Potential Payments Upon Termination of Employment or Change in Control”. The compensation arrangements in the January 2011 agreement generally provide Mr. Ballou with what he would have received under his employment agreement had he remained our CEO until March 31, 2011 and then retired, plus some additional compensation in return for Mr. Ballou’s agreement to provide consulting services for an additional year in order to assist with the transition to a new CEO. We believe these severance arrangements, which were in Mr. Ballou’s employment agreement entered into in January 2008, were important as a recruitment and retention device, since most of the companies with which we compete for executive talent have similar agreements in place for their CEOs.

Under Mr. Ballou’s agreement, provided he performed his transition services and consulting services to the reasonable satisfaction of the Board of Directors, Mr. Ballou was eligible to receive a cash incentive compensation award for the first quarter of 2011. This incentive award was based 60% on CDI’s pre-tax profits in the first quarter of 2011 and 40% on CDI’s revenue in the first quarter of 2011. The Committee aligned these metrics with those of the new CEO. Based on the financial performance in the first quarter of 2011, the Committee approved a bonus for Mr. Ballou of $101,000 (67% of the target payout).

Mr. Kerschner left the company in September 2011 and entered into an agreement with CDI pursuant to which, among other things, Mr. Kerschner agreed to a release and waiver of claims and non-competition and non-solicitation covenants in order to receive the severance provided under the terms of CDI’s Executive Severance Program.

Other Important Programs, Policies and Factors Affecting Executive Compensation

Advisory Vote on Executive Compensation

We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting. While this vote was not binding on the company, our Board of Directors or Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board of Directors and Committee value the opinions of our shareholders.

At the 2011 Annual Meeting, more than 99% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as disclosed in the 2010 proxy statement. Given the significant level of support, the Committee did not make any changes to our executive compensation based on the vote results. Nevertheless, as we have discussed, the Committee has made important changes to our executive compensation programs for 2012 which demonstrate our ongoing commitment to aligning our executive compensation with the interests of our shareholders and current market practice. These changes build upon our strong compensation governance framework and pay-for-performance philosophy.

Our Stock Ownership Requirements

In 2012, the company adopted revised stock ownership guidelines applicable to our executive officers to increase the ownership requirement, limit the types of shares that count towards meeting the guideline and eliminate the compliance deadline in light of the share retention policy. The company requires that NEOs accumulate and hold shares of CDI with a value equal to a specified multiple of base pay. The multiples for specific executive levels are shown below.

Target
CEO	5x base salary
Other NEOs	3x base salary

Only shares owned by an NEO are counted towards meeting the guideline. Stock options, SARs and unvested TVDS are not included in determining whether an executive has achieved the ownership levels. Executives who have not met their ownership guidelines are required to retain 75% of shares earned from the equity compensation program until the guideline is met. None of our current executives has yet attained the required levels of CDI stock ownership.

The Stock Purchase Plan (SPP)

During 2011, the Committee eliminated management’s future participation in the SPP program (both the mandatory and voluntary deferral) to align with market practice. However, due to tax regulation, deferrals that had already been set for 2011 continued just for that year. This decision was made in connection with the adoption of new stock ownership guidelines that increased executives’ stock ownership amounts.

Under the SPP, 25% of the cash incentive compensation earned by a NEO is automatically deferred and converted into SPP units (based on the market price of CDI stock on the date that the cash incentive compensation is approved by the Committee) until the executive has achieved the required stock ownership levels described above. An executive can voluntarily elect to defer and convert up to an additional 25% of his or her cash incentive compensation into SPP units. The company makes a matching contribution of one unit for every three units acquired by the executive through these voluntary deferrals. Upon vesting, the executive receives one share of CDI stock for each SPP unit. The vesting period is selected by the executive, but must be at least three years and cannot be longer than ten years.

The Executive Stock Purchase Opportunity Program

The Executive Stock Purchase Opportunity Program is designed to offer executives an incentive to make a personal financial investment in the future success of CDI, in order to further tie their interests to the company’s shareholders. Ms. Eberhart, Mr. Larney and Mr. Clark, as new hires, participated in this program in 2011. The Program has assisted eligible participants in meeting their stock ownership requirements.

Under this program, which is typically a one-time opportunity for each executive, for every share of CDI stock that the executive purchases within a specified 20-day period, the company grants 0.4 shares of TVDS, which vest at the rate of 20% per year over five years so long as all of the underlying purchased shares are retained by the executive. The TVDS is forfeited if the executive resigns or is terminated for cause prior to vesting. Executives at higher levels and with greater impact on the company’s financial performance are given a bigger opportunity to purchase shares under this program.

The Timing and Pricing of Equity Awards

Equity awards to executives are generally made once a year. The Committee normally meets to approve the annual awards to the NEOs shortly after the issuance of the company’s earnings release for the previous year. The exercise price of SARs and the per share value of TVDS and PCDS awards equals the closing market price of CDI stock on the award date. We typically schedule the grants of our annual equity awards to take place shortly after the release of our annual earnings so that this information is reflected in CDI’s stock price at the time of the awards. In 2011, the grants were delayed until October in order to give the Committee and our new CEO more time to review the compensation program and award levels.

Between the times of the annual grants, equity awards are sometimes made in the event of a significant new hire or a significant promotion. In order to allow the company to react quickly, the authority to grant awards in these situations has been delegated by the Committee. For high-level managers who report directly to the CEO and may receive larger awards, the awards are typically recommended by the CEO and approved by the Chair of the Committee, with notice given to the other members of the Committee. For lower-level managers who typically receive smaller awards, the CEO has been delegated authority by the Committee to approve awards that adhere to the Committee’s guidelines and are consistent with past practice in size and type. For new hires, the award date is the recipient’s first day of employment. In the case of significant promotions, the award date is on or around the time of the recipient’s promotion. However, an award date may not be earlier than the date on which the grant was approved. In all cases, the exercise price of SARs and the per share value of deferred stock is the closing price of CDI stock on the date of grant.

Our practices regarding the timing and pricing of equity awards are the same for executives as they are for awards made to other employees. Our policies and procedures applicable to the timing of equity awards are designed to provide assurances that grant timing is not being manipulated to result in a price that is more favorable to employees. Additionally, all awards made by the Committee must occur only at meetings of the Committee (including telephonic meetings) and may not occur through action by written consent.

Our Clawback Policy

CDI has a “clawback” policy under which the company can cancel and recoup from any employee in the CDI organization any incentive compensation or equity awards that were based on incorrect information, whether the error in the information occurred as a result of oversight, negligence or intentional misconduct (including fraud). The Committee has discretion to treat employees who received an award based on incorrect information differently depending on an employee’s degree of involvement in causing the error, an employee’s assistance in discovering and/or correcting the error, and any other facts that the Committee determines to be relevant.

The Effect of the Compensation Program on Risk

We believe that our compensation programs do not encourage excessive and unnecessary risk taking. In particular, although a substantial portion of the compensation provided to our NEOs is performance-based, our executive compensation program is designed to balance risk. Among the reasons for this belief are the following:

•	The existence of the clawback policy described above.
•	Base salaries provide a fixed element of compensation at levels which we consider sufficient not to encourage undue risk taking.
•

Under our cash incentive compensation program, the Committee and executive management retain the discretion to reduce or withhold compensation if it is determined an executive has caused CDI to incur excessive risk.

•

In the case of our NEOs, the design of our compensation programs encourages CDI’s executives to remain focused on both the short- and long-term operational and financial goals of the company, with substantial focus based on the long-term performance of CDI. For example, SARs and TVDS awards vest over a number of years, which encourages executives to focus on sustained stock price appreciation.

•

Stock ownership requirements for our NEOs ensure that executives maintain a significant level of CDI stock ownership, providing considerable motivation for them to take into account CDI’s long-term interests.

•	Our incentive awards depend on performance with respect to a mix of financial and non-financial goals, to avoid excessive weight on a single performance measure.
•	Caps are in place for all incentive compensation programs.

The Impact of Tax Deductibility Limitations on our Compensation Design and Decisions

The Committee evaluates the impact of Section 162(m) of the Internal Revenue Code on our executive compensation program. Section 162(m) limits the deductibility by the company of certain compensation paid to our NEOs (other than to our CFO) in excess of $1 million per year. The Section 162(m) regulations provide an exemption for “qualified performance-based compensation”. Over the years, the Committee has sought to ensure that a majority of CDI’s equity compensation plans satisfy the requirements for a “performance-based” plan under the Section 162(m) regulations so that most forms of compensation to executive officers under those plans would be exempt from the deductibility limitation. The cash incentive compensation, SARs, TVDS and PCDS which Ms. Eberhart received under her employment agreements were structured to satisfy the “performance-based” exemption under Section 162(m). Base salary does not qualify for this exemption.

Over the years, the Committee has structured executive compensation arrangements to be deductible to the extent possible. However, the Committee believes that, in some circumstances and particularly for the CEO, factors other than tax deductibility may be more important in determining the forms and levels of executive compensation which are most appropriate and in the best interests of CDI and its shareholders. Therefore, the Committee reserves the flexibility to approve executive compensation that may exceed the deductibility limitation in the future.

Use of Tally Sheets

Each fall, the Committee reviews tally sheets prepared for each executive officer of CDI by the company’s Human Resources organization. The tally sheets are designed to show the total compensation (broken down into each element of compensation) which has been paid to each executive and the compensation which would be paid to the executive following termination of his or her employment under various scenarios. Committee members believe that tally sheets provide a comprehensive picture of an executive’s total compensation, give the Committee a better understanding of how the various components of an executive’s compensation package fit together and provide a context for making pay decisions. In its October 2011 review of tally sheets, the Committee determined that the annual compensation amounts for the NEOs were consistent with the Committee’s expectations and aligned with our objectives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with CDI’s management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Michael J. Emmi, Chair

Ronald J. Kozich

Albert E. Smith

Summary Compensation Table

The following table summarizes the compensation during the past three years for each person who served as an executive officer of CDI in 2011. Paulett Eberhart, Robert Larney and Phil Clark joined CDI during 2011, so no compensation information is provided for them for 2010 or 2009, and 2011 reflects a partial year for each of them. Robert Giorgio became an executive officer in 2011, so no compensation information is provided for him for 2010 or 2009. Brian Short joined CDI in March 2009, so 2009 reflects a partial year for him. Roger Ballou’s and Mark Kerschner’s employment ended during 2011, so 2011 reflects a partial year for each of them.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
H. Paulett Eberhart,	2011	731,557	2,652,305	813,000	504,000	165,543	4,866,405
President and Chief Executive Officer

Robert M. Larney,	2011	160,929	301,947	158,334	118,000	0	739,210
Executive Vice President and Chief Financial Officer

Philip L. Clark,	2011	264,344	336,201	149,999	195,000	154,000	1,099,544
Executive Vice President, Global Business Development and Operations

Robert J. Giorgio,	2011	458,238	434,825	77,439	350,000	20,176	1,340,678
Executive Vice President, Global Engineering and Technology Solutions

Brian D. Short,	2011	341,274	153,801	81,665	155,000	522	732,262
Senior Vice President, Chief Administrative Officer and General Counsel	2010	332,506	36,850	51,693	67,258	131	488,438
	2009	236,844	12,354	11,289	17,584	0	278,071

Roger H. Ballou,	2011	17,981	281,250	0	101,000	371,422	771,653
Former President and Chief Executive Officer (until January 10, 2011)	2010	731,250	281,250	0	215,082	49,230	1,276,812
	2009	735,425	281,250	0	37,500	32,425	1,086,600

Mark A. Kerschner,	2011	244,520	5,413	0	0	117,266	367,199
Former Executive Vice President and Chief Financial Officer (until August 30, 2011)	2010	326,625	37,675	51,693	65,069	6,674	487,736
	2009	328,483	28,335	28,223	10,000	5,487	400,528

Notes to the Summary Compensation Table:

The “Salary” Column

In some cases, the amounts shown in the Salary column include amounts which an executive has elected to defer in connection with CDI’s Deferred Compensation Plan. Mr. Ballou deferred a portion of his salary in 2010 and 2009, and Mr. Kerschner deferred a portion of his salary in 2011, 2010 and 2009. The amounts of Salary deferred by Mr. Kerschner in 2011 are reflected in the Executive Contributions in Last FY column of the Nonqualified Deferred Compensation Table for 2011 on page 49.

The “Stock Awards” Column

The following Stock Awards have been granted to executives in the years covered by the Summary Compensation Table:

Time-Vested Deferred Stock (TVDS) – Shares of TVDS are earned by an executive over a vesting period, typically 20% per year over five years. Upon vesting, the shares of TVDS convert into unrestricted shares of CDI stock, and accrued dividends are payable in additional shares of CDI stock. During the vesting period the executive must remain employed by CDI, except in connection with certain terminations described below in the “Potential Payments upon Termination of Employment or Change in Control” section.

Performance-Contingent Deferred Stock (PCDS) – Shares of PCDS can be earned by an executive for meeting or exceeding annual financial goals. Half of any PCDS which is earned vests shortly after the end of the year and the other half vests one year later. Upon vesting, the shares of PCDS convert into unrestricted shares of CDI stock, and accrued dividends are payable in additional shares of CDI stock.

Stock Purchase Plan (SPP) units – During 2011, the Compensation Committee eliminated the executives’ future participation in the SPP, but due to tax regulations, deferrals that had already been set for 2011 continued just for that year. Under the SPP, 25% of the Non-Equity Incentive Plan Compensation earned by a NEO was deferred and converted into SPP units (based on the market price of CDI stock on the date that the amount of Non-Equity Incentive Plan Compensation was approved by the Compensation Committee) until the executive achieved the required stock ownership levels. An executive also could voluntarily elect to defer and convert up to an additional 25% of his or her Non-Equity Incentive Plan Compensation into SPP units. CDI made a matching contribution of one unit for every three units acquired by the executive through these voluntary deferrals. Upon vesting, the executive receives one share of CDI stock for each SPP unit, and accrued dividends are payable in additional shares of CDI stock. The vesting period is selected by the executive, but must be at least three years and cannot be longer than ten years.

The Stock Awards column represents the aggregate grant date fair value of TVDS, PCDS and SPP units received by the NEOs in a given year, calculated in accordance with FASB ASC Topic 718 (without any reduction for estimated forfeitures). For additional information regarding the valuation assumptions relating to CDI’s Stock Awards, see Note 7 to the company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011. The amounts in the Stock Awards column reflect the grant date fair value for these awards under accounting rules and do not necessarily correspond to the actual value that will be realized by the executives.

The grant date fair value of a TVDS award is equal to the market price of CDI stock on the date of grant multiplied by the number of shares of TVDS received on that date. The following table shows the grant date fair values for the grants to the NEOs in 2011 (the grants on 03/01/11, 06/20/11 and 9/19/11 are company match shares received by the NEO under the Executive Stock Purchase Opportunity Program):

Grant Date	Recipient(s)	Grant Date Fair Value Per Share
01/10/11	Eberhart	$19.20
03/01/11	Eberhart	$14.90
03/29/11	Ballou	$14.32
05/16/11	Giorgio	$13.00
06/20/11	Clark	$13.43
09/19/11	Larney	$10.50
09/29/11	Larney, Clark, Giorgio and Short	$10.98

With respect to SPP units, only the grant date fair value of the additional SPP units received by NEOs as a result of the company match is included in this column (the value of the SPP units which an NEO received as a deferral of cash compensation is reflected in the Salary column or the Non-Equity Incentive Plan Compensation column). The grant date fair value of those SPP units is equal to the market price of CDI stock on the date of grant multiplied by the number of matching SPP units received on that date. In 2011, the grant date fair values for the SPP matching grants to Mr. Giorgio and Mr. Kerschner were $14.32 per share.

The amounts included in the Stock Awards column with respect to PCDS awards are the amounts earned by the executives in connection with those awards, which is consistent with CDI’s accounting treatment of those awards. None of the shares of PCDS awarded in 2010 and 2009 were earned, so no value relating to those awards was included in this column for those years. The maximum value which the executives could have earned under the PCDS arrangements for 2011, assuming that the highest level of performance conditions had been achieved, was $1,538,000 for Ms. Eberhart, $278,201 for Mr. Larney, $263,551 for Mr. Clark, $387,650 for Mr. Giorgio and $143,495 for Mr. Short.

The “Option Awards” Column

The only Option Awards granted to executives in the years covered by the Summary Compensation Table were Stock Appreciation Rights (SARs). The exercise price of SARs is the market price of CDI stock on date of grant. In the years covered by the Summary Compensation Table, the SARs have typically vested over five years and had a seven-year term. SARs are settled (paid) in shares of CDI stock.

The Option Awards column represents the aggregate grant date fair value of the SARs granted to the NEOs in a given year, calculated in accordance with FASB ASC Topic 718 (without any reduction for estimated forfeitures). The following table sets forth the assumptions used to calculate the compensation expense of Option Awards in the Summary Compensation Table on a grant by grant basis.

Grant Date	NEOs Receiving Award	Grant Date Fair Value of Award ($/share)	Risk-Free Interest Rate (%)	Expected Life of Option or SAR (years)	Expected Volatility (%)	Expected Dividend Yield (%)
03/19/09	Kerschner Short	2.82	1.64	5.0	53.50	5.54
02/25/10	Kerschner Short	5.17	2.33	4.9	51.79	3.53
01/10/11	Eberhart	8.13	1.93	4.9	59.98	2.71
09/29/11	Larney Clark Giorgio Short	3.45	.98	4.4	54.61	4.74

For additional information regarding the valuation assumptions relating to CDI’s Option Awards, see Note 7 to the company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011. The amounts in this column reflect the grant date fair value for these awards under accounting rules and do not necessarily correspond to the actual value that will be realized by the executives.

The “Non-Equity Incentive Plan Compensation” Column

The amounts of Non-Equity Incentive Plan Compensation reported in this column for a given year were earned by the NEOs based on their and the company’s performance that year and were paid in the following year. For additional information about CDI’s Non-Equity Incentive Compensation Plan, see the “Cash Incentive Compensation Program” section of the CD&A.

In some cases, the amounts shown in the Non-Equity Incentive Plan Compensation column include amounts which were deferred into the SPP. This applies to a portion of the Non-Equity Incentive Plan Compensation earned by Mr. Short for 2011, 2010 and 2009, by Mr. Ballou for 2009, and by Mr. Kerschner for 2010 and 2009.

In some cases, the amounts shown in the Non-Equity Incentive Plan Compensation column include amounts which an executive has elected to defer in connection with CDI’s Deferred Compensation Plan. Mr. Giorgio deferred a portion of his Non-Equity Incentive Plan Compensation for 2011, and Mr. Ballou and Mr. Kerschner each deferred a portion of his Non-Equity Incentive Plan Compensation for 2010 and 2009. The amounts of Non-Equity Incentive Plan Compensation deferred by Mr. Ballou and Mr. Kerschner in 2011 in connection with the Non-Equity Incentive Plan Compensation they earned for 2010 are reflected in the Executive Contributions in Last FY column of the Nonqualified Deferred Compensation Table for 2011 on page 49.

The “All Other Compensation” Column

All Other Compensation consists of the following:

a.	Dividends – the dollar value of additional shares of CDI stock received by each executive upon vesting of TVDS, PCDS and SPP units relating to accrued dividends (upon vesting, the holders of SPP units and shares of TVDS and PCDS receive additional shares of CDI stock having a value equal to the total dividends paid on a corresponding number of shares of CDI stock during the period from the grant date to the vesting date).

The table below shows the amount of such dividends received by each NEO:

	2011	2010	2009
Paulett Eberhart	0	N/A	N/A
Robert Larney	0	N/A	N/A
Philip Clark	0	N/A	N/A
Robert Giorgio	$20,176	N/A	N/A
Brian Short	$522	$131	0
Roger Ballou	$14,567	$28,109	$16,595
Mark Kerschner	$18,516	$6,674	$5,487

b.	Consulting Fees – Mr. Clark provided consulting services to CDI from January to May, 2011 prior to the time he became an employee of the company. The consulting fees paid to Mr. Clark for his services during this period were $154,000 and are included in All Other Compensation.

c.	Payments Following Termination of Employment – Following his retirement on January 10, 2011, Mr. Ballou provided transition services to CDI through March 31, 2011 and consulting services to CDI during the remainder of 2011. He earned $169,355 for his transition services and $187,500 for his consulting services. Following the end of his employment on September 30, 2011, Mr. Kerschner received severance of $83,750 for the remainder of 2011 and $15,000 for outplacement services.

d.	Other – personal benefits and perquisites received by the NEO unless the total amount of such items received by the NEO is less than $10,000.

In 2011, 2010 and 2009, the CEO of the company was the only executive who received items in this category having a value of $10,000 or more. Mr. Ballou received items in this category valued at $21,121 in 2010 and $15,830 in 2009. In 2011, Ms. Eberhart’s All Other Compensation consisted of relocation-related amounts, specifically travel expenses between her home in Texas and CDI’s executive offices in Philadelphia ($67,670), housing expenses in Philadelphia ($56,805), moving expenses for personal items ($34,533), expenses for her husband when accompanying her on certain business trips or to locate housing in Philadelphia, as well as the use of sports tickets purchased by the company. These amounts are valued on the basis of the actual cost paid or reimbursed by the company.

Grants of Plan-Based Awards Table for 2011

The following table provides information about equity and non-equity awards granted to the NEOs in 2011. The type of award is indicated at the beginning of each row in the table. All equity awards were made under the Omnibus Plan except for SPP units, which were made under the Stock Purchase Plan. All cash incentive awards were granted pursuant to the company’s annual incentive compensation program, though Ms. Eberhart’s, Mr. Giorgio’s and Mr. Ballou’s incentive compensation was also governed by their employment agreements.

Name and Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. Paulett Eberhart
Non-Equity Incentive Plan & SPP Deferral	03/29/11	208,080	600,000	900,000
PCDS	03/29/11				10,000	50,000	100,000
TVDS	01/10/11							100,000			1,920,000
TVDS	03/01/11							13,358			199,034
SARs	01/10/11								100,000	19.20	813,000

Robert M. Larney
Non-Equity Incentive Plan & SPP Deferral	03/29/11	48,032	138,500	207,750
PCDS	10/31/11				4,221	12,059	18,089
TVDS	09/19/11							360			3,780
TVDS	09/29/11							14,420			158,332
SARs	09/29/11								45,894	10.98	158,334

Philip L. Clark
Non-Equity Incentive Plan & SPP Deferral	03/29/11	72,828	210,000	315,000
PCDS	10/31/11				3,998	11,424	17,136
TVDS	06/20/11							4,000			53,720
TVDS	09/29/11							13,661			149,998
SARs	09/29/11								43,478	10.98	149,999

Robert J. Giorgio
Non-Equity Incentive Plan & SPP Deferral	03/29/11	85,285	244,125	366,188	1,848	5,291	7,936
TVDS	05/16/11							5,963			77,519
TVDS	09/29/11							7,052			77,431
SARs	09/29/11								22,446	10.98	77,439
SPP	03/29/11							2,383			34,125

Brian D. Short
Non-Equity Incentive Plan & SPP Deferral	03/29/11	44,373	127,950	191,925	962	2,773	4,160
PCDS	10/31/11				2,177	6,220	9,330
TVDS	09/29/11							7,438			81,669
SARs	09/29/11								23,671	10.98	81,665
SPP	03/29/11							1,174			16,812

Roger H. Ballou
TVDS	03/29/11							19,640			281,245

Mark A. Kerschner
SPP	03/29/11							1,514			21,680

Notes to the Grants of Plan-Based Awards Table for 2011:

The “Grant Date” Column

This column sets forth the date that the grant or award was approved by the Compensation Committee.

The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” Columns

These columns show the possible payouts under CDI’s Non-Equity Incentive Compensation Plan for 2011, at the threshold level of performance, at the target level of performance and at the level of performance that would result in the maximum payout. To determine the threshold level, we used the thresholds that apply to the portion of the Non-Equity Incentive Compensation Plan based on CDI’s financial results and assumed that nothing was earned under the portion of the Non-Equity Incentive Compensation Plan based on individual objectives. The actual amounts earned by the NEOs (whether paid in cash or deferred in the form of SPP units) are set forth in the Summary Compensation Table under the column for Non-Equity Incentive Plan Compensation. For additional information about CDI’s Non-Equity Incentive Compensation Plan, see the “Cash Incentive Compensation Program” section of the CD&A.

For 2011, 25% of the Non-Equity Incentive Plan Compensation earned by Mr. Giorgio and Mr. Short was paid in the form of SPP units rather than in cash. In the rows for “Non-Equity Incentive Plan & SPP Deferral”, the portion of their 2011 Non-Equity Incentive Plan Compensation which was deferred into SPP units is reflected in the columns under “Estimated Possible Payouts Under Equity Incentive Plan Awards” and the portion of their 2011 Non-Equity Incentive Plan Compensation which was not deferred into SPP units (and was therefore payable in cash) is reflected in the columns under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.”

The “Estimated Possible Payouts Under Equity Incentive Plan Awards” Columns

As described above, 25% of the Non-Equity Incentive Plan Compensation earned by Mr. Giorgio and Mr. Short for 2011 was paid in the form of SPP units. In the rows for “Non-Equity Incentive Plan & SPP Deferral”, the portion of their 2011 Non-Equity Incentive Plan Compensation which was deferred into SPP units is reflected in the columns under “Estimated Possible Payouts Under Equity Incentive Plan Awards” and the portion of their 2011 Non-Equity Incentive Plan Compensation which was not deferred into SPP units (and was therefore payable in cash) is reflected in the columns under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.” For purposes of this table, the dollar amounts of Non-Equity Incentive Plan Compensation which Mr. Giorgio and Mr. Short would defer into the SPP at the Threshold, Target and Maximum levels were converted into a number of SPP units based on the market price of CDI stock ($15.38 per share) on the date that the amount of Non-Equity Incentive Plan Compensation earned by the executives was approved by the Compensation Committee in March 2012. To determine the threshold level of performance, we used the thresholds that apply to the portion of the Non-Equity Incentive Compensation Plan based on CDI’s financial results and assumed that nothing was earned under the portion of the Non-Equity Incentive Compensation Plan based on individual objectives. The actual amounts earned by the NEOs (the cash portion as well as the deferred portion) are set forth in the Summary Compensation Table under the column for Non-Equity Incentive Plan Compensation. For additional information about CDI’s Non-Equity Incentive Compensation Plan, see the “Cash Incentive Compensation Program” section of the CD&A.

The rows for PCDS show the number of shares of PCDS which each NEO could earn for 2011 at the threshold level of performance, at a target level of performance and at the level of performance that would result in the maximum payout. See the “Performance-Contingent Deferred Stock (PCDS) Achievement” section of the CD&A for information regarding the shares of PCDS which were earned by the NEOs in 2011.

The “All Other Stock Awards” Column

All Other Stock Awards consist of shares of TVDS and SPP units received by the NEOs in 2011. For more information about the company’s TVDS and SPP, see the Notes to the Summary Compensation Table for the Stock Awards column.

The number of SPP units under this column in the rows for SPP represent the deferred portion of Non-Equity Incentive Compensation earned by the NEOs in 2010 and paid in March 2011, as well as additional units received by Mr. Giorgio and Mr. Kerschner in connection with the company’s matching contribution of one SPP unit for every three units acquired by the NEO in connection with the NEO’s election to make voluntary deferrals. The dollar amounts of Non-Equity Incentive Compensation for 2010 which the NEOs received in SPP units in March 2011 in lieu of cash (excluding the matching units) was $25,603 for Mr. Giorgio, $16,814 for Mr. Short and $16,267 for Mr. Kerschner.

The “All Other Options Awards” Column

All Other Option Awards consist of SARs received by the NEOs in 2011. For more information about the company’s SARs, see the Notes to the Summary Compensation Table for the Option Awards column.

The “Exercise or Base Price of Option Awards” Column

The exercise price of all SARs granted in 2011 equaled the closing price of CDI stock on the date of grant.

The “Grant Date Fair Value of Stock and Option Awards” Column

The Dollar amounts in this column were computed in accordance with FASB ASC Topic 718. For SARs, the fair value was calculated using a Black-Scholes valuation. See the Notes to the Summary Compensation Table regarding the Option Awards column for the grant date fair value of the SARs and the assumptions used in computing that value. For TVDS and SPP units, fair value was calculated by multiplying the closing price of CDI stock on the date of grant times the number of shares or units. The amounts in this column reflect the grant date fair value of these awards for accounting purposes and do not correspond to the actual value that will be realized by the executives.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

The following table provides information on the holdings as of December 31, 2011 of unexercised SARs (Option Awards) and of unvested TVDS, PCDS and SPP units (Stock Awards) for each of the NEOs. Former executives Roger Ballou and Mark Kerschner did not have any holdings as of December 31, 2011 and so are not included in this table.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
		Exercisable	Unexercisable
H. Paulett Eberhart	01/10/11	0	100,000	19.20	01/10/16	01/10/11	TVDS	100,000	1,381,000
						03/01/11	TVDS	13,358	184,474
						03/29/11	PCDS	50,000	690,500
							Total Stock Awards	163,358	2,255,974

Robert M. Larney	09/29/11	0	45,894	10.98	09/29/18	09/19/11	TVDS	360	4,972
						09/29/11	TVDS	14,420	199,140
						10/31/11	PCDS	12,059	166,535
							Total Stock Awards	26,839	370,647

Philip L. Clark	09/29/11	0	43,478	10.98	09/29/18	06/20/11	TVDS	4,000	55,240
						09/29/11	TVDS	13,661	188,658
						10/31/11	PCDS	11,424	157,765
							Total Stock Awards	29,085	401,663

Robert J. Giorgio	03/04/05	4,500	0	20.72	03/04/12	03/01/07	TVDS	500	6,905
	03/09/06	8,000	0	26.56	03/09/13	03/03/08	TVDS	1,335	18,436
	03/01/07	8,000	2,000	26.82	03/01/14	03/19/09	SPP	10,799	149,134
	03/03/08	7,998	5,335	24.81	03/03/15	03/19/09	TVDS	4,959	68,484
	03/19/09	5,918	14,878	9.38	03/19/16	02/25/10	SPP	1,932	26,681
	09/29/11	0	22,446	10.98	09/29/18	02/25/10	TVDS	4,207	58,099
						03/29/11	SPP	2,383	32,909
						05/16/11	TVDS	5,963	82,349
						09/29/11	TVDS	7,052	97,388
							Total Stock Awards	39,130	540,385

Brian D. Short	03/19/09	1,600	2,400	9.38	03/19/16	03/19/09	TVDS	600	8,286
	02/25/10	2,000	8,000	14.74	02/25/17	05/15/09	TVDS	156	2,154
	09/29/11	0	23,671	10.98	09/29/18	02/25/10	SPP	298	4,115
						02/25/10	TVDS	2,000	27,620
						03/29/11	SPP	1,174	16,213
						09/29/11	TVDS	7,438	102,719
						10/31/11	PCDS	6,220	85,898
							Total Stock Awards	17,886	247,005

Notes to the Outstanding Equity Awards at 2011 Fiscal Year-End Table:

The “Number of Securities Underlying Unexercised Options” Column

Option Awards which were not fully exercisable at 12/31/11 become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting

03/01/07	20% per year on each of the first five anniversaries of the date of grant
03/03/08	20% per year on each of the first five anniversaries of the date of grant
03/19/09	20% per year on each of the first five anniversaries of the date of grant
02/25/10	20% per year on each of the first five anniversaries of the date of grant
01/10/11	One-third per year on each of the first three anniversaries of the date of grant
09/29/11	20% per year on each of the first five anniversaries of the date of grant, except that Mr. Clark’s SARs vest 20% per year on each of the first five anniversaries of 5/31/11 (Mr. Clark’s first day of employment) and Mr. Larney’s SARs vest 20% per year on each of the first five anniversaries of 8/30/11 (Mr. Larney’s first day of employment)

The “Number of Shares or Units of Stock That Have Not Vested” Column

Stock Awards vest in accordance with the schedule below:

Grant Date	Award Type	Vesting

03/01/07	TVDS	20% per year on each of the first five anniversaries of the date of grant
03/03/08	TVDS	20% per year on each of the first five anniversaries of the date of grant
03/19/09	SPP	On the third anniversary of the date of grant
03/19/09	TVDS	20% per year on each of the first five anniversaries of the date of grant
05/15/09	TVDS	20% per year on each of the first five anniversaries of the date of grant
02/25/10	SPP	On the third anniversary of the date of grant
02/25/10	TVDS	For Mr. Short, 20% per year on each of the first five anniversaries of the date of grant, and for Mr. Giorgio, 20% per year on each of the first three anniversaries of the date of grant and 40% on the fourth anniversary of the date of grant
01/10/11	TVDS	20% per year on each of the first five anniversaries of the date of grant provided that the market value of CDI Stock equals or exceeds the market value of CDI Stock on the date of grant
03/01/11	TVDS	20% per year on each of the first five anniversaries of the date of grant
03/29/11	SPP	On the third anniversary of the date of grant
03/29/11	PCDS	Shares earned based on CDI’s 2011 financial performance vest 50% on the determination date in March 2012 and 50% on the first anniversary of the determination date
05/16/11	TVDS	25% on 02/24/12, 25% on 02/24/13 and 50% on 02/24/14
06/20/11	TVDS	20% per year on each of the first five anniversaries of the date of grant
09/19/11	TVDS	20% per year on each of the first five anniversaries of the date of grant
09/29/11	TVDS	20% per year on each of the first five anniversaries of the date of grant, except that Mr. Clark’s TVDS vest 20% per year on each of the first five anniversaries of 5/31/11 (Mr. Clark’s first day of employment) and Mr. Larney’s TVDS vest 20% per year on each of the first five anniversaries of 8/30/11 (Mr. Larney’s first day of employment)
10/31/11	PCDS	Shares earned based on CDI’s 2011 financial performance vest 50% on the determination date in March 2012 and 50% on the first anniversary of the determination date

The “Number of Shares or Units of Stock That Have Not Vested” Column

The market value of the Stock Awards is based on the closing price of CDI stock as of the end of 2011, which was $13.81 per share.

Option Exercises and Stock Vested Table for 2011

The following table provides information regarding (a) all exercises of SARs by the NEOs in 2011 and (b) the vesting of TVDS and SPP units in 2011 on an aggregate basis for each of the NEOs. Because the relevant performance goals for 2010 and 2009 were not achieved, no PCDS awards vested in 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. Paulett Eberhart	0	0	0	0
Robert M. Larney	0	0	0	0
Philip L. Clark	0	0	0	0
Robert J. Giorgio	0	0	15,066	229,310
Brian D. Short	0	0	788	11,645
Roger H. Ballou	0	0	30,970	454,444
Mark A. Kerschner	4,000	9,480	15,321	201,903

Notes to the Option Exercises and Stock Vested Table for 2011:

The “Number of Shares Acquired on Exercise” Column

The amount in this column for Mr. Kerschner represents the total number of SARs he exercised in 2011. The number of shares shown in this column has not been reduced to reflect the shares which were withheld to satisfy Mr. Kerschner’s income tax obligations. Therefore, the net number of shares acquired by Mr. Kerschner was lower than the number shown in this column. The net number of shares which Mr. Kerschner received is set forth in the table at the end of this section.

The “Value Realized on Exercise” Column

The amount in this column for Mr. Kerschner is equal to the difference between the market price of CDI stock at the time he exercised his SARs and the SARs exercise price, multiplied by the number of SARs he exercised. Mr. Kerschner received CDI stock, not cash, upon exercise of his SARs. The value of the net number of shares received by Mr. Kerschner (after the number of shares was reduced to satisfy his income tax obligations) is set forth in the table at the end of this section.

The “Number of Shares Acquired on Vesting” Column

The shares reported in this column include shares received by Messrs. Giorgio, Ballou and Kerschner upon vesting of SPP units in connection with the deferral of cash incentive compensation earned in previous years.

Also included among the shares reported in this column are additional shares of CDI stock which holders of TVDS and SPP units received upon vesting as a result of dividends. The additional shares have a value (based on the market price of CDI stock on the date of vesting) equal to the total dividends paid on a corresponding number of shares of CDI stock between the date that the TVDS and SPP units were acquired and the date that the TVDS and SPP units vested.

The numbers of shares shown in this column have not been reduced to reflect the shares which were withheld to satisfy the income tax obligations of the NEOs. Therefore, the actual number of shares acquired by each NEO was lower than the number shown in this column. The actual number of shares of CDI stock which each NEO received is set forth in the table at the end of this section.

The “Value Realized on Vesting” Column

The values shown in this column are based on the market value of CDI stock on the vesting date. The values realized on vesting of TVDS and SPP units do not reflect the withholding of shares that was done to satisfy the income tax obligations of the NEOs. Therefore, as indicated in the table at the end of this section, the actual values realized by the NEOs on an after-tax basis are lower than the amounts shown in this column. The values shown in this column were received by the NEOs in shares of CDI stock, not in cash.

Name	Option Awards		Stock Awards
	Net Number of Shares Acquired on Exercise of Option Awards (#)	Value Realized Based on Net Number of Shares Acquired on Exercise of Option Awards ($)	Actual Number of Shares Acquired on Vesting of Stock Awards (#)	Value Realized Based on Actual Number of Shares Acquired on Vesting of Stock Awards ($)
H. Paulett Eberhart	0	0	0	0
Robert M. Larney	0	0	0	0
Philip L. Clark	0	0	0	0
Robert J. Giorgio	0	0	10,593	161,263
Brian D. Short	0	0	495	7,313
Roger H. Ballou	0	0	20,526	301,328
Mark A. Kerschner	535	6,286	10,188	133,957

Nonqualified Deferred Compensation Table for 2011

The NEOs are among the employees of the company who may participate in CDI’s nonqualified Deferred Compensation Plan, which is a voluntary program under which CDI does not make any contributions. The plan allows CDI employees who are constrained from contributing the maximum permissible amount to their 401(k) plan accounts by IRS rules applicable to highly-compensated employees to save additional money for retirement. Prior to the start of a year, participants can elect to defer a percentage (in 5% increments) of their salary and of their non-equity incentive compensation for that year. The maximum permitted deferrals are 40% of salary and 50% of non-equity incentive compensation.

Bookkeeping accounts are maintained under the Deferred Compensation Plan for each participant to reflect the amount of salary and non-equity incentive compensation deferred by the participant and all earnings and losses on those deferred amounts. Earnings and losses depend on the financial performance of the investments chosen by the employee. Employees can allocate their plan balances among various investment funds selected by the committee which administers the plan. Participants are allowed to change their investment allocation as often as once a month, but at least fifteen days must elapse between changes.

Distributions from the Deferred Compensation Plan are made only upon the first of the following events to occur: the death of the participant, the disability of the participant, the termination of the participant’s employment with CDI, an unforeseeable emergency (a severe financial hardship that results from injury, illness or casualty loss that cannot be remedied by other sources), a change in control of CDI, or a date specified by the participant at the time of the deferral election. In all cases except severe financial hardship and termination of employment due to retirement (following age 65), the participant’s account will be distributed in a cash lump sum. In the case of retirement, the participant may receive installment payouts over up to ten years. In the case of severe financial hardship, distributions must be in amounts of at least $1,000 and a participant can only receive two distributions per calendar year and must wait at least ninety days between distributions.

The following table provides information regarding the contributions, earnings, distributions and year-end balances of the NEOs under CDI’s Deferred Compensation Plan for 2011. Robert Giorgio, Roger Ballou and Mark Kerschner are the only NEOs who participated in the Deferred Compensation Plan during 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert J. Giorgio	20,482	0	12,004	0	1,106,932
Roger H. Ballou	0	0	178	505,408	0
Mark A. Kerschner	58,062	0	21,752	0	344,491

Notes to the Nonqualified Deferred Compensation Table for 2011:

The “Executive Contributions in Last FY” Column

All of the amounts in this column were deferrals, made at the election of the executives, of a portion of the salary (in the case of Mr. Kerschner) and non-equity incentive compensation (in the cases of Mr. Giorgio and Mr. Kerschner) paid to the executives in 2011. The portion of an executive’s salary which was deferred into the Deferred Compensation Plan ($36,335 in the case of Mr. Kerschner) is also included in the Summary Compensation Table under the 2011 Salary column. The portion of an executive’s non-equity incentive compensation which was deferred into the Deferred Compensation Plan ($20,482 in the case of Mr. Giorgio and $26,028 in the case of Mr. Kerschner) is also included in the Summary Compensation Table under the 2010 Non-Equity Incentive Plan Compensation column. For more information, see the Notes to the Summary Compensation Table.

The “Aggregate Balance at Last FYE” Column

The aggregate balance in the Deferred Compensation Plan account for Mark Kerschner at December 31, 2011 includes $96,574 of his compensation in 2010 and 2009 which was previously reported in the Summary Compensation Table.

Potential Payments upon Termination of Employment or Change in Control

This section describes certain programs, plans and agreements that provide for the payment of benefits to the NEOs at, following or in connection with a termination or separation from employment or a change in control of the company.

Executive Severance Program

CDI’s Executive Severance Program, which was approved by the Compensation Committee, provides severance and other related benefits to senior management employees who have met a one-year service requirement (the company agreed to reduce the service period to 90 days for Robert Larney). All of the NEOs who are currently employed by CDI are (and the two NEOs who are no longer employed by CDI were) eligible to receive benefits under this program (Mr. Clark became eligible to receive benefits under the program in January 2012). However, if an executive is entitled to benefits following termination of employment under his or her employment agreement that are greater than those contained in the severance program, the agreement provisions would govern. Paulett Eberhart and Robert Giorgio are the only NEOs who currently have an employment agreement providing for such additional benefits, as described below.

Under the Executive Severance Program, executives are entitled to receive continuing payments of bi-weekly amounts equal to the base salary they were receiving before their termination for up to twelve months following their termination by CDI without cause. The company also pays up to $15,000 in outplacement services. In addition, each executive (unless he or she resigns or is terminated for cause) has up to two months following termination of employment in which to exercise any stock options or SARs that vested prior to termination of employment (but not beyond the expiration date of the SAR or stock option). During the twelve-month severance period, (a) if the executive elects to continue paying premiums under CDI’s group medical, dental and vision insurance (referred to collectively as “health insurance”) plan pursuant to the plan’s continuation coverage provisions, CDI would continue to pay the same portion of the executive’s health insurance premiums as it was previously paying, and (b) CDI continues to provide basic life insurance coverage. The severance payments, the company contributions towards health insurance and the life insurance coverage all cease when the departed executive secures another job (or after twelve months, whichever comes first). In return for receiving these severance payments, the executive must agree to (a) release the company from claims, and (b) not compete with CDI or solicit its employees or customers during the severance period.

Employment Agreement with Paulett Eberhart

CDI entered into an employment agreement with Paulett Eberhart in January 2011 when she joined CDI as our CEO. Under that agreement, if Ms. Eberhart’s employment is terminated (a) by the company without cause or (b) by Ms. Eberhart following a material office relocation that increases her daily commute by fifty or more miles, a material reduction in her duties or a reduction in her salary or the failure to pay her compensation when owed (other than inadvertent mistakes or failures which are corrected) (any of these events in (b) were referred to in Ms. Eberhart’s employment agreement as “good reason”), then the company will continue to pay her base salary until the expiration of a “severance period”, provided that Ms. Eberhart signs a release and waiver of all claims against CDI. That “severance period” is the lesser of twelve months or her remaining employment term (until January 9, 2014). Also, in the event of (a) or (b) described above in this paragraph, Ms. Eberhart would be entitled to receive: (i) reimbursement for COBRA premiums during the severance period, (ii) any bonus earned in a prior completed fiscal year that hadn’t been paid as of her termination date, (iii) a pro-rated bonus for the year of termination based on the performance of CDI for that year, and (iv) accelerated vesting of any PCDS award earned which had been earned prior to the termination date. The company’s obligation to continue to pay her base salary and to reimburse her COBRA premiums would end at such time as she became employed by a new employer.

Employment Agreement with Robert Giorgio

In February 2009, Robert Giorgio and CDI entered into an employment agreement with an employment term ending on December 31, 2012, followed by a two-year consulting term. During the consulting term, Mr. Giorgio will provide at least 40 days of consulting services per year and will be paid $4,000 for each day or partial day of services rendered. For the first eighteen months of his consulting term, if Mr. Giorgio elects COBRA coverage, CDI will reimburse him for the same portion of his insurance premiums as the company was paying at the end of his employment term.

Under his employment agreement, if Mr. Giorgio’s employment is terminated (a) by the company without cause or (b) by Mr. Giorgio because he is assigned duties that are demeaning or materially inconsistent with his position and duties at the time he entered into his employment agreement, his place of employment is moved outside the Philadelphia area, or if, following a change in control of the company, there is a material reduction in his salary or incentive compensation or his principal office is moved by more than fifty miles (any of these events are referred to in Mr. Giorgio’s employment agreement as “good reason”), then the company will continue to pay his base salary until the expiration of a “severance period”, provided that Mr. Giorgio signs a release and waiver of all claims against CDI. The “severance period” is the lesser of twelve months or his remaining employment term (until December 31, 2012). Also, in the event of (a) or (b) described above in this paragraph, Mr. Giorgio would be entitled to receive $15,000 toward outplacement services and a prorated payout of his non-equity incentive compensation for the year of termination based on actual performance.

January 2011 Agreement with Roger Ballou upon his Retirement

In connection with his January 2011 retirement as CEO and to assist in the transition with the company’s new CEO, Roger Ballou entered into an agreement with CDI on January 10, 2011 which provided for the following:

Services. From January 10, 2011 through March 31, 2011, Mr. Ballou agreed to devote substantially all of his business time to providing transition services and support to the Board and to the new CEO as was reasonably requested by the Board and the CEO. From April 1, 2011 until March 31, 2012, he agreed to serve as a consultant to CDI, devoting a reasonable and appropriate amount of his business time as the current CEO or the Board reasonably requested.

Compensation for Services. As compensation for his transition services during the period from January 10, 2011 through March 31, 2011, Mr. Ballou was paid a fee of $62,500 per month. As compensation for his consulting services during the period from April 1, 2011 through March 31, 2012, Mr. Ballou was paid a fee of $20,833 per month.

Retirement and SPP Vesting. Provided that Mr. Ballou (a) does not become employed by another company prior to March 31, 2012 and (b) renders transition services to the reasonable satisfaction of the Board, then Mr. Ballou will be considered to have retired on March 31, 2011 for purposes of all benefit plans and programs of CDI. In addition, because Mr. Ballou rendered satisfactory transition services to the Board through March 31, 2011, his outstanding awards under the SPP became fully vested on March 31, 2011.

Non-Equity Incentive Compensation. Because Mr. Ballou performed his transition services and consulting services to the reasonable satisfaction of the Board, Mr. Ballou received a non-equity incentive compensation award of $101,000 for the first quarter of 2011 based on the financial results of CDI during the first quarter.

Outstanding Stock Options. At the time of his retirement, Mr. Ballou held a fully-vested stock option, granted on October 1, 2001, to purchase 50,000 shares of CDI stock at an exercise price of $16.05 per share. The original expiration date of that stock option was October 1, 2011 (or, if his employment was terminated without cause, the stock option would terminate two weeks after his employment terminated, if earlier). The January 2011 Agreement provided that, if Mr. Ballou performed his transition services and consulting services to the reasonable satisfaction of the Board from January 10, 2011 until July 10, 2011, Mr. Ballou would be permitted to exercise this stock option at any time until July 10, 2011. This stock option was not exercised by Mr. Ballou prior to its expiration.

Time-Vested Deferred Stock (TVDS). Under his employment agreement, Mr. Ballou was scheduled to receive a fully-vested TVDS award in March 2011 (with a grant date value of $281,250), which award would vest immediately and be paid in cash or in CDI stock as chosen by Mr. Ballou. Pursuant to the January 2011 Agreement, because Mr. Ballou performed his transition services to the reasonable satisfaction of the Board from January 10, 2011 until March 31, 2011, he received that TVDS award in March 2011.

Medical Benefits. As provided in Mr. Ballou’s employment agreement and in the January 2011 Agreement, upon his retirement, if he elects to continue paying premiums under CDI’s group health insurance plans, the company will continue to pay the same portion of his health insurance premiums as it was previously paying, until Mr. Ballou reaches age 65 or until he accepted employment with another company, whichever comes first.

October 2011 Agreement with Mark Kerschner

In October 2011, following the termination of employment of Mark Kerschner, our former CFO, CDI and Mr. Kerschner entered into a Non-Competition Agreement and Release and Waiver of Claims. That agreement provided for Mark Kerschner to receive the severance and related benefits set forth in CDI’s Executive Severance Program, as described above. In addition, CDI agreed to pay Mr. Kerschner an amount equal to the income taxes which he would owe in connection with CDI’s continued payment of a portion of his health insurance premiums during the twelve-month severance period.

Non-Equity Incentive Compensation Plan

Under CDI’s Non-Equity Incentive Compensation Plan, if an executive resigns or is terminated by the company for cause prior to the date that payouts are made, the executive would not receive any payout. If the executive’s employment is terminated due to death, disability or retirement, the executive would receive a prorated payout based on the months of the year that the executive was employed by CDI. If the executive’s employment is terminated for any other reason, a payout to the executive may be considered at the discretion of the CEO and subject to the approval of the Compensation Committee. Provisions contained in the employment agreements of Ms. Eberhart and Mr. Giorgio regarding their right to receive a prorated portion of their non-equity incentive compensation following termination of employment under certain circumstances were described above.

Deferred Compensation Plan

During 2011, three of the NEOs, Robert Giorgio, Roger Ballou and Mark Kerschner, participated in CDI’s nonqualified Deferred Compensation Plan, which is a voluntary savings program under which CDI does not make any contributions. The Deferred Compensation Plan is described in more detail above in the section entitled “Nonqualified Deferred Compensation Table for 2011”. Among the events which trigger distributions from the Deferred Compensation Plan are the death, disability or retirement of the participant, the termination of the participant’s employment with CDI, and a change in control of CDI. Following each of those events, the participant’s account will be distributed in a lump sum cash payment (except that in the case of retirement, the participant may receive installment payouts over up to ten years).

Accelerated Vesting of Equity Awards

SARs. Under CDI’s standard form of SARs agreement, if the holder’s employment with the company terminates as a result of death, disability or retirement, any then-unvested SARs will vest as of the date of such event. Each of the current executives except for Ms. Eberhart holds SARs that are subject to this provision.

Stock Options. Under CDI’s new form of stock option agreement in 2012, if the holder’s employment with the company terminates as a result of death or disability or, within two years following a change in control, the holder’s employment is terminated without cause by the company or by the holder for “good reason”, any then-unvested stock options will vest as of the date of such termination. Good reason is defined in the stock option agreement as a reduction in the holder’s base salary or target bonus opportunity, a change in the holder’s primary office of more than twenty miles, a material reduction in the holder’s title, position, responsibilities or authority, or a material breach by CDI of any employment or other service agreement between CDI and the holder. Under the stock option agreement, if the holder’s employment with the company terminates due to his or her retirement, the stock options will continue to vest in accordance with their terms subject to the holder’s compliance with his or her restrictive covenants. Each of the current executives except for Mr. Giorgio holds stock options that are subject to this form of agreement.

Time-Vested Deferred Stock. Under CDI’s standard form of TVDS agreement in 2011, if the holder’s employment with CDI terminates as a result of death, disability or retirement, the shares which are scheduled to vest at the next succeeding anniversary of the grant date will vest as of the date of such event, and any other shares of TVDS which have not vested as of the date of such event will be forfeited. Each of the NEOs except for Ms. Eberhart holds shares of TVDS that are subject to this provision.

With respect to any shares of TVDS received by an NEO pursuant to the Executive Stock Purchase Opportunity Program, if the NEO’s employment is terminated by the company without cause or in the event of the death, disability or retirement of the NEO, then all unvested shares of TVDS will immediately vest. Each of the current executives other than Mr. Giorgio holds (and Mr. Kerschner held, at the time his employment ended) shares of TVDS acquired under the Executive Stock Purchase Opportunity Program.

Under CDI’s new form of TVDS agreement in 2012, if the holder’s employment with the company terminates as a result of death, disability or retirement or, within two years following a change in control, the holder’s employment is terminated without cause by the company or by the holder for good reason, all then-unvested shares of TVDS will vest as of the date of such termination. The definition of good reason in the new form of TVDS agreement is identical to the definition of that term in the new stock option agreement as described above. Each of the current executives holds shares of TVDS that are subject to this form of agreement.

Stock Purchase Plan (SPP) Units. Under the SPP, if a participant’s employment with CDI terminates before the vesting period applicable to any SPP unit has elapsed, the following rules apply:

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If the termination occurs less than three years after the SPP units are credited to the participant’s SPP account and is by the company for cause or as a result of the participant’s resignation (except for retirement), the participant will receive, in cash and not in stock, the lesser of the amounts withheld from the participant’s incentive compensation or the then market price of CDI stock equivalent to the number of SPP units in the participant’s account. Any SPP units received in connection with the company match are forfeited.

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If the termination occurs for any reason more than three years after the SPP units are credited to the participant’s SPP account, then the unvested SPP units (including any company match units) will immediately vest and the participant will receive a number of shares of CDI stock equal to the number of SPP units.

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If the termination occurs at any time due to the participant’s retirement or disability or for any reason other than cause or the participant’s resignation, then the unvested SPP units (including any company match units) will immediately vest and the participant will receive a number of shares of CDI stock equal to the number of SPP units.

Mr. Giorgio and Mr. Short hold SPP units that are subject to these provisions.

“Clawback” Policy

The company can cancel and recoup (or “claw back”) from any employee in the CDI organization any incentive compensation or equity awards that were based on incorrect information, whether the error in the information occurred as a result of oversight, negligence or intentional misconduct (including fraud). Therefore, certain payments or benefits described in this section regarding “Potential Payments upon Termination of Employment or Change in Control” may be subject to forfeiture and clawback under certain circumstances.

Tables for Potential Payments to the NEOs upon Termination of Employment or Change in Control

The three tables appearing below set forth: (a) the benefits that Mr. Ballou received in connection with his retirement in January 2011 pursuant to the agreement that he and CDI signed at that time; (b) the benefits that Mr. Kerschner received in connection with the termination of his employment in September 2011 pursuant to his separation agreement executed in October 2011; and (c) the benefits that each of the five NEOs who are currently employed by CDI would have received if a termination or separation from employment or a change in control of CDI had occurred on December 31, 2011. As of December 31, 2011, Mr. Clark was not yet eligible to receive benefits under the Executive Severance Program.

Certain benefits which are provided generally to all salaried employees of CDI (such as a payment for accrued but unused time-off) are excluded from these tables. Certain benefits are contingent upon the executive signing a release and waiver of claims in favor of CDI, including covenants which prohibit the executive from disclosing proprietary or confidential information of CDI and from competing with the company or soliciting its customers or employees for a certain period after termination of their employment. Severance and other deferred compensation payments to the NEOs may be subject to a six-month delay following the NEO’s termination of employment, if necessary to avoid the imposition of an additional 20% tax on such payments pursuant to Section 409A of the Internal Revenue Code.

The actual amounts paid to a NEO can only be determined at the time of the NEO’s separation from the company, and so the actual amounts paid to a currently-employed executive upon a termination of employment are likely to differ from the amounts set forth in the third table below.

Roger H. Ballou

Type of Payment or Benefit	Amounts Paid and Payable in Connection with Retirement on 01/10/11 ($)
Fees for transition services from 01/10/11 to 03/31/11	169,355
Fees for consulting services from 04/01/11 to 03/31/12	250,000
Accelerated vesting of SPP units on 03/31/11 (1)	41,442
Non-Equity Incentive Plan Compensation for 2010	215,082
Non-Equity Incentive Plan Compensation for first quarter of 2011	101,000
Distribution of balance in Deferred Compensation Plan (2)	505,408
TVDS award in March 2011	281,250
Continuation of health insurance benefits (company contribution) (3)	39,237
Total	1,602,774

Mark A. Kerschner

Type of Payment or Benefit	Amounts Paid and Payable in Connection with Termination of Employment on 09/30/11 ($)
Salary continuation for 12 months	326,622
Outplacement services	15,000
Continuation of health insurance benefits (company contribution)	5,433
Basic life insurance	168
Distribution of balance in Deferred Compensation Plan (2)	344,491
Accelerated vesting of TVDS	10,103
Accelerated vesting of SPP units	64,806
Total	766,623

The Other NEOs (Current Employees)

Type of Payment or Benefit	Resignation or Termination by CDI for Cause ($)	Termination by CDI Not for Cause ($)	Termination by Executive for Good Reason	Termination Due to Death, Disability or Retirement ($)	Change in Control ($)
H. Paulett Eberhart
Salary continuation	0	750,000	750,000	0	0
Outplacement services	0	15,000	0	0	0
Reimbursement of COBRA premiums (4)	0	13,104	13,104	0	0
Basic life insurance	0	168	0	0	0
Non-Equity Incentive Plan Compensation (5)	0	504,000	504,000	0	0
Accelerated vesting of TVDS (6)	0	191,420	0	191,420	0
Accelerated vesting of PCDS (7)	0	492,357	492,357	0	0
Total	0	1,966,049	1,759,461	191,420	0

Robert M. Larney
Salary continuation	0	475,000	0	0	0
Outplacement services	0	15,000	0	0	0
Continuation of health insurance benefits (company contribution) (8)	0	5,433	0	0	0
Basic life insurance	0	168	0	0	0
Non-Equity Incentive Plan Compensation (5)	0	118,000	0	118,000	0
Accelerated vesting of TVDS (6)	0	5,018	0	45,221	0
Accelerated vesting of SARs (9)	0	0	0	129,880	0
Total	0	618,619	0	293,101	0

Philip L. Clark
Salary continuation	0	0	0	0	0
Outplacement services	0	0	0	0	0
Continuation of health insurance benefits (company contribution) (8)	0	0	0	0	0
Basic life insurance	0	0	0	0	0
Non-Equity Incentive Plan Compensation (5)	0	195,000	0	195,000	0
Accelerated vesting of TVDS (6)	0	56,280	0	94,367	0
Accelerated vesting of SARs (9)	0	0	0	123,043	0
Total	0	251,280	0	412,410	0

Robert J. Giorgio
Salary continuation	0	465,000	465,000	0	0
Outplacement services	0	15,000	15,000	0	0
Continuation of health insurance benefits (company contribution) (8)	0	5,433	0	0	0
Basic life insurance	0	168	0	0	0
Non-Equity Incentive Plan Compensation (5)	0	350,000	350,000	350,000	0
Distribution of balance in Deferred Compensation Plan (2)	1,106,932	1,106,932	1,106,932	1,106,932	1,106,932
Distribution of balance in Excess Benefit Plan (10)	37,529	37,529	37,529	37,529	0
Payment under 2004 buyback program for unused paid time-off (11)	2,423	2,423	2,423	2,423	0
Accelerated vesting of TVDS (6)	0	0	0	96,019	0
Accelerated vesting of SPP units (6)	134,393	227,106	0	227,106	0
Accelerated vesting of SARs (9)	0	0	0	129,431	0
Total	1,281,277	2,209,591	1,976,884	1,949,440	1,106,932
Brian D. Short
Salary continuation	0	350,000	0	0	0
Outplacement services	0	15,000	0	0	0
Basic life insurance	0	168	0	0	0
Non-Equity Incentive Plan Compensation (5)	0	155,000	0	155,000	0
Accelerated vesting of TVDS (6)	0	2,357	0	33,567	0
Accelerated vesting of SPP units (6)	20,328	21,096	0	21,096	0
Accelerated vesting of SARs (9)	0	0	0	77,621	0
Total	20,328	543,621	0	287,284	0

Notes to the Tables for Potential Payments to the NEOs upon Termination of Employment or Change in Control:

(1)	The value of Mr. Ballou’s SPP units subject to accelerated vesting is based on the market price of CDI stock on March 31, 2011, which was $14.79 per share. This includes the additional shares which Mr. Ballou was entitled to receive upon vesting based on the aggregate dividends paid on CDI stock between the date of grant and the date of vesting. No deduction was made in this Table for the taxes which were payable by Mr. Ballou upon the vesting of the SPP units.

(2)	The amounts in this row consist of the executive’s voluntary deferral of a portion of the Salary and Non-Equity Incentive Compensation Plan awards previously earned by the executive plus investment earnings on those deferrals.

(3)	This assumes that Mr. Ballou does not accept employment with another company before he reaches age 65, that Mr. Ballou continues to make the required health insurance payments as in effect immediately before his termination of employment and that the company’s cost of providing these benefits to Mr. Ballou until age 65 remains the same as it was in 2011 (although such costs are likely to increase, we are unable to estimate the future health insurance premiums).

(4)	This is the full cost of the COBRA premiums relating to Ms. Eberhart’s health insurance coverage for one year.

(5)	Payout would be subject to the discretion of the CEO and the approval by the Compensation Committee. For purposes of this table, when the executive would be entitled to a payout, the amount was assumed to be the actual Non-Equity Incentive Plan Compensation earned by that executive for 2011.

(6)	The value of SPP units and shares of TVDS subject to accelerated vesting is based on the market price of CDI stock on December 31, 2011, which was $13.81 per share. This includes any additional shares which the executive would be entitled to receive upon vesting based on the aggregate dividends paid on CDI stock between the date of grant and the date of vesting. No deduction has been made for the taxes which would be payable by the executive upon the vesting of the SPP units or shares of TVDS.

(7)	The value of the shares of PCDS subject to accelerated vesting (equal to the number of shares of PCDS which Ms. Eberhart earned for 2011) is based on the market price of CDI stock on December 31, 2011, which was $13.81 per share. This includes the additional shares which Ms. Eberhart would be entitled to receive upon vesting based on the aggregate dividends paid on CDI stock between the date of grant and the date of vesting. No deduction has been made for the taxes which would be payable by Ms. Eberhart upon the vesting of the shares of PCDS.

(8)	This assumes the continuation of health insurance benefits during a one-year severance period and that the executive continues to make the required medical benefit plan payments as in effect immediately before termination of employment.

(9)	The value of SARs subject to accelerated vesting is based on the amount by which the market price of CDI stock on December 31, 2011 ($13.81 per share) exceeds the exercise price of the SAR. No deduction has been made for the taxes which would be payable by the executive upon exercise of the SARs.

(10)	Robert Giorgio is the only NEO who has a balance in CDI’s Excess Benefit Plan, which is an unfunded, non-qualified plan that was set up for those employees for whom employer contributions and forfeitures under the company’s former Retirement Plan would have otherwise exceeded the annual statutory maximum. Under the Excess Benefit Plan, this excess amount was credited to an account for the employee. Each year, the accounts are credited with interest based on the average ten-year U.S. Treasury note yield for that year. Contributions haven’t been credited to the Excess Benefit Plan in many years because no contributions have been made to the Retirement Plan in many years. Upon termination of employment, CDI makes a lump sum cash payment to the participant in an amount equal to the participant’s account in the Excess Benefit Plan.

(11)	In connection with revising our paid time-off policy in 2004, Mr. Giorgio elected to receive payment for his accrued but unused paid time-off as of the end of 2004 upon his termination of employment.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

CDI seeks a non-binding advisory vote from its shareowners to approve the compensation of its Named Executive Officers (NEOs) as described in the Executive Compensation section beginning on page 21, including the Compensation Discussion and Analysis (CD&A) beginning on page 23 and the related compensation tables beginning on page 38.

As described more fully in the CD&A, CDI’s executive compensation program promotes a performance-based culture and aligns the interests of shareholders and executives through variable, at-risk compensation with an appropriate balance of near-term and long-term objectives. Our executive compensation program supports our business and strategic plan and is designed to attract, motivate, reward and retain the high-quality executives necessary to provide company leadership and maximize shareholder value. We believe that these compensation policies and procedures are centered on a pay-for-performance philosophy.

For the reasons set forth above, we are asking shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. This is commonly referred to as a “say-on-pay” resolution. While not binding on the company, the Board and the Compensation Committee value input from shareholders and will review and consider the voting results when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR Proposal Two, to approve the compensation to our Named Executive Officers. Shares represented by the accompanying proxy will be voted FOR this proposal unless a contrary choice is specified.

PROPOSAL THREE

APPROVAL OF THE AMENDED AND RESTATED 2004 OMNIBUS STOCK PLAN

The Board of Directors (the “Board”) has approved the adoption of the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan (the “Restated Omnibus Plan”), subject to shareholder approval. The Restated Omnibus Plan amends and restates in its entirety the CDI Corp. 2004 Omnibus Stock Plan (the “Current Plan”), which was approved by shareholders at the 2004 Annual Meeting of Shareholders. The Restated Omnibus Plan was approved by the Board to provide additional shares to fund future equity grants to executives and non-employee directors, simplify CDI’s long-term incentive program for senior executives and to revise the terms of the Current Plan for greater consistency with market practice.

When the Current Plan was adopted, an aggregate of 3,006,211 shares of CDI stock were available for awards pursuant to the plan. As of March 5, 2012, 899,631 shares of CDI stock have been issued in connection with awards under the Current Plan and there were reserved for issuance an additional 1,695,320 shares relating to outstanding awards under the Current Plan (1,046,645 shares relating to outstanding options and SARs, with a weighted average exercise price of $15.99 and a weighted average remaining term of 5.2 years and 648,675 shares relating to other awards made pursuant to the Current Plan). Therefore, as of March 5, 2012, 411,260 shares remained available for issuance under the Current Plan. The Restated Omnibus Plan increases the number of shares available for issuance by 850,000 shares of CDI stock, to a total availability of 1,261,260 shares of CDI stock. In addition, shares of CDI stock that were available for issuance under the CDI Corp. Stock Purchase Plan (the “SPP”)

as of the date on which it was frozen with respect to new awards (148,105 shares of CDI stock) will be available for issuance under the Restated Omnibus Plan. No individual may receive awards under the Restated Omnibus Plan with respect to more than 750,000 shares of CDI stock during any single calendar year.

A list of the material differences between the Current Plan and the Restated Omnibus Plan is set forth below, followed by a summary description of the principal features of the Restated Omnibus Plan. This list and subsequent description are qualified in their entirety by reference to the full text of the Restated Omnibus Plan, which is attached to this Proxy Statement as Appendix A.

Material Differences between the Current Plan and the Restated Omnibus Plan

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Types of Awards. The Restated Omnibus Plan permits the grant of restricted stock units (“RSUs”) in addition to options (both incentive stock options and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock, deferred stock and performance units, as provided under the Current Plan.

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Retainer Fee Awards. The Restated Omnibus Plan permits non-employee directors to elect to receive retainer fees in the form of SARs, restricted stock, deferred stock and RSUs in addition to nonqualified options, as provided under the Current Plan. The Restated Omnibus Plan eliminates the ability to grant performance units to non-employee directors and provides for the forfeiture of unvested retainer fee awards if a non-employee director is removed for cause.

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Performance Goals. The Restated Omnibus Plan expands the list of performance goals available for awards intended to be exempt from the limits on the deductibility of compensation to certain senior executives under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (the “Code”), as described below in greater detail.

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Option Exercise Periods. The Restated Omnibus Plan increases the exercise period for options (i) from two weeks to thirty days following termination of a participant’s employment without cause, (ii) from six months to twelve months following termination of a participant’s employment due to death or disability, and (iii) from six months to thirty-six months following retirement. In addition, the Restated Omnibus Plan automatically extends the exercise period for non-qualified stock options for thirty days beyond the period in which trading in shares of CDI stock is suspended by law or Company policy if such award would otherwise have expired during such restricted period.

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Dividends / Dividend Equivalents. The Restated Omnibus Plan expressly provides that no dividends or dividend equivalents accrued in connection with restricted stock, deferred shares, RSUs or performance units that vest upon the achievement of one or more performance goals will be paid unless and until such performance goals are satisfied.

•	Change in Control. The Restated Omnibus Plan contains a definition of “change in control.”

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Transferability. The Restated Omnibus Plan gives the Committee the authority to approve the transfer of awards, without consideration, to charitable organizations, as well as the participant’s spouse or lineal descendents, a trust for the exclusive benefit of such family members or a partnership or other entity of which such family members are the exclusive beneficial owners.

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Dodd-Frank Claw Back. The Restated Omnibus Plan provides that any award that constitutes “incentive-based compensation” within the meaning of Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be subject to forfeiture and clawback by CDI in the manner required by Section 10D(b)(2) of the Exchange Act and the applicable rules and regulations promulgated thereunder.

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Share Reserve. The Restated Omnibus Plan provides that (i) shares tendered in satisfaction of an award’s exercise price or the applicable withholding taxes shall again be available for issuance thereunder; (ii) shares issued under substitute awards granted in connection with acquisitions shall not reduce the share reserve; and (iii) shares available under shareholder approved plans of acquired companies shall be available for issuance under the Restated Omnibus Plan without reducing its share reserve (subject to New York Stock Exchange listing requirements).

•	Net Exercise / Withholding Taxes. The Restated Omnibus Plan permits payment of an award’s exercise price and the applicable withholding taxes through share withholding at the Committee’s discretion.

Description of the Plan

Purpose of the Plan. The purpose of the Restated Omnibus Plan is to provide an effective method of compensating employees, consultants and non-employee directors of CDI, to align the interests of these individuals with those of CDI’s shareholders and, accordingly, to provide financial rewards that will allow CDI to (i) attract and retain management personnel and non-employee directors of outstanding ability, (ii) strengthen CDI’s capability to develop and maintain a highly skilled and motivated management team and Board, (iii) provide an effective means for selected management personnel and non-employee directors to acquire and maintain ownership of CDI stock, (iv) motivate selected management personnel to achieve long-range performance goals and objectives, and (v) provide incentive compensation opportunities competitive with those of other major corporations.

Eligibility and Participation. Any employee, consultant or non-employee director of CDI who is designated as eligible by the Committee is eligible to participate in the Restated Omnibus Plan. The Committee may determine which of the eligible employees, consultants and directors will receive awards. Approximately 10,400 employees and seven non-employee directors will be eligible to participate in the Restated Omnibus Plan if it is approved by the shareholders.

Types of Awards. Under the Restated Omnibus Plan, eligible participants may receive awards of options (including incentive stock options and non-qualified stock options), SARs, deferred stock, restricted stock, RSUs and performance units.

Shares of CDI Stock Available for Awards. An additional 850,000 shares of CDI stock will be available for awards under the Restated Omnibus Plan as of May 3, 2012 (the effective date of the Restated Omnibus Plan). 148,105 shares of additional CDI stock are reserved for issuance under the SPP, which has been terminated as to new grants. Therefore, if shareholder approval is obtained, an aggregate of 998,105 additional shares of CDI stock will be available for issuance in connection with new awards under the Restated Omnibus Plan as of May 3, 2012. The shares of CDI stock issuable under the Restated Omnibus Plan may be treasury shares or authorized but unissued shares. Shares of CDI stock tendered in payment of the exercise or withholding taxes in respect of an award shall again be available for issuance under the Restated Omnibus Plan. Shares of CDI Stock that were (i) issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or (ii) granted under a stockholder approved plan of an acquired company (adjusted to reflect the transaction) shall not reduce the number of shares available for issuance under the Restated Omnibus Plan. No more than 850,000 shares of CDI stock may be issued pursuant to the exercise of incentive stock options, and no individual may receive awards under the Restated Omnibus Plan with respect to more than 750,000 shares of CDI stock during any single calendar year.

Administration. The Committee, or a sub-committee thereof, will administer the Restated Omnibus Plan. The Committee is comprised solely of persons who are “outside directors” as defined under Code Section 162(m), are “non-employee directors” under Section 16 of the Exchange Act, and are “independent” of CDI within the meaning of applicable New York Stock Exchange rules. The Committee will have all necessary powers to administer the

Restated Omnibus Plan, including, without limitation, the power to (i) interpret the Restated Omnibus Plan; (ii) adopt and amend regulations for carrying out the Restated Omnibus Plan; (iii) designate participants; (iv) determine the type and amounts of awards; (v) establish the terms and conditions of awards; (vi) subject to the last sentence of this paragraph, determine whether, to what extent and when an option or SAR may be exchanged for cash, restricted stock, deferred stock or any combination thereof; (vii) determine the applicable term and vesting schedule of awards and enter into award agreements with participants; (viii) determine whether, to what extent and when an award will be made on a tandem basis with other awards; (ix) grant awards that are transferable by the recipient; (x) determine the effect of a change in control of CDI upon outstanding awards (as described in more detail below); (xi) determine the fair market value of an award; (xii) condition the grant or vesting of an award on the achievement of performance goals determined by the Committee; and (xiii) delegate specific duties and responsibilities to other named persons. The exercise price of an option or SAR may not be reduced and an option or SAR may not be exchanged for another option or SAR with a lower exercise price or for cash or another award, without shareholder approval, except that the Board may make appropriate adjustments in the event of a change in CDI’s capital structure or in connection with a change in control.

Performance Goals. As described above, the Committee may condition any award upon the holder’s achievement of a performance goal that is established by the Committee before the grant of the award. A performance goal is a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the award) based upon any, or any combination, of the following, whether measured absolutely or relative to the Company’s peers, market indices or other specified benchmarks: (i) the price of CDI stock; (ii) the market share of CDI or any business unit, division or segment thereof; (iii) sales or growth in sales by CDI or any business unit, division or segment thereof; (iv) earnings measures/ratios (on a gross, net, pre-tax or post-tax basis) of CDI or any business unit, division or segment thereof, including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); (v) return on shareholder equity of CDI, including total shareholder return; (vi) costs of CDI or any business unit, division or segment thereof; (vii) cash flow, per-period or cumulative cash flow (including, but not limited to, operating cash flow and free cash flow) or cash flow return on investment of CDI or any business unit, division or segment thereof; (viii) return on total assets of CDI or any business unit, division or segment thereof; (ix) return on invested capital of CDI or any business unit, division or segment thereof; (x) return on net assets of CDI or any business unit, division or segment thereof; (xi) operating income of CDI or any business unit, division or segment thereof; (xii) net income of CDI or any business unit, division or segment thereof; (xiii) net operating profit, after taxes, of CDI or any business unit, division or segment thereof; (xiv) cost of capital; (xv) individual objectives; (xvi) improvement in or attainment of working capital levels; (xvii) debt reduction; (xviii) strategic innovation, including, but not limited to, entering into, substantially completing, or receiving payments under, relating to or deriving from a joint development agreement, licensing agreement or similar agreement; (xix) the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed in this paragraph; (xx) balance sheet measurements, such as receivable turnover; (xxi) expense levels; (xxii) debt reduction; (xxiii) gross or direct margin or operating margin; (xxiv) customer or employee satisfaction; or (xxv) such other financial or operating metrics as the Committee may determine, as it relates to the results of operations or other measurable progress of CDI or any business unit, division or segment thereof. The Committee shall have discretion to determine the specific targets with respect to each of these categories. Before any award conditioned on the achievement of one or more performance goals shall be paid or otherwise result in current compensation to a participant, the Committee shall determine that such performance goals have been achieved.

Non-Employee Director Retainer Fee Awards. Prior to the beginning of the calendar year that includes the start of the twelve-month period commencing on the date of CDI’s annual shareholders’ meeting (such twelve-month period, the “retainer fee year”), an eligible non-employee director may elect to have all or a portion of his or her retainer fee for the retainer fee year paid in the form of an award (other than performance units) under the Restated Omnibus Plan. The number of shares subject to the award will have a fair value equal to the fees the director elects to have paid to him or her in the form of an award. Unless otherwise determined by the Committee, the award will vest at the end of the retainer fee year for which the director elected to receive the award. If a director ceases to be a member of the Board for any reason other than removal for cause, unvested awards will be forfeited, with the amount of the retainer fee earned being paid to the director in cash, and vested awards that have not been exercised or settled prior to the termination date will remain exercisable or be settled in accordance with their terms. If a director is removed for cause, the director will immediately forfeit all awards, whether vested or unvested, for no consideration due therefor and be paid in cash any unpaid retainer fees earned through the date of such termination.

Employee and Consultant Option Awards. The Committee may grant options to participants to purchase a specified number of shares of CDI stock from CDI for a specified time period at a fixed price. Such options may be either incentive stock options or non-qualified stock options. Grants of options will be evidenced by option agreements.

The price per share at which CDI stock may be purchased upon exercise of an option will be determined by the Committee, but will not be less than the fair market value (as such term is defined in the Restated Omnibus Plan) of a share of CDI stock on the date of grant. In the case of any incentive stock option granted to a more than ten percent shareholder, the option price will not be less than 110% of the fair market value of a share of CDI stock on the date of grant. The option agreements will specify when an option may be exercisable and the terms and conditions applicable thereto. The term of an incentive stock option will in no event be greater than five years in case of any option granted to a more than ten percent shareholder, and in all other cases the term of an option will be no greater than seven years.

The option price of the shares of CDI stock received upon the exercise of an option shall be paid within three days after the date of exercise: (i) in cash, or, (ii) with the consent of the Committee, with the proceeds received from a broker-dealer whom the option holder has authorized to sell all or a portion of the CDI stock covered by the option, (iii) with the consent of the Committee, in whole or in part by the withholding of shares otherwise deliverable upon exercise of the option, or (iv) with the consent of the Committee, in whole or in part in shares of CDI stock valued at their fair market value on the exercise date.

SARs. An award of SARs is a grant by CDI to the recipient of the right to receive, upon exercise of the SAR, an amount not greater than the increase in the fair market value of a specified number of shares of CDI stock from the date of grant of the SAR to the date of exercise, payable in cash, CDI stock or restricted stock as selected by the Committee. An SAR may be issued in conjunction with an option, and the exercise of the SAR will automatically cancel the related option (a “Tandem SAR”). Similarly, the exercise of the related option will automatically cancel the Tandem SAR. An SAR will be evidenced by an SAR agreement, which will specify when an SAR may be exercisable and the terms and conditions applicable thereto. The term of an SAR will be no greater than seven years. The grant price of an SAR will not be less than the fair market value (as such term is defined in the Restated Omnibus Plan) of a share of CDI stock on the date of grant, except that the grant price of a Tandem SAR in connection with an incentive stock option granted to a more than ten percent shareholder will not be less than 110% of the fair market value of a share of CDI stock on the date of grant.

Deferred Stock Awards. An award of deferred stock is an agreement by CDI to deliver to the recipient a specified number of shares of CDI stock at the end of a specified deferral period or periods or upon the meeting of specified performance goals, as evidenced by a deferred stock agreement. At the discretion of the Committee, the deferred stock agreement may provide for the payment of dividend equivalents, which will be accrued during the deferral period and paid, if at all, at the end of the deferral period in the number of additional shares of CDI stock that could be purchased (based on their then fair market value) with the sum of the dividend equivalents that otherwise would have been paid during the deferral period or, at the discretion of the Committee, in an equivalent amount of cash. Dividend equivalents payable with respect to deferred stock that vests only upon the achievement of one or more performance goals will not be paid unless and until such deferred stock vests. The Committee may in its discretion accelerate the deferral period or waive the requirements for delivery of deferred shares.

Restricted Stock Awards. An award of restricted stock is a grant to the recipient of a specified number of shares of CDI stock which are subject to forfeiture upon specified events and which are held in escrow by CDI during the restriction period. Such award will be evidenced by a restricted stock agreement, which will specify the duration of the restriction period and the performance, employment or other conditions under which the restricted stock may be forfeited to CDI. During the restriction period, the holder will have the right to vote the shares of restricted stock subject to the restricted stock agreement. At the discretion of the Committee, the restricted stock agreement may also provide for the payment of dividends, which will be accrued during the restriction period and paid, if at all, at the end of the restriction period in the number of additional shares of CDI stock that could be purchased (valued at their then fair market value) with the sum of the dividends accrued during the restriction period or, at the discretion of the Committee, in an equivalent amount of cash. Dividends payable with respect to restricted stock that vests upon the achievement of one or more performance goals will not be paid unless and until the restrictions on such restricted stock have lapsed. The Committee may in its discretion modify or accelerate the restriction period.

RSUs. Unlike restricted stock awards, RSUs do not constitute shares of CDI stock. Instead, RSUs are a book-entry device for the measurement and determination of amounts to be paid to a participant under the Restated Omnibus Plan, which amounts are based on the fair market value of shares of CDI stock underlying the RSUs. Awards of RSUs will be evidenced by an RSU agreement. Upon the vesting of an award of RSUs, the participant will be entitled to receive an amount equal to the then fair market value of the shares of CDI stock underlying the RSU. RSUs may be settled in cash, shares of CDI stock, restricted stock or any other manner or combination of such methods as determined in the discretion of the Committee. At the discretion of the Committee, the RSU agreement may provide for the payment of dividend equivalents, which will be accrued during the restriction period and paid, if at all, at the end of the restriction period in the number of additional shares of CDI stock that can be purchased (based on their then fair market value) with the sum of the dividend equivalents accrued during the restriction period or, at the discretion of the Committee, in an equivalent amount of cash. Dividend equivalents payable with respect to RSUs that vest upon the achievement of one or more performance goals will not be paid unless and until such RSUs vest.

Performance Units. Performance units are book entry units, each representing the right to acquire a share of CDI stock or an equivalent amount in cash if specified performance goals are met by the end of a period specified by the Committee. Grants of performance units will be evidenced by a performance unit agreement. The Committee establishes performance goals based on the performance criteria described above. In determining whether performance goals have been met, the Committee may consider the effect of extraordinary items, special charges or gains, restated financial results to reflect an accounting change, or other unusual and infrequent gains and losses, determined in accordance with generally accepted accounting principles, consistently applied. As a condition to the grant of performance units, the Committee may require the recipient of performance units to pay up to the fair market value of the CDI stock underlying the performance units, determined as of the date of the grant. Unless otherwise provided in the participant’s performance unit agreement, if the recipient terminates employment before the end of a performance period for any reason other than death, disability or retirement, all performance units awarded to the participant for the performance period will be cancelled. If the recipient’s employment terminates before the end of a performance period due to death, disability or retirement, any performance units held at such time shall remain outstanding and any shares of CDI stock earned with respect to such performance units shall be paid to the participant or his legal representative, estate or heirs, as applicable, following the close of the performance period, in accordance with the applicable performance unit agreement. If the applicable performance unit agreement provides for the payment of dividend equivalents, such dividend equivalents will not be paid unless and until the applicable performance goals are satisfied, and any such payments may, at the discretion of the Committee, be made in cash or additional shares of CDI stock.

Changes in Capital Structure. The Restated Omnibus Plan provides that in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in CDI’s corporate structure affecting CDI stock, or any distribution to shareholders other than a regular cash dividend, the Board shall make the appropriate adjustment in the number and kind of shares authorized by the Restated Omnibus Plan, the maximum number of shares that may be subject to awards to a participant in any one calendar year and other adjustments to outstanding awards as it deems appropriate. The Committee will to the extent it deems equitable also make appropriate adjustments to the terms of awards to reflect such changes and modify other terms of outstanding awards on an equitable basis, including modifications of performance goals and the length of performance periods.

Change in Control. Upon a “change in control” (as defined in the Restated Omnibus Plan), the Committee may, in its discretion: (i) accelerate the vesting and exercisability of awards made under the Restated Omnibus Plan; (ii) cancel any outstanding awards in exchange for a cash payment of an amount (including zero) equal to the excess of the then fair market value of the shares of CDI stock underlying the award less the applicable exercise price, if any; (iii) after having given the award holder a chance to exercise any outstanding options or SARs, terminate any or all of the award holder’s unexercised options or SARs; (iv) if CDI is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards; (v) with respect to any award whose vesting is performance-based, make such adjustments to such award as it deems appropriate, including, without limitation, converting the vesting of the award from performance-based to time-based vesting; and (vi) take such other action as it may determine appropriate to enable participants to realize the fair value of their awards.

Effective Date, Termination and Amendment. The Restated Omnibus Plan will become effective as of May 3, 2012, subject to shareholder approval. The Board has authority to amend, suspend or terminate the Restated Omnibus Plan at any time. However, certain amendments require the approval of a majority of the votes cast by all shareholders entitled to vote. Without shareholder approval, no amendment may be made: (i) increasing the maximum number of shares available under the Restated Omnibus Plan (except for adjustments in the event of a change in CDI’s capital structure); (ii) changing the categories of persons eligible to participate under the Restated Omnibus Plan; (iii) modifying the maximum number of shares of CDI stock that an individual may receive in a calendar year (except for adjustments in the event of a change in CDI’s capital structure); (iv) reducing the exercise price of any option or SAR or cancelling any option or SAR in exchange for another option or SAR with a lower exercise price or for cash or another award (except in connection with a change in CDI’s capital structure or a change in control of CDI); or (v) changing the Board’s power to amend, suspend or terminate the Restated Omnibus Plan. Termination of the Restated Omnibus Plan will not affect outstanding awards. Unless earlier terminated by the Board, the Restated Omnibus Plan will terminate on May 3, 2022, and no new awards will be granted under the Restated Omnibus Plan thereafter.

Transferability. No award may be pledged, assigned, transferred or otherwise hypothecated, except by will or by the laws of descent and distribution, and any attempt to do so shall be void and the relevant award shall be for-

feited. Notwithstanding the foregoing, the Committee may grant awards (other than incentive stock options) that are transferable without consideration by the participant during his or her lifetime with the approval of the Committee to the participant’s spouse or lineal descendants, a trust for the exclusive benefit of such family members or a partnership or other entity of which only such family members are beneficial owners. In addition, with the approval of the Committee, the participant may transfer an award, without consideration, to a charitable foundation or other such organization. Any such transferee will be subject to the provisions of the applicable award agreement and any additional restrictions the Committee deems necessary or appropriate.

Cancellation of Awards and Repayment of Gains. The Board may, in its sole discretion (unless the right to do so has been specifically waived in an award agreement), cancel any outstanding awards held by a participant, require the participant to repay to CDI an amount equal to any gains derived with respect to such award, or both, if the Board, in its sole discretion, determines that such participant has entered into or intends to enter into competition with CDI. In addition, any award that constitutes “incentive-based compensation” within the meaning of Section 10D of the Exchange Act will be subject to forfeiture and claw-back by CDI in the manner required by Section 10D(b)(2) of the Exchange Act and the applicable rules and regulations promulgated thereunder.

Plan Benefits

New Plan Benefits. There have been no grants under the Restated Omnibus Plan since the Board approved its adoption by CDI subject to shareholder approval, and no final decisions have been made regarding future grants. Accordingly, the benefits or amounts that will be received under the Restated Omnibus Plan are not currently determinable.

Summary of U.S. Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Restated Omnibus Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE RESTATED OMNIBUS PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

Incentive Stock Options. Upon the grant of an incentive stock option, the option holder will not recognize any income. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the Restated Omnibus Plan and the Code are satisfied, including the requirement that the option holder remain employed by CDI or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of CDI or a subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”

The federal income tax consequences of a subsequent disposition of the shares of CDI Stock acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs and the type of such disposition.

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If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and CDI or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such incentive stock option.

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If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a “disqualifying disposition”), the excess, if any, of the amount realized over the option price will be treated as taxable income to the option holder and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to CDI or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an incentive stock option, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an incentive stock option (i.e., the difference between the fair market value of the shares of CDI stock on the date of exercise and the option price). As a result, unless the shares of CDI stock acquired upon the exercise of the incentive stock option are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an incentive stock option.

Except as provided in the paragraph immediately below, if an option holder elects to tender shares of CDI stock in partial or full payment of the option price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder with respect to the shares received by the option holder upon the exercise of the incentive stock option if the requirements of the Restated Omnibus Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares of CDI stock received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have a holding period beginning on the date of exercise.

If an option holder tenders shares of CDI stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and each such exercise occurs within two years after the date of grant of such incentive stock option or within one year after such shares were transferred to the option holder, the tender of such shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The shares of CDI stock acquired upon such exercise will be treated as shares of CDI stock acquired upon the exercise of an incentive stock option and the holding period of such shares for capital gains purposes will begin on the date of exercise.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. Provided the applicable conditions of section 162(m) of the Code are met (those conditions, which apply to the NEOs are described in more detail below), CDI will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Stock Options. An option holder will not recognize taxable income, and CDI or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified stock option is granted. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified stock option and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction. An option holder’s tax basis in the shares of CDI stock received upon the exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.

If a non-qualified stock option is exercised in whole or in part with shares of CDI stock held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The option holder will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the number of shares received upon such exercise that is in excess of the number of tendered shares, less any cash paid by the option holder. Subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction. The fair market value of such excess number of shares will then become the tax basis for those shares and the holding period of such shares will begin on the exercise date.

Deferred Stock. A participant will recognize no taxable income when deferred stock is granted, and CDI, or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives shares of CDI stock, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of CDI stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, deferred stock awards may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Restricted Stock. Restricted stock will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and CDI or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a subsequent sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. Subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year at the time of sale. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares will begin at that time. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year at the time of forfeiture) with respect to the shares to the extent of the consideration paid by the participant for such shares.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.

SARs. A participant will recognize no taxable income, and CDI or a subsidiary, as applicable, is not entitled to a deduction, when an SAR is granted. Upon exercise or settlement of an SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of CDI stock received upon the exercise of an SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares of CDI stock received in exercise of an SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

RSUs. A participant will recognize no taxable income when RSUs are granted, and CDI or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives shares of CDI stock, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of CDI stock received at the end of a restriction period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Performance Units. A participant recognizes no taxable income and CDI is not entitled to a deduction when performance units are awarded. When the performance units vest and become payable upon the achievement of the performance objectives, the participant will recognize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, CDI or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of CDI stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Withholding. Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of CDI stock pursuant to the Restated Omnibus Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. In the case of the payment of awards in CDI stock or the exercise of options or SARs, if a participant fails to make such provision within 60 days, CDI can withhold from the payment that number of shares of CDI stock (or that amount of cash, in the case of a cash payment) which has a fair market value equal to the participant’s tax obligation.

Million Dollar Deduction Limit. Under Section 162(m) of the Code, CDI or a subsidiary, as applicable, generally may not deduct remuneration paid to the chief executive officer of CDI and the three next highest paid executive officers other than the chief financial officer (as disclosed in CDI’s proxy statement) to the extent that such remuneration exceeds $1,000,000, unless such remuneration is performance-based compensation. Under the Restated Omnibus Plan, the Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation.

Nonqualified Deferred Compensation. Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as deferred stock and restricted stock units that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code. If the requirements of Section 409A of the Code are not met, all amounts deferred under the Restated Omnibus Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Section 409A of the Code has any impact on their awards.

Excess Parachute Payments. If the vesting and/or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of CDI, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent CDI or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”

The Board of Directors unanimously recommends a vote FOR Proposal Three, approving the Amended and Restated 2004 Omnibus Stock Plan. Shares represented by the accompanying proxy will be voted FOR this proposal unless a contrary choice is specified.

PROPOSAL FOUR

RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm for 2012

The independent registered public accounting firm of KPMG LLP has been appointed by the Audit Committee to continue to serve as CDI’s independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to ratification by the shareholders of the company. KPMG has served the company in this capacity for many years and has gained valuable knowledge of CDI’s business. The Audit Committee considers KPMG to be well qualified for this engagement. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR Proposal Four. Shares represented by the enclosed Proxy will be voted FOR this proposal unless a contrary choice is specified.

Services and Fees of the Independent Registered Public Accounting Firm for 2011 and 2010

KPMG LLP served as CDI’s independent registered public accounting firm for the fiscal years ended December 31, 2011 and December 31, 2010. KPMG’s fees for services rendered to CDI for the past two fiscal years are set forth in the table below. The Audit Committee pre-approved all of these services.

Type of Fees	2011	2010
Audit Fees (1)	$1,615,000	$1,667,250
Audit-Related Fees (2)	34,500	22,000
Tax Fees (3)	75,529	8,000
All Other Fees (4)	1,442	35,877

TOTAL FEES	1,726,471	1,733,127

(1)	Audit Fees consist of the aggregate fees billed in connection with the audit of CDI’s annual financial statements (including activities relating to the evaluation of CDI’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act) and the review of the financial statements included in CDI’s quarterly reports on Form 10-Q.

(2)	Audit-Related Fees consist of the fees billed for audits of the financial statements of CDI’s 401(k) plan.

(3)	Tax Fees in 2011 relate to consulting services in connection with certain tax credits and potential international transactions. Tax Fees in 2010 relate to consulting services in connection with certain state tax credits.

(4)	All Other Fees in 2011 consist of a license fee for certain payroll tax compliance software used by CDI in the United Kingdom. All Other Fees in 2010 relate to assistance with cost accounting regulations under certain federal government contracts as well as the license fee for payroll tax compliance software in the UK.

Pre-Approval Policy for Auditor Services

The Audit Committee (sometimes referred to simply as the “Committee” in this section) has adopted a policy which requires it to pre-approve the audit and non-audit services performed by CDI’s independent registered public accounting firm in order to assure that providing such services will not impair the firm’s independence.

For audit services, KPMG provides the Committee each fiscal year with an engagement letter outlining the scope of the audit services proposed to be performed in connection with that fiscal year, along with a fee proposal for those services. If agreed to by the Committee, the Committee formally accepts this engagement letter and fee proposal. In connection with its approval of the fee proposal, the Committee may also pre-approve the expenditure by management of an amount up to an additional 10% of such fee proposal in order to cover such additional costs as may be incurred for audit services that are performed for that fiscal year. However, our practice has been for KPMG to submit any proposed additional fees to the Committee for approval.

KPMG was not retained to provide any non-audit or non-audit-related services to CDI in 2011 other than certain tax consulting described in the table above (for $75,529 in fees) and a license ($1,442 fee) for certain payroll tax compliance software used by CDI in the United Kingdom. Under CDI’s pre-approval policy, management may submit to the Committee for approval a detailed list of non-audit and non-audit-related services that it recommends the Committee engage the independent registered public accounting firm to provide for the year. Management and the independent registered public accounting firm must each confirm to the Committee that each non-audit and non-audit-related service on the list is permissible under all applicable legal requirements. In addition to the list of anticipated non-audit and non-audit-related services, a budget estimating non-audit and non-audit-related service spending for the fiscal year would be provided. The Committee must approve both the list of permissible non-audit and non-audit-related services and the budget for such services. The Committee must be informed routinely as to the non-audit and non-audit-related services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair of the Committee the authority to amend or modify the list of approved and permissible non-audit and non-audit-related services and fees. The Chair reports any action taken to the Committee at the next Committee meeting. The Committee expressly does not delegate to management the Committee’s responsibility to pre-approve services performed by the independent registered public accounting firm.

The independent registered public accounting firm must ensure that the Committee has approved all services provided to CDI. The independent registered public accounting firm’s fees, as compared to the budget for such services, are tracked and reported to the Committee on a regular basis.

Report of the Audit Committee

The Audit Committee of CDI’s Board is comprised of three directors, all of whom meet the standards of independence adopted by the NYSE and the SEC. The Board has determined that Mr. Kozich is an audit committee financial expert, as defined in the rules of the SEC.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (a) reviewing the financial reports and other financial information provided by CDI to shareholders, the SEC and others, (b) monitoring the company’s financial reporting processes and internal control systems, (c) retaining the company’s independent registered public accounting firm (subject to shareholder ratification), (d) overseeing the company’s independent registered public accounting firm and internal auditors, and (e) monitoring CDI’s compliance with ethics policies and with applicable legal and regulatory requirements. A more complete description of the duties and responsibilities of the Committee is set forth in the Audit Committee’s charter, which has been adopted by the Board. A copy of the Audit Committee Charter can be found on CDI’s website at www.cdicorp.com.

Management is responsible for the financial reporting process (including establishing and maintaining CDI’s system of internal controls), for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and for the report on the company’s internal control over financial reporting. KPMG, the company’s independent registered public accounting firm, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.

The Audit Committee held fourteen meetings during 2011. Committee meetings were designed to, among other things, facilitate and encourage communication among members of the Committee, CDI’s management, KPMG and the internal auditors. The Committee has reviewed and discussed the audited financial statements of CDI for the year ended December 31, 2011 with management of the company and with representatives of KPMG.

Management completed the documentation, testing and evaluation of CDI’s system of internal control over financial reporting as of December 31, 2011. The Audit Committee was kept apprised of the progress of the evaluation over the course of the year and provided oversight during that process. In connection with this oversight, the Committee received periodic updates provided by management, KPMG and the internal auditors, and the Committee discussed issues raised by those updates as they arose. At the conclusion of the process, management provided the Committee with a report which concluded that the company’s internal control over financial reporting was effective as of December 31, 2011, and the Committee reviewed and discussed that report.

The Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has satisfied itself as to the independence of KPMG.

Based on the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CDI’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE

Lawrence C. Karlson, Chair

Ronald J. Kozich

Anna M. Seal

ANNUAL REPORT

CDI’s Annual Report to Shareholders for the year ended December 31, 2011 is being mailed to all shareholders together with this Proxy Statement. That report should not be regarded as proxy solicitation material or as a part of this Proxy Statement.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S MEETING

Shareholders of CDI are entitled to submit proposals for inclusion in the company’s 2013 proxy statement, to be considered for action at the 2013 Annual Meeting of Shareholders. Proposals so submitted must be received by CDI at its principal executive offices no later than December 11, 2012 and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion. With respect to a shareholder proposal that is not included in CDI’s 2013 proxy statement but which properly comes before the 2013 Annual Meeting of Shareholders, if the company does not receive notice of such proposal at its principal executive offices by February 24, 2013, then the proxy solicited by the Board for the 2013 Annual Meeting of Shareholders may confer discretionary voting authority on the proxy holders with respect to such proposal.

By Order of the Board of Directors

Brian D. Short, Secretary

Dated: April 4, 2012

Philadelphia, Pennsylvania

          APPENDIX A

CDI Corp.

Amended and Restated 2004 Omnibus Stock Plan

Article 1 Purpose of the Plan

The purpose of this Plan is to provide an effective method of compensating employees, consultants and non-employee directors of the Company, to align the interests of such individuals with the interests of the Company’s shareholders and, accordingly, provide financial rewards which will allow the Company to (i) attract and retain management personnel and non-employee directors of outstanding ability, (ii) strengthen the Company’s capability to develop and maintain a highly skilled and motivated management team and Board of Directors, (iii) provide an effective means for selected management personnel and non-employee directors to acquire and maintain ownership of Common Stock, (iv) motivate selected management personnel to achieve long-range performance goals and objectives, and (v) provide incentive compensation opportunities competitive with those of other major corporations.

Article 2 Definitions

The following terms, as used herein, shall have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1. “Account” shall mean the account maintained for a Participant on the books of the Company in which is recorded, as necessary under the Plan, all information related to Awards granted under the Plan.

2.2. “Agreement” shall mean a written or electronic document furnished to a Participant under the Plan that contains the terms and conditions governing any Award granted under the Plan.

2.3. “Award” shall mean a grant of Deferred Stock, Restricted Stock, RSUs, Options, Performance Units, or SARs under the Plan.

2.4. “Board” shall mean the Board of Directors of CDI Corp.

2.5. “Cause” shall be deemed to exist, with respect to a Non-Employee Director, only if the Board determines, in accordance with the Company’s by-laws, that grounds exist for the removal of such Non-Employee Director. Except as otherwise provided in the applicable Agreement, with respect to Eligible Employees and Eligible Consultants, Cause shall have the same meaning as is set forth in the applicable engagement or employment agreement with the Company. If there is no such agreement and Cause is not otherwise defined in the applicable Agreement, then Cause shall mean any of the following:

2.5.1. rendering services while under the influence of alcohol or illegal drugs;

2.5.2. performing any act of dishonesty, other than an act with immaterial consequences, in rendering services to the Company, including, without regard to materiality, falsification of records, expense accounts, or other reports;

2.5.3. conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, or theft;

2.5.4. violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing the Participant from such activities as are essential for the Participant to perform services for the Company;

2.5.5. violation of any of the Company’s policies which provide for termination of employment as a possible consequence of such violation;

2.5.6. engaging in conduct which is injurious (other than to an immaterial extent) to the Company;

2.5.7. the Company’s receipt of reliable information from any source of a Participant’s entering into or intending to enter into competition with the Company; or

2.5.8. refusal to perform such duties as may be delegated or assigned to the Participant, consistent with the Participant’s position, by his or her supervisor.

2.6. “Change in Control” shall mean, unless otherwise provided in the applicable Agreement, any of the following:

2.6.1. any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

2.6.2. any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;

2.6.3. a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

2.6.4. a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

2.7. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.8. “Committee” shall mean the Compensation Committee of the Board.

2.9. “Common Stock” shall mean the common stock, par value of $0.10, of CDI Corp.

2.10. “Company” shall mean, as the context requires, CDI Corp., CDI Corp. and its Subsidiaries, or the individual Subsidiary that employs or retains a Participant. As applied to Non-Employee Directors, Company shall mean CDI Corp., except for purposes of Section 15.6.

2.11. “Date of Exercise” shall mean the date on which notice of exercise of an Option or SAR is delivered in accordance with procedures established by the Committee.

2.12. “Date of Grant” shall mean the date on which the essential terms of an Option or SAR are determined and communicated to the applicable Participant in an Agreement.

2.13. “Deferral Period” shall mean the period during which the receipt of a Deferred Stock Award shall be deferred.

2.14. “Deferred Stock” shall mean Common Stock awarded by the Committee, the delivery of which is subject to a Deferral Period.

2.15. “Disability” shall mean a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

2.16. “Effective Date” shall mean May 3, 2012.

2.17. “Eligible Consultant” shall mean an individual who performs consulting services for the Company as an independent contractor or through a corporation of which the individual is the sole owner, and who is designated as eligible to participate in the Plan, or any part hereof, by the Committee.

2.18. “Eligible Employee” shall mean an employee of the Company, including a member of a group of employees identified by job classification, who has been designated as eligible to participate in the Plan, or any part hereof, by the Committee.

2.19. “Fair Market Value” shall mean the closing price of actual sales of Common Stock on the New York Stock Exchange (“NYSE”) on a given date or, if there are no such sales on such date, the closing price of Common Stock on the NYSE on the last preceding date on which there was a sale. If Common Stock is not then listed on the NYSE, Fair Market Value shall mean (i) the per share closing price on any other U.S. national securities exchanges on which Common Stock is listed, (ii) if not so listed and Common Stock is publically traded on an inter-dealer quotation system, the closing price on such system (or, if deemed appropriate by the Committee, the average of high and low prices) and (iii) if not so listed or traded, as determined by the Committee in compliance with Section 409A of the Code.

2.20. “Fiscal Year” shall mean the fiscal year of the Company, which ends each December 31.

2.21. “Incentive Stock Option” means an Option that meets the requirements of an incentive stock option as defined in Section 422 of the Code and is designated as an Incentive Stock Option in the applicable Agreement.

2.22. “Non-Employee Director” shall mean any member of the Board who is not an employee of the Company.

2.23. “Non-Qualified Option” shall mean an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option in the applicable Agreement.

2.24. “Option” shall mean any stock option granted from time to time under Article 6 of the Plan.

2.25. “Outside Director” shall mean a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3), who is independent within the meaning of applicable NYSE rules and who is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

2.26. “Participant” shall mean an Eligible Employee, an Eligible Consultant or a Non-Employee Director who is designated by the Committee to participate in the Plan, or any part hereof, or to whom an Award is granted.

2.27. “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met when the Award is granted) based upon any, or any combination, of the following, whether measured absolutely or relative to the Company’s peers, market indices or other specified benchmarks: (i) the price of Common Stock, (ii) the market share of the Company or any business unit, division or segment thereof, (iii) sales or growth in sales by the Company or any business unit, division or segment thereof, (iv) earnings measures/ratios (on a gross, net, pre-tax or post-tax basis) of the Company or any business unit, division or segment thereof, including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA), (v) return on shareholder equity of the Company, including total shareholder return, (vi) costs of the

Company or any business unit, division or segment thereof, (vii) cash flow, per-period or cumulative cash flow (including, but not limited to, operating cash flow and free cash flow) or cash flow return on investment of the Company or any business unit, division or segment thereof, (viii) return on total assets of the Company or any business unit, division or segment thereof, (ix) return on invested capital of the Company or any business unit, division or segment thereof, (x) return on net assets of the Company or any business unit, division or segment thereof, (xi) operating income of the Company or any business unit, division or segment thereof, (xii) net income of the Company or any business unit, division or segment thereof, (xiii) net operating profit, after taxes, of the Company or any business unit, division or segment thereof, (xiv) cost of capital, (xv) individual objectives, (xvi) improvement in or attainment of working capital levels, (xvii) debt reduction, (xviii) strategic innovation, including, but not limited to, entering into, substantially completing, or receiving payments under, relating to or deriving from a joint development agreement, licensing agreement or similar agreement; (xix) the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed in this Section 2.27; (xx) balance sheet measurements, such as receivable turnover, (xxi) expense levels, (xxii) debt reduction, (xxiii) gross or direct margin or operating margin, (xxiv) customer or employee satisfaction, or (xxv) such other financial or operating metrics as the Committee may determine, as it relates to the results of operations or other measurable progress of the Company or any business unit, division or segment thereof. The Committee shall have discretion to determine the specific targets with respect to each of these categories. Before any Award conditioned on the achievement of one or more Performance Goals shall be paid or otherwise result in current compensation to a Participant, the Committee shall determine that such Performance Goals have been achieved.

2.28. “Performance Period” shall mean the period of time over which Performance Goals shall be measured as established from time to time by the Committee.

2.29. “Performance Unit” shall mean a book entry unit representing the right to acquire that number of shares of Common Stock or if the Committee so determines, an equivalent amount in cash, equal to the number of units recorded in book entry form (or such greater or lesser number of shares of Common Stock as provided in Section 10.2), provided that the Participant (i) attains the Performance Goals established by the Committee for the applicable Performance Period and (ii) pays any amount required as a condition to the delivery of such Performance Units.

2.30. “Personal Representative” shall mean the person or persons who, upon the death or Disability of a Participant, shall have acquired by will or by the laws of descent and distribution or by other legal proceedings the rights to any Award granted to such Participant.

2.31. “Plan” shall mean the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan.

2.32. “Restricted Stock” shall mean Common Stock that is subject to forfeiture for a specified Restriction Period.

2.33. “Restriction Period” shall mean the period during which Restricted Stock and RSUs are subject to forfeiture.

2.34. “Retainer Fee” shall mean the annual retainer fee payable to Non-Employee Directors for their service as directors of the Company during a Retainer Fee Year. A Retainer Fee does not include attendance or committee fees.

2.35. “Retainer Fee Award” shall mean an Award granted to a Non-Employee Director in full or partial payment of such Non-Employee Director’s Retainer Fee.

2.36. “Retainer Fee Year” shall mean the one year period between consecutive annual meetings of the shareholders of the Company.

2.37. “Retirement” shall mean, unless otherwise defined in the applicable Agreement or another agreement between the Company and the Participant, a Participant’s leaving the employ of the Company on or after the date on which the Participant attains 60 years of age and 20 years of service, or 62 years of age and 15 years of service, or 65 years of age and 5 years of service.

2.38. “RSU” shall mean a restricted stock unit awarded by the Committee, giving the Participant the right to receive, on the settlement date, an amount in cash, shares of Common Stock, shares of Restricted Stock or any combination thereof equal to the Fair Market Value of one share of Common Stock.

2.39. “SAR” shall mean a stock appreciation right awarded by the Committee, giving the Participant the right to receive, upon exercise of the stock appreciation right, the increase in the Fair Market Value of a specified number of shares of Common Stock from the Date of Grant of the stock appreciation right to the Date of Exercise.

2.40. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.41. “Ten Percent Shareholder” shall mean a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

2.42. “Termination Date” shall mean, unless otherwise determined by the Committee, the earliest of the following:

2.42.1. seven years following the Date of the Grant;

2.42.2. the date on which a Participant’s employment or engagement with the Company is terminated by the Company for Cause;

2.42.3. the date 30 days after the date on which a Participant’s employment or engagement with the Company is terminated through the Participant’s resignation or by the Company for reasons other than for Cause;

2.42.4. the date 12 months after the date on which the Participant’s employment or engagement with the Company is terminated through the Participant’s death, Disability or Retirement.

2.43. “Vesting Period” shall mean the period of time which must elapse (i) following the grant of an Option or SAR before that Option or SAR may be exercised, (ii) following the grant of Restricted Stock or RSUs before the applicable restrictions lapse, or (iii) in accordance with the terms of an Agreement as a condition of any right or privilege granted by that Agreement.

Article 3 Participation in the Plan

3.1. An Eligible Employee, Eligible Consultant or Non-Employee Director shall become a Participant in this Plan, or any part hereof, upon designation as a Participant by the Committee, in its sole discretion.

3.2. Designation as a Participant in the Plan, or any part hereof, shall not imply an entitlement to be so designated for any other part of the Plan or at any subsequent time.

Article 4 Administration of the Plan

4.1. The Committee, or a sub-committee thereof, shall administer the Plan. The Committee shall be composed entirely of persons who are Outside Directors.

4.2. The Committee shall have all necessary powers to administer the Plan, including, without limitation, the following:

4.2.1. interpret the Plan, adopt regulations for carrying out the Plan, and make changes in such regulations as it shall, from time to time, deem advisable;

4.2.2. designate, in its sole discretion, Eligible Employees, Eligible Consultants, and Non-Employee Directors as Participants in the Plan, or any part hereof;

4.2.3. determine the type and amount of Awards to be granted to each Participant, taking into account, as relevant from time to time, (i) the competitive forces to which the Company is subject at the time an Award is granted (ii) the Committee’s assessment, derived from publicly available data, of compensation practices of companies of similar size and in similar industries, (iii) the comparative values of the various types of Awards available under the Plan and the Company’s traditional practices with respect to such Awards and the amounts thereof, (iv) the Company’s financial performance as compared to its financial goals for any given period and (v) such other considerations as the Committee shall determine to be relevant under the facts and circumstances then prevailing;

4.2.4. establish the terms and conditions of Awards granted under the Plan and enter into Agreements with Participants;

4.2.5. subject to Section 15.5, determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, Deferred Stock or some combination thereof;

4.2.6. determine the term and vesting schedule of Options, SARs, Restricted Stock and RSUs, and the holding period, if any, applicable to shares of Common Stock received pursuant to the exercise or settlement of an Option, SAR, Restricted Stock or RSU;

4.2.7. determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder;

4.2.8. subject to Section 14.2, grant Awards (other than Incentive Stock Options) that are transferable by the Participant;

4.2.9. determine the effect, if any, of a Change in Control of the Company upon outstanding Awards; provided that, if the effect of any Change in Control would result in payment with respect to an Award that constitutes “deferred compensation” within the meaning of Section 409A of the Code, the Committee shall determine the effect of such potential Change in Control on or before the date on which such Award is granted. Unless otherwise provided in a Participant’s Agreement or employment agreement, the Committee may, in its discretion, upon a Change in Control (i) fully vest all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the excess of the then Fair Market Value of the Common Stock underlying or constituting the Award less the applicable exercise price, if any, (iii) after having given the Award Participant a reasonable chance to exercise any outstanding Options or SARs, terminate any or all of the Award Participant’s unexercised Options or SARs, (iv) if the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards, (v) with respect to any Award the vesting of which is performance-based, make such adjustments to such Award as the Committee deems appropriate, including, without limitation, converting the vesting of the Award from performance-based to time-based vesting or (vi) take such other action as the Committee may determine appropriate to enable Participants to realize the value of their Awards;

4.2.10. determine the Fair Market Value of an Award on any reasonable basis selected by the Committee in its discretion, including, without limitation, determining that the Fair Market Value of an Award is equal to the Fair Market Value of the underlying Common Stock reduced by any payment required to exercise that Award; provided, however, that such determination shall be made in compliance with Section 409A of the Code; and

4.2.11. condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Participant’s achievement of a Performance Goal.

4.3. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned.

4.4. The Committee may, pursuant to a written instruction, delegate specific duties and responsibilities to other named persons; provided, however, that any such delegation may not violate or otherwise contravene any requirement of applicable law or the rules of the NYSE or any national securities exchange or inter-dealer quotation system on which Common Stock is listed or traded, and no executive officer of the Company may be permitted to make, cancel or suspend awards to any officer or director who is subject to Section 16(a) of the Exchange Act or who is a “covered employees” within the meaning of Section 162(m) of the Code. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

Article 5 Common Stock Subject to the Plan

5.1. Not more than 850,000 shares of Common Stock in addition to those provided for under Section 5.2, may be delivered, in the aggregate, pursuant to the Plan on or after the Effective Date (subject to adjustment as provided in Article 12 hereof), of which no more than 850,000 may be issued pursuant to the exercise of Incentive Stock Options. The Common Stock delivered under the Plan may, at the election of the Board, be (i) authorized but previously unissued Common Stock or (ii) Common Stock previously issued and outstanding and reacquired by the Company. Shares of Common Stock tendered in payment of the exercise price or withholding taxes with respect to an Award shall again be available for issuance under the Plan. When an Award is granted, the number of shares of Common Stock subject to such Award shall be reserved for issuance out of the shares of Common Stock remaining available for issuance under the Plan. No individual shall be eligible to receive, in any one calendar year, Awards with respect to more than 750,000 shares of Common Stock (subject to adjustment as provided in Article 12 hereof). Notwithstanding the foregoing, shares of Common Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce the shares available under the Plan, and shares under a stockholder approved plan of an acquired company (adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan’s share reserve (subject to the NYSE listing requirements).

5.2. Effect on Other Plans. As of May 25, 2004, the CDI Corp. 1998 Non-Qualified Stock Option Plan, the CDI Corp. Performance Share Plan and all prior grants of Restricted Stock (the “Prior Plans”) were merged with and into this Plan, all shares of Common Stock authorized for issuance under all of the Prior Plans were made available for issuance under this Plan, and all previously granted Options, Performance Units and shares of Restricted Stock under such Prior Plans were assumed by this Plan, subject to the terms of this Plan and the awards or other agreements pursuant to which such options, Performance Units or shares of Restricted Stock were granted. The number shares of Common Stock that were available for issuance under this Plan immediately prior to the Effective Date shall continue to be available for issuance under this Plan in addition to the shares of Common Stock set forth in the first sentence of Section 5.1. In addition, effective as of the termination of the Company’s Stock Purchase Plan (the “SPP”), all shares of Common Stock reserved for issuance under the SPP shall be available for issuance under this

Plan. This Section 5.2 shall not be construed to limit the term of or otherwise amend adversely to the Participant, any Agreement issued under the terms of any Prior Plan, the SPP or this Plan prior to the Effective Date.

Article 6 Options

6.1. Retainer Fee Awards.

6.1.1. All or a portion of the Retainer Fee payable to Non-Employee Directors may, at the election of the Non-Employee Director, be paid in the form of Restricted Stock, Deferred Stock, RSUs, Options or SARs in accordance with rules adopted by the Board. Prior to the beginning of the calendar year that includes the first day of each Retainer Fee Year, each Non-Employee Director may elect to receive such Awards in lieu of all or a portion of the cash Retainer Fee that such Non-Employee Director would otherwise be paid for his/her service as a Director during such Retainer Fee Year. On the first business day of each Retainer Fee Year, each Non-Employee Director who has made such an election shall be granted an Award having a value equal to the percentage of the Retainer Fee chosen by the Director. Such Retainer Fee Award shall be evidenced by a Retainer Fee Award Agreement.

6.1.2. The Committee may determine from time to time the terms of the Retainer Fee Awards, provided such terms are consistent with the terms of the Plan. Unless otherwise provided in the applicable Retainer Fee Award Agreement: (i) Retainer Fee Awards shall vest upon the completion of the Retainer Fee year for which the Retainer Fee Awards have been granted, (ii) if a Non-Employee Director ceases to be a member of the Board for any reason other than Cause, (A) unvested Retainer Fee Awards shall be forfeited and the portion of the Non-Employee Director’s Retainer Fee earned as of the date of termination that is represented by such forfeited Retainer Fee Awards shall be paid in cash and (B) any vested Retainer Fee Awards that have not been exercised or settled on or prior to the termination of a Non-Employee Director’s service as a Director of the Company shall remain exercisable or be settled in accordance with the terms of the applicable Retainer Fee Award Agreement and (iii) if a Non-Employee Director’s membership on the Board is terminated for Cause, such Non-Employee Director shall (A) immediately forfeit all outstanding Retainer Fee Awards, whether vested or unvested, with no consideration due therefor and (B) be paid, in cash, any Retainer Fees earned but not yet paid through the date of such termination, including any portion of such earned but unpaid Retainer Fees represented by any unvested Retainer Fee Awards forfeited pursuant to this clause (iii).

6.2. Option Grants to Eligible Employees or Eligible Consultants.

6.2.1. The Committee may, from time to time, subject to the provisions of the Plan and such terms and conditions as the Committee may prescribe, grant Options to any Eligible Employee or Eligible Consultant. Options shall be evidenced by Option Agreements. Option Agreements shall state whether the Option is a Non-Qualified Option or an Incentive Stock Option.

6.2.2. The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but shall be not less than the Fair Market Value of a share of Common Stock on the Date of Grant; provided that in the case of a Substitute Award, the exercise price shall be determined in compliance with Section 409A of the Code to preserve the value of the award for which it was substituted as of the date of such substitution. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

6.2.3. The Option Agreements shall specify when and under what terms and conditions an Option may be exercisable. Unless otherwise determined by the Committee, Options granted under the Plan shall not be exercisable after the Termination Date (but the term of an Option shall in no event be greater than five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder). Notwithstanding the foregoing, except in the case of an Incentive Stock Option, if the applicable Termination Date of an Option would otherwise occur during a period in which trading in shares of Common Stock is prohibited by law or the Company’s insider trading policies, then such Option shall remain exercisable until the date that is thirty (30) days following the expiration of such period of prohibition.

6.2.4. Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Option Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by Section 422 of the Code including without limitation, the requirement that no Incentive Stock Option may first become exercisable in any calendar year with respect to Common Stock having a Fair Market Value, on Date of Grant, in excess of $100,000.

6.2.5. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the Date of Exercise: (i) in cash, or, (ii) with the consent of the Committee, with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, (iii) with the consent of the Committee, in whole or in part by the withholding of shares otherwise deliverable upon exercise of the Award or (iv) with the consent of the Committee, in whole or in part in Common Stock valued at Fair Market Value on the Date of Exercise. An Option may be exercised only for a whole number of shares of Common Stock.

Article 7 Stock Appreciation Rights

7.1. A grant of a SAR shall be evidenced by a SAR Agreement. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

7.2. The exercise price of a Tandem SAR shall be the option price under the related Option. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR; provided that in the case of a Substitute Award, the exercise price shall be determined in compliance with Section 409A of the Code to preserve the value of the award for which it was substituted as of the date of substitution.

7.3. A SAR shall entitle the Participant to receive from the Company a payment determined by the Committee at the time of grant but in no event greater than the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the per share exercise price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or in any combination thereof, as the Committee shall determine provided that if payment is to be made other than in cash or unrestricted shares of Common Stock, the Committee’s determination shall be set out in the Award Agreement. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

7.4. SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 6.2.2 and 6.2.3.

Article 8 Deferred Stock

8.1. Grants of Deferred Stock shall be evidenced by Deferred Stock Agreements. Such Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee deems advisable.

8.2. Upon the grant of Deferred Stock to a Participant, the Committee shall direct that the number of shares subject to such grant be credited to the Participant’s Account but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 8.5 hereof. Prior to issuance and delivery, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s Account.

8.3. Unless otherwise provided in the applicable Deferred Stock Agreement, no dividend equivalents shall be paid with respect to Deferred Stock. In the event that the applicable Deferred Stock Agreement provides for the payment of dividend equivalents, at the end of the Deferral Period the Participant will be credited with that number of additional whole shares of Common Stock that can be purchased (based on their Fair Market Value at the end of the Deferral Period) with the sum of the dividends that would have been paid with respect to an equal number of shares of Common Stock between the grant date of such Deferred Stock and the end of the Deferral Period, or, in the Committee’s discretion, the Participant will be paid such amount in cash. Dividend equivalents payable with respect to Deferred Stock that vests only upon the achievement of one or more Performance Goals shall not be paid unless and until such Deferred Stock vests.

8.4. The Committee may condition the grant of Deferred Stock or the expiration of the Deferral Period upon the Participant’s achievement of Performance Goals specified in the Deferred Stock Agreement. If the Participant fails to achieve the specified Performance Goals, the Committee shall not grant the Deferred Stock to the Participant, or the Participant shall forfeit the Deferred Stock and no Common Stock shall be transferred to him.

8.5. The Deferred Stock Agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, Disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period, or any installment thereof, the shares of Deferred Stock applicable to such installment, having been credited to the Account of a Participant, shall then be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Deferred Stock Agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a grant of Deferred Stock or waive the deferral limitations for all or any part of a grant of Deferred Stock.

Article 9 Restricted Stock

9.1. Restricted Stock shall be evidenced by Restricted Stock Agreements. Such Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee deems advisable.

9.2. Upon the grant of Restricted Stock to a Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock subject to such grant be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period. Notwithstanding the foregoing, the Committee may grant Restricted Stock in book entry form.

9.3. Voting and Dividends. During the Restriction Period the Participant shall have the right to vote the shares of Restricted Stock. Unless otherwise provided in the applicable Restricted Stock Agreement, no dividends shall be payable with respect to any Restricted Stock. In the event that the applicable Restricted Stock Agreement provides for the payment of dividends, at such time as Restricted Stock becomes vested hereunder, the Participant will be credited with that number of additional whole shares of Common Stock that can be purchased (based on their Fair Market Value when the Restricted Stock vests) with the sum of the dividends that would have been paid with respect to an equal number of shares of Common Stock between the grant date of such Restricted Stock and the date on which those shares of Restricted Stock vest, or, in the Committee’s discretion, the Participant will be paid such amount in cash. Dividends payable with respect to Restricted Stock that vests only upon the achievement of one or more Performance Goals shall not be paid unless and until the restrictions on such Restricted Stock have lapsed.

9.4. The Committee may, as specified in writing in the relevant Agreement:

9.4.1. condition the grant of Restricted Stock upon the Participant’s achievement of Performance Goals specified in the Restricted Stock Agreement;

9.4.2. condition the vesting of such Restricted Stock upon the Participant’s achievement of Performance Goals specified in the Restricted Stock Agreement; or

9.4.3. accelerate the expiration of an otherwise time-based Restriction Period based on the achievement of Performance Goals specified in the Restricted Stock Agreement.

9.5. The Restricted Stock Agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, Disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed under the Restricted Stock agreement shall lapse with respect to the number of shares specified thereunder, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s Personal Representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

9.6. Grants of Restricted Stock may be made by the Committee under which the Participant shall not be required to make any payment for the Common Stock or, in the alternative, under which the Participant, as a condition to the grant of Restricted Stock, shall pay all (or any lesser amount than all) of the Fair Market Value of the Common Stock to be delivered upon the expiration of the Restricted Period, determined as of the date the Award is made. If the latter, such purchase price shall be paid in cash unless otherwise provided in the applicable Agreement.

Article 10 Performance Units

10.1. Grants of Performance Units shall be evidenced by Performance Unit Agreements. Such Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee deems advisable. At or before granting Performance Units, the Committee shall establish a Performance Period applicable to such Performance Units. During any applicable Performance Period, the Participant shall not be entitled to delivery of a certificate of Common Stock, or any other payment, for the Performance Units applicable to such Performance Period. The Committee may establish different Performance Periods from time to time and each grant may have a different Performance Period, at the discretion of the Committee. Performance Periods, when established for each grant of Performance Units, shall not be changed except as permitted by Article 12.

10.2. Within 90 days following the beginning of each Performance Period (or prior to the expiration of 25% of the Performance Period if it is less than one year), the Committee shall establish written Performance Goals for the Company and its various operating units and Subsidiaries. Those Goals shall be comprised of specified levels of one or more of the performance criteria listed in Section 2.27 as the Committee may deem appropriate. In order to ensure that there is consistency over time in the determination of whether Performance Goals are being satisfied, the Committee may disregard or offset the effect of any extraordinary items, special charges or gains and other unusual and infrequent gains or losses, determined in accordance with generally accepted accounting principles consistently applied; provided that in the case of Awards that are intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, such determinations must be specified in the applicable Agreement (or resolution) within the first 90 days of the Performance Period (or prior to the expiration of 25% of the Performance Period if it is less than one year). The Committee may also restate the results of any prior period to reflect an accounting change becoming effective with or within a Performance Period. Shares of Common Stock may also be delivered to the Participant when Company performance, as measured by one or more of the above criteria, meets or exceeds an objective target established by the Committee. In the case of Awards that are intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee must certify the achievement of the applicable Performance Goals before payment may be made.

10.3. Unless otherwise provided in the Participant’s Performance Unit Agreement, no dividend equivalents shall be paid during the Performance Period with respect to the Common Stock represented by a Performance Unit. In the event that the applicable Performance Unit Agreement provides for the payment of dividend equivalents, such dividend equivalents shall not be paid unless and until the applicable Performance Goals are satisfied, and any such payment may, in the Committee’s discretion, be made in cash or additional shares of Common Stock.

10.4. Unless otherwise provided in the Participant’s Performance Unit Agreement, the following provisions shall apply upon the termination of employment by the Participant:

10.4.1. If a Participant resigns or is terminated for a reason other than as provided below, any Performance Units awarded for a Performance Period that has not been completed shall be canceled; and

10.4.2. If a Participant’s employment terminates due to death, Retirement or Disability, any Performance Units held at the time by the Participant shall remain outstanding, and any shares of Common Stock earned with respect to such Performance Units shall be paid to the Participant, or his or her Personal Representative in the case of the death of the Participant, promptly following the close of the relevant Performance Period, in accordance with the applicable Performance Unit Agreement.

10.5. Grants of Performance Units may be made by the Committee under which the Participant shall not be required to make any payment for the Common Stock or, in the alternative, under which the Participant, as a condition to the grant of Performance Units, shall pay all (or any lesser amount than all) of the Fair Market Value of the Common Stock to be delivered upon satisfaction of the Performance Goal, determined as of the date the Award is made. If the latter, such purchase price shall be paid in cash unless otherwise provided in the applicable Agreement.

10.6. Notwithstanding anything to the contrary herein and unless otherwise provided in the applicable Performance Unit Agreement, and provided that designated Performance Goals for an applicable Performance Period are attained, a Participant shall receive payment with respect to his or her Performance Units on April 1 of the Fiscal Year following the expiration of the applicable Performance Period.

Article 11 Restricted Stock Units

11.1. A grant of an RSU shall be evidenced by an RSU Agreement. Such Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem desirable. An RSU is solely a device for the measurement and determination of amounts to be paid to a Participant under the Plan. RSUs do not constitute shares of Common Stock and shall not be treated as (or giving rise to) property or as a trust of any kind. The right of any Participant with respect to an Award of RSUs shall be no greater than the right of any unsecured creditor of the Company.

11.2. The RSU Agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, Disability, Retirement or other cause) under which the RSUs may be forfeited to the Company.

11.3. Upon the vesting of an Award of RSUs, the Participant shall be entitled to receive an amount equal to the aggregate Fair Market Value of the shares of Common Stock underlying the RSUs at such time. Payment in settlement of such RSUs shall be made in cash, in shares of Common Stock, in shares of Restricted Stock, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines, subject to the applicable restrictions of Section 409A of the Code; provided that if payment is to be made other than in cash or unrestricted shares of Common Stock, the Committee’s determination shall be set out in the Award Agreement.

11.4. Unless otherwise provided in the applicable RSU Agreement, no dividend equivalents shall be paid with respect to RSUs. In the event that the applicable RSU Agreement provides for the payment of dividend equivalents, at the end of the Restriction Period the Participant will be credited with that number of additional whole shares of Common Stock that can be purchased (based on their Fair Market Value at the end of the Restriction Period) with the sum of the dividends that would have been paid with respect to an equal number of shares of Common Stock between the grant date of such RSUs and the end of the Restriction Period, or, in the Committee’s discretion, the Participant will be paid such amount in cash. Dividend equivalents payable with respect to RSUs that vest only upon the achievement of one or more Performance Goals shall not be paid unless and until such RSUs vest.

11.5. Grants of RSUs may be made by the Committee under which the Participant shall not be required to make any payment for the Common Stock payable in settlement of the Award or, in the alternative, under which the Participant, as a condition to the grant of RSUs, shall pay all (or any lesser amount than all) of the Fair Market Value of the Common Stock to be delivered upon the expiration of the Restricted Period, determined as of the date the Award is made. If the latter, such purchase price shall be paid in cash unless otherwise provided in the applicable Agreement.

Article 12 Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a regular cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan, the maximum number of shares that may be subject to Awards to a Participant in any one calendar year and any other adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Article shall, where appropriate, be paid in cash to the Participant. The Committee shall, to the extent deemed equitable or appropriate by the Committee, also make appropriate adjustments in the terms of any Awards under the Plan to reflect such changes, and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods; provided that, in the case of an Award intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, any such modification or change shall be consistent with Code Section 162(m).

Article 13 Effective Date, Termination and Amendment

The Plan shall become effective on May 3, 2012, subject to shareholder approval. The Board shall have the power to amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without shareholder approval which shall: (i) increase (except as provided in Article 12) the total number of shares available for issuance pursuant to the Plan; (ii) change the individuals eligible to be Participants; (iii) modify the maximum number of shares of Common Stock an individual may receive in a calendar year (except as provided in

Article 12); (iv) (except as provided in Article 12) reduce the exercise price of any Option or SAR or cancel any Option or SAR in exchange for another Option or SAR with a lower exercise price or for cash or another Award (other than in connection with a Change in Control); or (v) change the provisions of this Article 13. Termination of the Plan pursuant to this Article 13 shall not affect Awards outstanding under the Plan at the time of termination. Unless earlier terminated by the Board, the Plan shall terminate on May 3, 2022, and no new Awards shall be granted under the Plan thereafter.

Article 14 Transferability

14.1. Except as provided below, Awards may not be pledged, assigned, transferred, or otherwise hypothecated, except by will or by the laws of descent and distribution, and any attempt to do so shall be void and the relevant Award shall be forfeited.

14.2. The Committee may grant Awards (except Incentive Stock Options) that are transferable without consideration by the Participant during his or her lifetime with the approval of the Committee to the Participant’s spouse, parents or lineal descendants (each, a “Family Member”), a trust for the exclusive benefit of the Participant and/or Family Members or a partnership or other entity in which all beneficial owners are the Participant and/or Family Members. In addition, with the approval of the Committee, the Participant may transfer an award, without consideration, to a charitable foundation or other such organization. Such transferee of the Participant shall, in all cases, be subject to the provisions of the Agreement between the Company and the Participant and any additional restrictions as deemed necessary or appropriate by the Committee.

Article 15 General Provisions

15.1. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any employee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the employment of any employee at any time.

15.2. For purposes of this Plan, a transfer of employment between the Company and a Subsidiary of the Company shall not be deemed a termination of employment.

15.3. Tax Withholding. Participants shall be responsible for making appropriate provisions for all taxes, including, without limitation, federal, state, local or foreign income or payroll taxes, required by law to be withheld in connection with any Award, the exercise thereof, and the transfer of shares of Common Stock pursuant to this Plan.

15.3.1. Delivery of Payment. No Common Stock or other payment under this Plan shall be made unless the Participant entitled to such payment has made appropriate provisions in accordance with this Section 15.3, within 60 days of the applicable exercise or settlement date. The Committee may in its discretion permit a Participant to satisfy the Participant’s withholding tax obligations in whole or in part by (i) tendering shares of Common Stock or (ii) having the Company withhold shares otherwise deliverable on exercise or settlement of the Award not in excess of the minimum amount of such required withholding taxes. Failure by a Participant to make such provision within such 60-day period shall constitute agreement by the Participant to have the Company withhold from the payment otherwise to be made hereunder, that number of shares of Common Stock, or any other property to be delivered hereunder, that has a Fair Market Value, on the date of payment, equal to the Participant’s minimum tax obligation. Any dividend or dividend equivalent payable with respect to shares of Common Stock withheld by the Company pursuant to the provisions of this Section 15.3.1 (for example a dividend or dividend equivalent paid with respect to shares having a record date for such dividend within the 60-day period described herein) shall be withheld and applied to the Participant’s withholding obligation either directly or by way of reimbursement to the Company for any such payment.

15.3.2. Dividends and Dividend Equivalents. All dividends, dividend equivalents or other cash payments to be made to any Participant under this Plan shall be paid net of any required withholdings as described in this Section 15.3. To the extent dividends, dividend equivalents or other cash payments are credited to a Participant’s account hereunder, the credit to such Account will be the amount of such dividends, dividend equivalents or other cash payment reduced by the amount of any required withholdings.

15.4. To the extent that Federal laws (such as the Exchange Act, the Code or the Employee Retirement Income Security Act of 1974) do not control, the Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflict of laws thereof, and construed accordingly.

15.5. The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that, except as provided in Article 12, the exercise price of Options and SARs cannot be reduced and Options and SARs cannot be cancelled in exchange for other Options or SARs with a lower exercise price or for cash or another Award (other than in connection with a Change in Control) without shareholder approval. The Committee may amend Awards without the consent of the Participant, except that the Participant’s consent is required for amendments adverse to the Participant.

15.6. Cancellations of Awards and Repayment of Gains. Notwithstanding any provision of this Plan, the Board may, in its sole discretion unless the right to do so has been specifically waived by an Agreement, cancel any outstanding Awards held by a Participant, require the Participant to repay to the Company an amount equal to any gains derived with respect to such Award, or both, if the Board, in its sole discretion, determines that such Participant has entered into or intends to enter into competition with the Company. In addition, notwithstanding any other provision in this Plan to the contrary, any Award that constitutes “incentive-based compensation” within the meaning of Section 10D of the Exchange Act will be subject to forfeiture and claw-back by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

15.7. Shareholder Rights and Privileges. Except as specifically provided herein, or in an applicable Agreement, with respect to the right to vote or to receive dividends, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Award until the issuance of a stock certificate, or equivalent entry on the books of the Company’s transfer agent, to the Participant representing such shares.

15.8. Stock Ownership Requirements. Certain Participants in the Plan shall be required to adhere to the Common Stock ownership requirements specified from time to time by CDI Corp., a copy of which shall be delivered to each such Participant.

15.9. Compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, if: (i) a Participant is entitled to receive any payment under the Plan by reason of his separation from service (as such term is defined in Code Section 409A) other than as a result of his death, (ii) the Participant is a ‘specified employee’ within the meaning of Code Section 409A for the period in which the payment would otherwise be made, and (iii) such payment would otherwise subject the Participant to any tax, interest or penalty imposed under Code Section 409A (or any regulation promulgated thereunder) if such payment would be made within six months of a termination of the Participant’s employment, then such payment shall not be made until the first day which is at least six months after the termination of the Participant’s employment. Furthermore, notwithstanding anything to the contrary herein, the Committee shall not provide for payment under Section 4.2.9 hereof with respect to any Award that constitutes ‘deferred compensation’ within the meaning of Section 409A of the Code upon a Change in Control, unless such Change in Control meets the requirements of a ‘change in control event,’ as set forth in Treasury Regulation §1.409A-3(i)(5).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting date.

INTERNET
http://www.proxyvoting.com/cdi Use the Internet to vote your proxy. Have your proxy card with you when you access the website.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 17576
▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote FOR each of the nominated directors in Proposal 1 and FOR Proposals 2, 3 and 4.	Please mark your votes as	☒
indicated in this example

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. ELECTION OF DIRECTORS The eight nominees are:	☐	☐	☐

01 H. Paulett Eberhart	05 Ronald J. Kozich
02 Michael J. Emmi	06 Anna M. Seal
03 Walter R. Garrison 04 Lawrence C. Karlson	07 Albert E. Smith 08 Barton J. Winokur
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name or number in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve executive compensation	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Proposal to approve the Amended and Restated 2004 Omnibus Stock Plan	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Proposal to ratify the appointment of KPMG LLP as CDI’s independent registered public accounting firm for 2012	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE:	Please sign exactly as name appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer or partner.

Signature	Signature	Date

Your vote is important to us. Please promptly mail back this proxy card or vote online or by phone. See the other side for instructions on how to vote by Internet or telephone.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

‚ FOLD AND DETACH HERE ‚

PROXY	CDI CORP.
1717 Arch Street, 35th Floor Philadelphia, PA 19103-2768

This Proxy is Solicited on Behalf of the Board of Directors

Each shareholder signing this Proxy hereby appoints Brian D. Short and Craig H. Lewis, and each of them acting individually, each with the power to appoint his substitute, as proxies and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of CDI Corp. held of record by the signer on February 27, 2012, at CDI Corp.’s annual meeting of shareholders to be held on May 3, 2012, or any adjournments or postponements thereof. In the event that any other matter may properly come before the meeting or any adjournment or postponement thereof, the named proxies are each authorized to vote upon such matter at their discretion. Each shareholder signing this Proxy acknowledges receipt of the Proxy Statement dated April 4, 2012 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of CDI Corp. gives notice of such revocation.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION TO THE BOARD OF DIRECTORS OF ALL EIGHT NOMINEES LISTED IN PROPOSAL ONE ON THE REVERSE SIDE HEREOF, AND FOR PROPOSALS TWO, THREE AND FOUR. WITH RESPECT TO ANY OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS THE NAMED PROXIES SHALL DECIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be signed on the other side)	WO# 17576